     As filed with the Securities and Exchange Commission on June 20, 1996
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ---------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            ---------------------

                      INLAND MONTHLY INCOME FUND III, INC.
        (Exact name of registrant as specified in governing instruments)

                            ---------------------

                             2901 Butterfield Road
                           Oak Brook, Illinois  60521
                    (Address of principal executive offices)

                              Robert H. Baum, Esq.
                      Inland Monthly Income Fund III, Inc.
                             2901 Butterfield Road
                           Oak Brook, Illinois  60521
                    (Name and address of agent for service)

                        With a copy of communication to:
                            Michael J. Choate, Esq.
                         Shefsky Froelich & Devine Ltd.
                     444 North Michigan Avenue, Suite 2400
                            Chicago, Illinois  60611

                            ---------------------

    Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                                     Proposed
                                                                   Proposed           maximum
           Title of each class of               Amount             maximum           aggregate                  Amount of
              securities being                  being          offering price         offering                 registration
                 registered                  registered           per Share            price                       fee
- ---------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value . . . . . .      10,000,000          $10.00         $100,000,000                 $34,482.76
 Common Stock, $.01 par value (1). . . . .      1,000,000            9.05            9,050,000                   3,120.69
 Common Stock, $.01 par value (2). . . . .        375,000           12.00            4,500,000                   1551.72
 Soliciting Dealer Warrants(3) . . . . . .        125,000           .0008                  100                     0.03
 Soliciting Dealer Warrants(4) . . . . . .        250,000           .0008                  200                     0.07
===========================================================================================================================

(1) Shares which may be issued pursuant to the Registrant's Distribution Reinvestment Program.
(2) Represents 125,000 and 250,000 shares of common stock which are issuable upon exercise of warrants issuable to Inland Securities Corporation or its assignees pursuant to Warrant Purchase Agreements dated October 14, 1994 and August __, 1996, respectively.
(3) Represents Warrants to purchase 125,000 shares of common stock which were to be but have not been issued to Inland Securities
         Corporation or its assignees pursuant to the Warrant Purchase Agreement dated October 14, 1994.
(4) Represents Warrants to purchase 250,000 shares of common stock issuable to Inland Securities Corporation or its assignees pursuant to the Warrant Purchase Agreement dated August __, 1996.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                      Inland Monthly Income Fund III, Inc.
                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K


                                                    LOCATION OR HEADING
            ITEM NUMBER AND CAPTION                 IN REGISTRATION STATEMENT
            -----------------------                 -------------------------
 1.         Forepart of Registration                Registration Statement Cover Page and Prospectus Cover
            Statement and Outside Front             Page
            Cover Page of Prospectus

 2.         Inside Front and Outside Back           Inside Front Cover Page of Prospectus; Outside Back Cover
            Cover Pages of Prospectus               Page of Prospectus

 3.         Summary Information, Risk               Prospectus Cover Page; Prospectus Summary;  Compensation
            Factors and Ratio of Earnings           Table; Risk Factors; Conflicts of Interest; Plan of
            to Fixed Charges                        Distribution

 4.         Determination of Offering Price         Not Applicable

 5.         Dilution                                Not Applicable

 6.         Selling Security Holders                Not Applicable

 7.         Plan of Distribution                    Cover Page; Prospectus Summary; Plan of Distribution;
                                                    Distribution Reinvestment and Share Repurchase Programs

 8.         Use of Proceeds                         Estimated Use of Proceeds of Offering

 9.         Selected Financial Data                 Selected Financial Data

10.         Management's Discussion and             Capitalization; Management's Discussion and Analysis of
            Analysis of Financial Condition         Financial Condition and Results of Operations
            and Results of Operations

11.         General Information as to               Prospectus Summary; Prior Performance of the Company's
            Registrant                              Affiliates; Management; Summary of the Organizational
                                                    Documents; Prior Performance Tables

12.         Policy with Respect to Certain          Risk Factors; Conflicts of Interest; Investment Objectives
            Activities                              and Policies; Real Property Investments; Summary of the
                                                    Organizational Documents; Reports to Stockholders

13.         Investment Policies of                  Risk Factors; Conflicts of Interest; Investment Objectives
            Registrant                              and Policies; Real Property Investments; Summary of the
                                                    Organizational Documents

14.         Description of Real Estate              Investment Objectives and Policies; Real Property Investments

                                                    LOCATION OR HEADING
            ITEM NUMBER AND CAPTION                 IN REGISTRATION STATEMENT
            -----------------------                 -------------------------

15.         Operating Data                          Prior Performance of the Company's Affiliates; Prior
                                                    Performance Tables

16.         Tax Treatment of Registrant and         Risk Factors; Federal Income Tax Considerations; ERISA
            Its Security Holders                    Considerations

17.         Market Price of and                     Risk Factors
            Distributions on the
            Registrant's Common Equity and
            Related Stockholder Matters

18.         Description of Registrant's             Description of Securities
            Securities

19.         Legal Proceedings                       Not Applicable

20.         Security Ownership of Certain           Capitalization
            Beneficial Owners and
            Management

21.         Directors and Executive                 Management
            Officers

22.         Executive Compensation                  Compensation Table; Management

23.         Certain Relationships and               Conflicts of Interest; Management; Investment Objectives
            Related Transactions                    and Policies; Real Property Investments

24.         Selection, Management and               Prospectus Summary; Investment Objectives and Policies;
            Custody of Registrant's                 Real Property Investments
            Investments

25.         Policies with Respect to                Conflicts of Interest; Investment Objectives and Policies;
            Certain Transactions                    Summary of the Organizational Documents

26.         Limitations of Liability                Fiduciary Responsibility of Directors and the Advisor;
                                                    Indemnification

27.         Financial Statements and                Index to Financial Statements
            Information

28.         Interests of Named Experts and          Legal Matters; Experts
            Counsel

                                                    LOCATION OR HEADING
            ITEM NUMBER AND CAPTION                 IN REGISTRATION STATEMENT
            -----------------------                 -------------------------
29.         Disclosure of Commission                Fiduciary Responsibility of Directors and the Advisor;
            Position on Indemnification for         Indemnification; Plan of Distribution
            Securities Act Liabilities

                             PRELIMINARY PROSPECTUS
                   SUBJECT TO COMPLETION; DATED JUNE 20, 1996

                      INLAND MONTHLY INCOME FUND III, INC.

$10.00 PER SHARE                                   MINIMUM PURCHASE - 300 SHARES
                                            (100 SHARES FOR TAX-EXEMPT ENTITIES)

         Inland Monthly Income Fund III, Inc. (the "Company"), a Maryland corporation which intends to do business under the designation Inland Real Estate Corporation upon commencement of this Offering (as defined below), is an infinite- life real estate investment trust (a "REIT"), formed in 1994 to invest in Neighborhood Retail Centers located primarily within a 150-mile radius of its headquarters in Oak Brook, Illinois as well as single-user retail properties located throughout the United States. As of the date of this Prospectus, the Company owns ten properties, including nine Neighborhood Retail Centers and one single-user retail property. The Company intends to use the Net Proceeds of this Offering (after funding of appropriate working capital reserves) to acquire additional properties. The Company has a commitment to purchase, subject to completion of due diligence, an additional single-user retail property, which will be purchased on an all cash basis, if at all.
There can be no assurance that this property will be acquired. See "Investment Objectives and Policies" and "Real Property Investments."

         All of the shares of the Company's common stock, $.01 par value per share (the "Common Stock" or "Shares"), offered hereby are being sold by the Company. Of the 11,000,000 Shares being offered, 1,000,000 Shares are available only to Stockholders who purchased Shares in the Company's prior offering or who purchase Shares in this Offering (as defined below) and are participating in the Company's Distribution Reinvestment Program (the "DRP"). The Shares are being offered on a "best efforts" basis. The Company's day-to-day operations will be managed by Inland Real Estate Advisory Services, Inc. (the "Advisor"). Capitalized terms used in this Prospectus and not defined in the text are defined in the "Glossary."

         AN INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 16. THESE RISKS INCLUDE:

    - As there is currently no public trading market for the Shares and no assurance exists that one will develop, an investor may be unable to liquidate his investment on favorable terms, if at all. An investment in the Shares is, therefore, suitable only for those able to make a long-term investment. (PAGE 16)
    - As of the date of this Prospectus, the Company owned nine Neighborhood Retail Centers and one single-user retail property and had approximately $_________ available for acquisition of additional properties. The Company also intends to use the Net proceeds of this Offering (after funding of appropriate working capital reserves) to acquire additional properties. Although the Company intends to purchase properties, whenever possible, on an all cash basis, the Company utilized financing to acquire seven of its ten properties.
         The Company has a commitment to purchase, subject to completion of due diligence, an additional single-user retail property, on an all cash basis; however, there can be no assurance that this property will be acquired. The Company has not specified any additional properties in which to invest. (PAGE 16)
    - The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. The Company will pay the Advisor and its Affiliates substantial fees for rendering such services. (PAGE 20)
    -    No person may own more than 9.8% of the Shares.  (PAGE 24)
    - Affiliates of the Advisor are engaged in similar real estate activities which subject them to various conflicts of interest in their management of the operations of the Company. Such conflicts include competition for the time and services of Affiliates of the Advisor, receipt by the Advisor and its Affiliates of compensation from the Company for their various services and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's current interests. (PAGE 19)
    - The Company has incurred indebtedness secured by certain of its properties and may incur additional indebtedness on its existing properties or properties to be acquired in the future. Defaults on such indebtedness could cause the Company to lose its investment in such properties. (PAGE 17)

=========================================================================================================================
                                                                                  Selling                Proceeds to
                                                    Price to Public           Commissions (1)           Company (2)(3)
- -------------------------------------------------------------------------------------------------------------------------
Per Share                                           $             10          $         .70            $           9.30
Minimum Purchase 300 Shares                         $          3,000          $         210            $          2,790
Total Maximum if 11,000,000 Shares Sold             $    109,050,000          $   7,000,000            $    102,050,000

=========================================================================================================================


   The date of this Prospectus is August __, 1996.    (cover page continued)

(1) The Shares are being offered on a "best efforts" basis. The Company will pay Inland Securities Corporation, an Affiliate of the Advisor (the "Dealer Manager") selling commissions equal to up to seven percent (7%) of the Gross Offering Proceeds and will issue a warrant to purchase one Share during the Exercise Period at $12.00 per share for every 40 Shares sold (the "Soliciting Dealer Warrants"), all or a part of which compensation may be retained or reallowed to the Soliciting Dealers unless prohibited by either federal or state securities laws. See "Description of Securities - Soliciting Dealer Warrants" regarding additional terms of the Soliciting Dealer Warrants. The Dealer Manager also will receive a marketing contribution and due diligence expense allowance fee equal to 2.5% of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. Certain volume discounts may be given on orders of 25,000 Shares or more and Soliciting Dealers may, in their discretion, request that the Company pay them less than the maximum permitted compensation in respect of the sale of Shares in which event the amounts not paid as commissions will be retained by the Company.

(2) Before deducting Organization and Offering Expenses which will be charged to the Company, estimated at $5,771,500 if 11,000,000 Shares (the "Maximum Offering") are sold. If the aggregate of all Organization and Offering Expenses, including selling commissions and the marketing contribution and due diligence expense allowance fee, exceeds 15% of the Gross Offering Proceeds, the Advisor will pay such excess expenses.

(3) Participation in the DRP is limited to those investors who purchased Shares in the Prior Offering or who purchase Shares pursuant to this Offering. Participants may purchase Shares net of selling commissions and the marketing contribution and due diligence expense allowance fee ($9.05 per Share). All Shares issued pursuant to the DRP will be registered.

         The Shares offered hereby (the "Offering") will be sold by the Dealer Manager and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate on or before __________, 1998. Subscription proceeds received from investors will be held in escrow by the Escrow Agent, pending release to the Company. As no minimum offering amount has been specified, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THE COMPANY IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND, THEREFORE, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIONS PROVIDED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS PROHIBITED.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICIATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                                                             (end of cover page)

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ORGANIZATIONAL CHART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Investment Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Company Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Risks of Real Estate Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Tax Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         ERISA Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ESTIMATED USE OF PROCEEDS OF OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

WHO MAY INVEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

COMPENSATION TABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Nonsubordinated Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Subordinated Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Competition for the Time and Service of the Advisor and Affiliates . . . . . . . . . . . . . . . . . . . . .  37
         Process for Resolution of Conflicting Opportunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Acquisition from Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior
                 Business Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Property Management Services are being Rendered by an Affiliate of the Advisor . . . . . . . . . . . . . . .  38
         Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates  . . . . . . . . . . .  38
         Non-Arm's-Length Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Legal Counsel for the Company and the Advisor is the Same Law Firm . . . . . . . . . . . . . . . . . . . . .  39
         Inland Securities Corporation is Participating as Dealer Manager in the Sale of the Shares . . . . . . . . .  39
         The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties
                 with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
                          THE ADVISOR; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  40
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Limitation of Liability and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Defenses Available . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Prior Investment Programs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42



         Summary Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Publicly Registered Limited Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Private Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Private Placement Real Estate Equity Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Private Placement Mortgage and Note Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Loan Modifications and Work-Outs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Effects of Property Exchanges on Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Committees of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         The Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         The Advisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         The Management Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Other Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Independent Director Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

INVESTMENT OBJECTIVES AND POLICIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Types of Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Acquisition Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Description of Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Property Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Sale or Disposition of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Change in Investment Objectives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Certain Investment Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Return of Uninvested Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Additional Offerings and Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Other Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

REAL PROPERTY INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         The Walgreens/Decatur Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         The Eagle Crest Shopping Center  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         The Montgomery-Goodyear Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         The Hartford/Naperville Plaza Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         The Nantucket Square Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Antioch Plaza  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         The Mundelein Plaza Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Regency Point Shopping Center  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90




         Prospect Heights Plaza . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Montgomery-Sears . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Proposed Property Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

PRINCIPAL STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                    THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS   . . . . . . . . . . . . . . .  98
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Subsequent Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Inflation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Impact of Recent Accounting Pronouncements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         Taxation of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         Taxation of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Other Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
         Soliciting Dealer Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         Issuance of Additional Securities and Debt Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

SUMMARY OF THE ORGANIZATIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
         Certain Article and Bylaw Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         Stockholders' Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         Stockholder Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         Stockholder Lists; Inspection of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
         Amendment of the Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         Dissolution or Termination of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         Advance Notice of Director Nominations and New Business  . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         Restrictions on Certain Conversion Transactions and Roll-Ups . . . . . . . . . . . . . . . . . . . . . . . . 121
         Limitation on Total Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         Restrictions on Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         Restrictions on Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         Escrow Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         Advisor Capital Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         Subscription Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         Determination of Investor Suitability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
         Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128




         Volume Discounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
         Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130

HOW TO SUBSCRIBE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131

SALES LITERATURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
         Distribution Reinvestment Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
         Share Repurchase Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133

REPORTS TO STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 134

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136

GLOSSARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-i

PRIOR PERFORMANCE TABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

DISTRIBUTION REINVESTMENT PROGRAM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

SUBSCRIPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1

                               PROSPECTUS SUMMARY

         The following is a summary intended solely to supply pertinent facts and highlights from the material contained in the body of the Prospectus. More detailed information may be found in the remainder of the Prospectus.

THE COMPANY                       As of the date of this Prospectus, the
                                  Company owns and operates nine Neighborhood
                                  Retail Centers (as hereinafter defined) and one single-user retail property. The Company intends to acquire additional existing
                                  Neighborhood Retail Centers which will be located primarily within an approximate
                                  150-mile radius of its headquarters in Oak
                                  Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters. The
                                  Company also may acquire single-user retail properties located throughout the United
                                  States. Certain of the single-use retail properties may be acquired in sale and leaseback transactions in which creditworthy tenants enter into triple-net leases with the Company. See "Real Property Investments."
                                  As of the date of this Prospectus, the
                                  Company had approximately $__________
                                  available for acquisition of additional
                                  properties. The Company has a commitment to purchase, subject to completion of due diligence, an additional single- user retail property, on an all cash basis, for $2,455,000. There can be no assurance that this property will be acquired. See "Real
                                  Property Investments."

                                  The Company's primary business objective is to enhance the performance and value of its properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

                                  Acquisitions:

                                  -        Selectively acquire well-located
                                           Neighborhood Retail Centers, as well
                                           as single-user retail properties,
                                           net leased by creditworthy tenants.

                                  -        Whenever possible, acquire
                                           properties on an all-cash basis,
                                           which provides the Company with a
                                           competitive advantage over potential
                                           purchasers who must secure
                                           financing.  If it is in the best
                                           interest of the Company, the Company
                                           will, in certain instances,  acquire
                                           properties subject to existing
                                           indebtedness.  The Company utilized
                                           financing to acquire seven of the
                                           ten properties owned by it as of the
                                           date of this Prospectus.  The
                                           financing for five of the properties
                                           was obtained from an Affiliate and
                                           was retired within 90 days of the
                                           date of acquisition.  See "Real
                                           Property Investments."

                                  Operations:

                                  -        Actively manage costs and minimize
                                           operating expenses by centralizing
                                           all management, leasing, marketing,
                                           financing, accounting, renovation
                                           and data processing activities.

                                  -        Improve rental income and cash flow
                                           by aggressively marketing rentable
                                           space.

                                  -        Emphasize regular maintenance and
                                           periodic renovation to meet the
                                           needs of tenants and to maximize
                                           long-term returns.

                                  -        For Neighborhood Retail Centers,
                                           maintain a diversified tenant base,
                                           consisting primarily of retail
                                           tenants providing consumer goods and
                                           services.


                                  - Subsequent to the acquisition of the properties, incur mortgage indebtedness, when favorable financing terms are available, to allow the Company to acquire additional properties and increase the Company's cash flow.

                                  The Company is a Maryland corporation which filed an election with its tax return to be treated as a real estate investment trust ("REIT") for the year ended December 31, 1995. See, generally "Federal Income Tax Considerations." The Company is located at 2901 Butterfield Road, Oak Brook, Illinois 60521 (708) 218-8000.



SHARES OUTSTANDING                _____ Shares (including ____ Shares purchased
BEFORE OFFERING                   under the Company's Dividend Reinvestment
                                  Program (the "DRP") and 20,000 Shares
                                  purchased by the Advisor) as of the date of
                                  this Prospectus.  The Company sold
                                  [6,000,000] Shares (net of _____ Shares
                                  repurchased by the Company as of the date of
                                  this Prospectus pursuant to the Share
                                  Repurchase Program) in a "best efforts"
                                  offering that commenced on October 14, 1994
                                  and was completed on August ___, 1996, at a
                                  price of $10 per Share (the "Prior
                                  Offering").   See "Principal Stockholders."


SHARES OUTSTANDING                _____ Shares (including ____ Shares purchased
POST OFFERING                     under the DRP as of the date of this
                                  Prospectus, but not including the 1,000,000
                                  Shares available for sale under the DRP or up to _____ Shares issuable upon exercise of the Soliciting Dealer Warrants issued in connection with the Prior Offering and to be issued in connection with this Offering
                                  (assuming the Maximum Offering is sold) or options granted under the Company's Stock
                                  Option Plan (as of the date of this
                                  Prospectus, Options to purchase 10,000 Shares were issued and outstanding)).

TERMS OF THE OFFERING             The Company is offering 11,000,000 shares of
                                  common stock, $.01 par value per share (the
                                  "Shares"), of which 1,000,000 Shares are available only to Stockholders who purchased Shares in the Company's Prior Offering (which was completed on August ___, 1996) or who purchase Shares in this Offering and who participate in the DRP. The Company is offering its Shares for sale on a "best efforts" basis, which means that the securities dealers participating in the
                                  Offering are under no obligation to purchase any Shares and, therefore, no specified amount is guaranteed to be raised.
                                  Subscribers for Shares must purchase a
                                  minimum of 300 Shares ($3,000), except that, a minimum of 100 Shares ($1,000) may be purchased by Tax-Exempt Entities (as defined herein). See "Who May Invest." The Offering is being made by Inland Securities
                                  Corporation (the "Dealer Manager") and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD").
                                  The Offering will terminate no later than August ___, 1998 (the "Termination Date").

                                  Subscribers' funds will be forwarded to
                                  LaSalle National Bank, N.A., as escrow agent. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company. See "Plan of Distribution-- General" and "--Escrow Conditions."

RISK FACTORS                      Investment in the Shares involves risks which
                                  are described in detail in the "Risk Factors" section of the Prospectus, which begins on page 16. The following is a summary of the risks which the Company believes are most relevant to an investment in the Shares.

                                  Investment Risks:

                                  - There is currently no public trading market for the Shares and no assurance that one will develop; therefore, the Shares constitute an illiquid investment.

                                  -        As of the date of this Prospectus,
                                           the Company owned nine Neighborhood
                                           Retail Centers and one single-user
                                           retail property, and had
                                           approximately $_____ available for
                                           additional acquisitions.  The
                                           Company has committed to purchase,
                                           subject to completion of due
                                           diligence, an additional single-user
                                           retail property for $2,455,000.
                                           There can be no assurance that this
                                           property will be acquired.  The
                                           Company has not specified any
                                           additional properties for
                                           acquisition.

                                  -        The Eagle Crest Shopping Center and
                                           the Walgreens/Decatur property were
                                           acquired by the Company from Inland
                                           Property Sales, Inc., an Affiliate.
                                           Acquisitions from Affiliates may be
                                           on terms less favorable to the
                                           Company than arm's-length
                                           transactions and may result in
                                           concessions as to price or otherwise
                                           which will have a negative effect on
                                           the value of the

                                           Shares.  The Company will compete
                                           for the acquisition of properties
                                           with many other entities engaged in
                                           real estate investment activities,
                                           some of which have greater resources
                                           than the Company, which may result
                                           in the Company being unable to
                                           acquire certain desirable properties
                                           and have an adverse impact on Share
                                           value.

                                  -        Acquisition of Neighborhood Retail
                                           Centers (but not single-user retail
                                           properties) is primarily limited to
                                           the approximate 150-mile radius
                                           surrounding the Advisor's
                                           headquarters in Oak Brook, Illinois.
                                           Adverse economic conditions
                                           affecting that area could adversely
                                           affect the Company's ability to
                                           acquire, lease and dispose of such
                                           properties, the amount of
                                           Distributions paid and the value of
                                           the Shares.

                                  -        If the Company defaults on any
                                           secured indebtedness, the lender may
                                           foreclose and the Company could lose
                                           its investment in the properties
                                           securing such loan and the value of
                                           the Shares would decrease.

                                  -        To satisfy certain requirements for
                                           qualification as a REIT for federal
                                           income tax purposes, no person may
                                           own, or be deemed to own by virtue
                                           of the attribution provisions of the
                                           Code (as defined herein), more than
                                           9.8% of the Shares.  Such
                                           limitations may have an
                                           anti-takeover effect and may further
                                           limit the liquidity and value of the
                                           Shares.

                                  -        Although the Company has a working
                                           capital reserve of approximately
                                           $_______________ (equal to 1% of the
                                           gross offering proceeds from the
                                           Company's Prior Offering) and
                                           intends to supplement its working
                                           capital with an additional 1% of the
                                           Gross Offering Proceeds from this
                                           Offering, these amounts may be
                                           insufficient to meet the
                                           unanticipated cash needs of the
                                           Company and the Company may have to
                                           obtain financing from either
                                           affiliated or unaffiliated sources.
                                           Additional financing likely would
                                           decrease the cash available to pay
                                           Distributions.

                                  -        Under certain circumstances, the
                                           Company may borrow funds to maintain
                                           operations of one or more of the
                                           Company's properties or enable it to
                                           maintain its REIT status.  Borrowing
                                           increases the Company's business
                                           risks since debt service increases
                                           the expenses of operations and
                                           decreases cash available to pay
                                           Distributions.

                                           Company Risks:

                                  -        Two of the ten properties owned by
                                           the Company as of the date of this
                                           Prospectus have been acquired from
                                           an Affiliate. Acquisitions from
                                           Affiliates may be on terms less
                                           favorable to
                                           the Company than properties acquired
                                           in arm's-length transactions and may
                                           result in concessions as to price or
                                           otherwise which could have a
                                           negative effect on the value of the
                                           Shares.

                                  -        Conflicts of interest between the
                                           Company and its Affiliates, such as
                                           competition for the time and
                                           services of the Advisor and its
                                           Affiliates, receipt by the Advisor
                                           and its Affiliates of compensation
                                           from the Company for their various
                                           services and the possibility that
                                           the Company may do business with
                                           entities that have pre-existing
                                           relationships with the Advisor or
                                           its Affiliates which results in a
                                           conflict between the ongoing
                                           business relationship of the Advisor
                                           or its Affiliates and the Company's
                                           current interests.  Such conflicts
                                           may have an adverse effect on
                                           operations and thus, on the value of
                                           the Shares.

                                  -        The success of the Company will
                                           depend to a large extent on the
                                           quality of management provided by
                                           the Advisor and its Affiliates.
                                           Since January 1, 1985, Affiliates of
                                           the Advisor have sponsored 77
                                           programs.  Certain programs
                                           sponsored or managed by Affiliates
                                           of the Advisor have experienced
                                           setbacks during the course of
                                           business, including commercial
                                           tenant defaults or move- outs,
                                           unfavorable changes in the tax laws
                                           and higher than expected vacancies
                                           as apartment markets weakened.
                                           These negative events have had the
                                           effect of reducing the benefits
                                           which investors in those programs
                                           would have received.  The degree of
                                           impact these negative events have
                                           had on the ability of the affected
                                           programs to attain their original
                                           investment objectives varies by
                                           program.  See "Prior Performance of
                                           the Company's Affiliates" and "Prior
                                           Performance Tables."

                                  -        The Advisor and its Affiliates will
                                           receive substantial fees and
                                           payments for services rendered to
                                           the Company whether or not
                                           Stockholders receive Distributions.

                                  -        The Directors may authorize the
                                           issuance of shares or other
                                           securities in addition to Shares
                                           issued pursuant to this Offering,
                                           thereby resulting in dilution of the
                                           equity of the Stockholders.

                                  -        The Company's Articles, in most
                                           cases, require a vote of only a
                                           majority of the Stockholders on
                                           those matters on which Stockholders
                                           are required to vote.  Therefore,
                                           all Stockholders, including those
                                           not voting with the majority, will
                                           be bound by the vote of the
                                           Stockholders owning a majority of
                                           the outstanding Shares.

                                  Risks of Real Estate Ownership:

                                  -        All equity real estate investments
                                           are subject to some degree of
                                           general economic risks, including
                                           lease defaults, which could
                                           adversely affect income, cash
                                           available for Distributions and
                                           property value.  Stockholders can
                                           expect to bear this risk in
                                           proportion to the number of Shares
                                           held.

                                  -        Adverse trends for the property
                                           types to be acquired by the Company
                                           or adverse economic developments in
                                           general or within the Chicago
                                           metropolitan area in particular
                                           could have an adverse effect on the
                                           Company's operations and the value
                                           of the Shares could decrease.

                                  -        Future violation of environmental
                                           and other governmental regulations
                                           could result in substantial
                                           expenditures by, or damages to, the
                                           Company and decrease the cash
                                           available to pay Distributions.

                                  -        Unanticipated renovation or
                                           remodeling costs incurred to
                                           re-lease the Company's properties
                                           could reduce the cash available to
                                           pay Distributions.

                                  Tax Risks:

                                  -        The Company's ability to qualify as
                                           a REIT involves the application of
                                           technical and highly complex
                                           provisions of the Internal Revenue
                                           Code of 1986, as amended (the
                                           "Code") to various factual matters
                                           and circumstances which are often
                                           not within the Company's control.
                                           The Company's qualification as a
                                           REIT depends upon its ability to
                                           meet, through actual operations,
                                           various tests imposed by the Code,
                                           and there can be no assurance that
                                           operating results will allow the
                                           Company to satisfy the Code
                                           requirements.  In addition, the
                                           actions and transactions the Company
                                           will undertake to maintain its REIT
                                           status may not produce the highest
                                           economic profit.  For example, the
                                           Company does not intend to sell any
                                           property as inventory property even
                                           if so structuring sales would
                                           produce higher profit.

                                  -        If the Company loses its REIT
                                           status, its Distributions will not
                                           be deductible, thereby increasing
                                           its tax liability and substantially
                                           reducing the funds available for
                                           distribution to Stockholders.  Such
                                           federal income tax liability could
                                           force the Company to borrow funds,
                                           liquidate certain of its investments
                                           or take other steps which could
                                           adversely affect its operations and
                                           the value of the Shares.

                                  -        Shefsky Froelich & Devine Ltd.
                                           ("Counsel") has rendered its opinion
                                           that, based on certain
                                           representations of the Company as
                                           described throughout the Prospectus
                                           regarding the operations of the
                                           Company, the Company has been
                                           organized in conformity with the
                                           requirements for qualifications as a
                                           REIT beginning with its taxable year
                                           ending December 31, 1995, and that
                                           its proposed method of operation has
                                           enabled and will enable the Company
                                           to satisfy the REIT Requirements,
                                           and that distributions to certain
                                           qualified organizations will not
                                           produce unrelated business taxable
                                           income ("UBTI") so long as the
                                           Company is not a "Pension-Held
                                           REIT."  See "Federal Income Tax
                                           Considerations" and "ERISA
                                           Considerations."  The opinion of
                                           Counsel represents its legal
                                           judgment based on the law in effect
                                           as of the date of this Prospectus,
                                           is not binding on the Internal
                                           Revenue Service (the "Service") and
                                           could be subject to modification or
                                           withdrawal based on future
                                           legislative, judicial or
                                           administrative changes to the
                                           federal income tax laws (or the
                                           interpretation thereof) which could
                                           be applied retroactively.
                                           Stockholders could sustain a
                                           decrease in the value of their
                                           Shares if such changes occur.

                                  ERISA Risks:

                                  -        In deciding whether to purchase
                                           Shares, each fiduciary of an
                                           employee benefit plan subject to
                                           ERISA, in consultation with its
                                           advisors, should carefully consider
                                           its fiduciary responsibilities under
                                           ERISA, the prohibited transaction
                                           rules of ERISA and the Code, the
                                           UBTI consequences and the effect of
                                           the "plan asset" regulations issued
                                           by the Department of Labor.  See
                                           "ERISA Considerations."

                                  Should the Company be unable to effectively manage the impact of these risks, the Company's ability to meet its investment objectives will be impaired and, therefore, the benefits to the Stockholders from their investment in the Company will be reduced. See "Risk Factors" and "Prior Performance of the Company's Affiliates."

INVESTMENT OBJECTIVES
AND POLICIES                      The Company's investment objectives are to:

                                  -        Provide regular Distributions to
                                           Stockholders in amounts which may
                                           exceed the Company's taxable income,
                                           particularly in the early years of
                                           the Company's operations, given the
                                           non-cash nature of depreciation
                                           expense and, to such extent, will
                                           constitute a tax-deferred return of
                                           capital.  In order for the Company
                                           to maintain its REIT status, the
                                           Company must make Distributions
                                           equal to not less than 95% of the
                                           its REIT taxable income.  To the
                                           extent Distributions to Stockholders
                                           exceed taxable income, such
                                           Distributions would constitute a
                                           return of capital and would be
                                           sheltered from current taxation for
                                           taxable Stockholders.  This
                                           return of capital, however, will
                                           reduce a Stockholder's tax basis
                                           in his Shares, which will result in
                                           more taxable gain upon any sale or
                                           exchange of Shares than would have
                                           occurred absent a return of capital.
                                           Depreciation deductions, however,
                                           will decrease the Company's tax
                                           basis in its properties, thereby
                                           increasing the Company's taxable
                                           income when the properties are sold,
                                           thereby increasing the amount of
                                           Distributions needed to maintain
                                           compliance with the REIT
                                           Requirements.  As long as the
                                           Company qualifies as a REIT, it
                                           generally will not be taxed to the
                                           extent of the Distributions it pays
                                           to Stockholders;

                                  - Provide a hedge against inflation by entering into leases which provide for scheduled rent escalations or participation in the growth of tenant sales designed to provide increased Distributions and capital appreciation through increases in the value of the Company's properties; and

                                  -        Preserve Stockholders' capital by
                                           selectively acquiring well-located
                                           Neighborhood Retail Centers and
                                           single-user retail properties on an
                                           all-cash basis, whenever possible.
                                           If it is in the best interest of the
                                           Company, the Company will, in
                                           certain instances, utilize borrowing
                                           to acquire properties.  As of the
                                           date of this Prospectus, the Company
                                           utilized financing in connection
                                           with acquisition of seven of its ten
                                           properties.  The Company's proposed
                                           purchase of an additional
                                           single-user retail property will be
                                           on an all cash basis, if the
                                           property is purchased.  See "Real
                                           Property Investments."

                                  There can be no assurance the aforementioned objectives will be achieved.

                                  To the extent possible, it will be the policy of the Company to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To implement this policy, the Company may use income earned during prior periods, or income earned subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to implement this policy will be dependent upon the availability of Cash Flow and the applicable REIT rules. It will be the general policy of the Company, subject to the applicable REIT rules, to reinvest that portion of the proceeds from the sale, financing, refinancing or other disposition of its properties that represents the initial investment into additional properties. Through September 30, 1995, the Company paid Distributions to its Stockholders on a quarterly basis. Commencing in October, 1995, the Company began, and has continued, to pay Distributions to the Stockholders on a monthly basis, with daily record and Distribution declaration dates.

                                  However, the Company reserves a right, at any time, to revert to paying Distributions on a quarterly basis. The Board presently anticipates that Distributions equal to an 8% annualized return per Share will continue to be paid to each Stockholder of record.

                                  It is the Company's intention, whenever
                                  possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the Company's best interests, the Company will, in certain instances, utilize borrowing to acquire properties. On properties purchased on an all-cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used primarily to acquire additional properties to increase Cash Flow. The Company may also incur indebtedness to finance improvements to the properties it acquires. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values. Notwithstanding the foregoing, the maximum amount of borrowings in relation to Net Assets shall not exceed 300% of Net Assets without approval of a majority of the Stockholders. The Company does not anticipate that it will incur debt to fund Distributions to Stockholders, unless necessary to maintain its status as a REIT. See "Investment Objectives and Policies--Borrowing" and "Summary of the Organizational Documents--Restrictions on
                                  Borrowing."

                                  Affiliates of the Advisor have extensive experience in the acquisition and management of properties similar to the properties contemplated to be acquired by the Company. However, there is no assurance that the Company's investment objectives will be achieved because, among other reasons, the Company has acquired only nine Neighborhood Retail Centers and one single-user retail property. Although the Company has a commitment to purchase, subject to completion of due diligence, an additional single-user retail property, there can be no assurance that this property will be acquired. The Company has not specified any additional properties. Due to competition for suitable properties, the Company may not be able to acquire other properties meeting its investment criteria. See "Risk Factors--Investment Risks--Partially
                                  Specified Fund," "Risk Factors--Risks of Real Estate Ownership--Competition with Others for the Acquisition of Properties," "Prior Performance of the Company's Affiliates" and "Real Property Investments."

                                  Proceeds of the Offering will be used to buy properties and to pay expenses of the Offering and Acquisition Expenses, with the balance (but not less than 1% of Gross Offering Proceeds) being applied to working capital reserves. See "Estimated Use of Proceeds of the Offering."

THE ADVISOR                       Inland Real Estate Advisory Services, Inc., a
                                  wholly owned subsidiary of Inland Real Estate
                                  Investment Corporation, a Delaware
                                  corporation ("IREIC") is the Advisor.  The
                                  Advisor is an Illinois corporation with its
                                  principal place of business located at 2901
                                  Butterfield Road, Oak Brook, Illinois  60521
                                  (708) 218-8000.  IREIC, as of June 30, 1995,
                                  had an audited net worth in excess of
                                  $91,600,000, much of which is illiquid.
                                  Limited partnerships for which IREIC is a general partner own in excess of 10,500,000 square feet of commercial property in Chicago and nationwide. See "Management."

COMPENSATION TO BE                The Advisor and its Affiliates will be paid
PAID TO THE ADVISOR               substantial amounts for managing the business
AND ITS AFFILIATES                of the Company.  The most significant items
                                  of compensation are:

                                  Offering Stage: Selling commissions to the Dealer Manager up to 7% of the Gross Offering Proceeds, which may be retained or reallowed to Soliciting Dealers; and a marketing contribution and due diligence expense allowance fee to the Dealer Manager equal to 2.5% of the Gross Offering Proceeds (the "Marketing Contribution and Due Diligence Expense Allowance Fee"), of which such compensation may be retained or reallowed to Soliciting Dealers. The selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fees for the year ended December 31, 1995 totalled $1,719,355, of which $102,084 was unpaid at December 31, 1995. Approximately $1,551,000 of such amount had been reallowed to Soliciting Dealers as of December 31, 1995. Soliciting Dealers also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering. Each Soliciting Dealer Warrant will entitle the holder to purchase one Share from the Company at a price of $12 during the Exercise Period. See "Compensation Table" and "Description of Securities--Soliciting Dealer Warrants."

                                  Acquisition Stage: Reimbursement for actual out-of-pocket acquisition expenses are anticipated to be up to 0.5% of Gross Offering Proceeds. See "Compensation Table."

                                  Operational Stage:  An annual Advisor Asset
                                  Management Fee of not more than 1% of the Average Invested Assets is paid quarterly.
                                  An Affiliate of the Advisor will also receive a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties (90% of the fee typically charged by a third party), paid monthly. Payment of the Advisor Asset Management Fee is subordinated to the payment of Distributions in an amount equal to a non-compounded return equal to 8% per annum on Invested Capital (the "Current Return"). For the year ended December 31, 1995, the Company had not incurred or paid an Advisor Asset Management Fee. The Company incurred and paid Property Management Fees of $46,791 for the year ended December 31, 1995. See "Compensation Table" and

                                  "Management's Discussion and Analysis of
                                  Financial Condition and Results of Operations of the Company."

                                  Liquidation Stage:  A Property Disposition
                                  Fee equal to the lesser of: (i) 3% of the sale price of a property; or (ii) 50% of the commission customarily paid to third parties; and after receipt by the Stockholders of a cumulative, non-compounded 8% per annum return of Invested Capital (the "Cumulative Return") and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of a property. In the event the Company's
                                  Shares are listed on a  national stock
                                  exchange or included for quotation on a
                                  national market system and the Advisor is merged into the Company, the Advisor will receive Shares and the Company will no longer be obligated to pay fees to the Advisor. See "Compensation Table."

                                  There may be a number of other incidental fees for services or expense reimbursement that the Advisor and its Affiliates may receive during the operational and liquidation stages of the Company. See, generally, "Compensation Table" and "Management--Other Services."

REAL PROPERTY
INVESTMENTS                       As of the date of this Prospectus, the
                                  Company owned nine Neighborhood Retail
                                  Centers and one single-user retail property.
                                  The Company utilized $23,921,085 to acquire these properties. Two of the properties are encumbered by outstanding indebtedness of approximately $5,221,000, as of the date of this Prospectus. The Company has approximately $______ available for investment in additional properties. The
                                  Company has committed to purchase, subject to completion of due diligence, an additional single-user retail property, on an all cash basis, for $2,455,000. There can be no assurance that this property will be acquired.

                                  The terms of each of the Company's
                                  acquisitions as well as the proposed
                                  acquisition have been approved by a majority of the Directors (including a majority of the Independent Directors) as being fair and reasonable to the Company. The acquisition prices of the properties did not exceed the appraised values of the properties at the time of acquisition. Two of the properties were acquired from an Affiliate. There can be no assurance that the prices paid to the Affiliate for these properties did not exceed that which would be paid by an unaffiliated buyer. See "Risk Factors--Company Risks--Prices Paid for Properties Acquired from Affiliates may be More than Prices Paid by Non-Affiliates" and "Real Property Investments."

                                  The Company may invest in general
                                  partnerships or joint venture arrangements with Affiliates as co-owners of a property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company can ultimately own 100% of the property, provided however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. See "Investment Objectives and Policies--Joint Ventures."

PRIOR OFFERINGS
SUMMARY The Inland organization, during the past ten years, has sponsored seven public and 70 private real estate programs which have raised in excess in $273,317,000. In excess of 19,500 investors have invested in these Inland-sponsored programs.

                                  Two of the Inland-sponsored public programs and a majority of the private programs have investment objectives similar to those of the Company. Certain programs sponsored or managed by Affiliates of the Advisor have experienced setbacks during the course of business, including commercial tenant defaults or move-outs, unfavorable changes in the tax laws and higher than expected vacancies as apartment markets weakened. These negative events have had the effect of reducing the benefits which investors in those programs would have received. The degree of impact these negative events have had on the ability of the affected programs to attain their original investment objectives varies by program. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."

ARTICLES OF
AMENDMENT AND
RESTATEMENT                       Investors should be particularly aware of the
                                  following provisions contained in the
                                  Company's Articles of Incorporation, as
                                  amended and restated to date (the
                                  "Articles"):

                                  -        Limitation on accumulation of
                                           shares:  In order for the Company to
                                           qualify as a REIT, no more than 50%
                                           of the outstanding Shares may be
                                           owned, directly or indirectly, by
                                           five or fewer individuals at any
                                           time during the last half of the
                                           Company's taxable year.  To ensure
                                           that the Company will not fail to
                                           qualify as a REIT under this test,
                                           the Articles place restrictions on
                                           the accumulation of Shares by a
                                           single Stockholder.  These
                                           restrictions may:  (i) discourage a
                                           change of control of the Company;
                                           (ii) deter individuals and entities
                                           from making tender offers for
                                           Shares, which offers may be
                                           attractive to Stockholders; or (iii)
                                           limit the opportunity for
                                           Stockholders to receive a premium
                                           for their Shares in the event an
                                           investor is making purchases of
                                           Shares in order to acquire a block
                                           of Shares.  See "Description of
                                           Securities- -Restrictions on
                                           Transfer."

                                  -        Voting rights:  Each Share is
                                           entitled to one vote and the
                                           Articles do not provide for
                                           cumulative voting.  Stockholders
                                           owning a majority of the outstanding
                                           Shares have the right to:  (i) amend
                                           the Articles subject to certain
                                           limitations; (ii) dissolve the
                                           Company; (iii) elect or remove the
                                           Board of Directors; and (iv) approve
                                           or disapprove the sale of all or
                                           substantially all of the
                                           assets of the Company other than in
                                           connection with a dissolution of the
                                           Company. All Stockholders will be
                                           bound by the vote of Stockholders
                                           owning a majority of the outstanding
                                           Shares, even if a Stockholder does
                                           not vote with the majority.
                                           Stockholders owning in the aggregate
                                           at least 10% of the outstanding
                                           Shares may request the Directors to
                                           call a meeting for the purpose of
                                           voting on any of the foregoing.

                                  -        Stockholders owning at least
                                           two-thirds of the outstanding Shares
                                           must approve certain exchange
                                           offers, mergers, consolidations or
                                           similar transactions commonly known
                                           as Roll-Ups, which affect certain
                                           Stockholder rights.  Such
                                           super-majority provisions may have
                                           the effect of:  (i) discouraging a
                                           change in control of the Company;
                                           (ii) deterring individuals and
                                           entities from making tender offers
                                           for Shares, which offers may be
                                           attractive to Stockholders; and
                                           (iii) limiting the opportunity for
                                           Stockholders to receive a premium
                                           for their Shares in the event an
                                           investor is making purchases of
                                           Shares in order to acquire a block
                                           of Shares.

                                  - Changes in investment objectives and policies: The Directors cannot change the investment objectives or policies of the Company unless an amendment to the Articles is made, which would require the approval of Stockholders owning a majority of the outstanding Shares.

                                  -        Distributions:  Distributions are
                                           payable out of available cash.

                                  See "Summary of the Organizational Documents" and "Description of Securities."

DISTRIBUTION REINVESTMENT
AND SHARE REPURCHASE
PROGRAMS The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for Stockholders until such time as a market for the Shares develops:

                                  -        The Distribution Reinvestment
                                           Program (the "DRP") allows
                                           Stockholders who purchase Shares
                                           pursuant either to the Prior
                                           Offering or to this Offering to
                                           automatically reinvest Distributions
                                           by purchasing additional Shares from
                                           the Company, subject to the
                                           limitations on Share ownership
                                           imposed by the Articles.  Such
                                           purchases will not be subject to
                                           selling commissions or the Marketing
                                           Contribution and Due Diligence
                                           Expense Allowance Fee and will be
                                           sold at a price of $9.05 per Share.
                                           See "Distribution Reinvestment and
                                           Share Repurchase Programs --
                                           Distribution Reinvestment Program."

                                  -        The Share Repurchase Program
                                           provides, subject to certain
                                           restrictions, existing Stockholders
                                           with limited, interim liquidity by
                                           enabling them to sell Shares back to
                                           the Company at a price of $9.05 per
                                           Share (a reduction of $.95 from the
                                           $10 Offering price, reflecting
                                           selling commissions and the
                                           Marketing

                                           Contribution and Due Diligence
                                           Expense Allowance Fee).  Repurchases
                                           will be on a first come, first
                                           served basis, and will be limited in
                                           the following ways: (i) not more
                                           than $500,000 worth of the
                                           outstanding Shares will be
                                           repurchased in any given year; and
                                           (ii) the funds available for
                                           repurchase will be limited to
                                           available proceeds received by the
                                           Company from the sale of Shares
                                           under the Distribution Reinvestment
                                           Program.  Shares purchased by the
                                           Company are not available for
                                           resale.  The Share Repurchase
                                           Program will be terminated by the
                                           Company upon the development of a
                                           secondary market for the Company's
                                           Shares or upon the listing of the
                                           Company's Shares on a national
                                           securities exchange or inclusion for
                                           quotation on a national market
                                           system.  See "Distribution
                                           Reinvestment and Share Repurchase
                                           Programs -- Share Repurchase
                                           Program."

WHO MAY INVEST                    The section of the Prospectus titled "Who May
                                  Invest" describes minimum net worth and
                                  income requirements, as well as a detailed explanation of other suitability requirements which investors must meet prior to subscription. In particular, investors must have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000.
                                  Suitability standards may be higher in
                                  certain states.  See "Who May Invest."

ANNUAL VALUATIONS                 Stockholders that are subject to ERISA will
                                  be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if the Company's assets were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset
                                  Value of each Share will be deemed to be $10 per Share for the first three annual statements of value following termination of the Offering. There can be no assurance that: (i) such value could or will actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such valuation would comply with the ERISA requirements. Should the Shares become listed on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations. See "ERISA
                                  Considerations."

GLOSSARY OF TERMS                 For definitions of terms used in this
                                  Prospectus that are not defined in the text, see "Glossary."

                              ORGANIZATIONAL CHART



                ____________ THE INLAND GROUP, INC.______
                |                                       |
                |                                       |
         Inland Commercial                    Inland Real Estate
         Property Management Inc.             Investment Corporation
                |                               |               |
                |                               |               |
   Property Management and         Inland Real Estate      Inland Securities
   Related Services                Advisory Services Inc.       Corporation
                        |               |                       |

                        |               |                       |
                                Organization, Advisory       Securities
                        |       and Real Estate Services     Sales
                                                                |
                        |               |
                Inland Monthly Income Fund III, Inc.            |
                Directors:
                                                                |
                  Robert D. Parks
                  G. Joseph Cosenza_____________________________|
                  Roland W. Burris
                  Douglas R. Finlayson
                  Heidi N. Lawton



        Solid lines indicate ownership.  Broken lines indicate services.

                                  RISK FACTORS

         Purchase of the Shares offered hereby involves various risk factors in addition to the factors set forth elsewhere herein. Prospective purchasers should consider, among others, the following factors:

         1.      INVESTMENT RISKS

                 Limited Liquidity. There is currently no public trading market for the Shares and no assurance exists that one will develop. An investor may not be able to liquidate his or her investment on favorable terms, or at all. However, by 1999, the Company anticipates that the Board of Directors will determine whether it is in the best interests of the Company to:
(i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable requirements; and/or (ii) commences a subsequent public offering after completion of this Offering. The Company does not intend to apply for listing during the term of this Offering. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing." Subject to available funds and the Company's continued qualification as a REIT, the Company may repurchase Shares from Stockholders. See "Distribution Reinvestment and Share Repurchase Programs--Share Repurchase Program."

                 Partially Specified Fund. As of the date of this Prospectus, the Company owned nine Neighborhood Retail Centers and one single-user retail property. Two of the properties, the Eagle Crest Shopping Center in Naperville, Illinois, and a Walgreens property in Decatur, Illinois were purchased from Inland Property Sales, Inc. ("IPS") an Affiliate. These properties were acquired with the approval of the Directors (including all of the then Independent Directors). The Company has a commitment to purchase, subject to completion of due diligence, an additional single-user retail property. Although the proposed acquisition has been approved by the directors (including all of the Independent Directors), subject to completion of due diligence, there can be no assurance that the property will be acquired. Although this Prospectus describes the parameters the Company will use to acquire additional properties, as of the date of this Prospectus, no additional properties other than the single-user retail property have been specified. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of the other properties to be purchased by the Company with the $___________ available for investment or with the Net Proceeds of this Offering (after funding of appropriate working capital reserves). Since the Company has not yet specified additional properties, there may be a delay between the sale of the Shares and the Company's purchase of such other properties, which could result in a delay in the benefits to investors, if any, of an investment in the Company.

                 The Advisor will evaluate potential additional property acquisitions and will engage in discussions with sellers for the purchase of properties for the Company. At such time during the Offering as the Advisor believes a reasonable probability exists that a property will be acquired on specified terms (i.e., upon completion of due diligence, which includes review of the title insurance commitment, appraisal and environmental analysis), the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that any such properties will be acquired on the same terms as described in any supplements or other disclosure prepared with respect thereto. In addition, any properties which are identified by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. In the event any properties which are disclosed to Stockholders as potential acquisitions are not acquired, or any properties which the Company acquires prior to the termination of the Offering but are not retained, subsequently acquired properties may be materially different in a number of respects. In addition, investors should be aware that audited financial statements of prior operations of existing properties acquired by the Company, or of the lessees or of the property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing such acquisition has been provided to potential investors, and financial statements for recently constructed properties may not be available at all.

                 Limitation on Area in which the Company May Acquire Neighborhood Retail Centers. Acquisition of Neighborhood Retail Centers (but not single-user retail properties) is limited primarily to the approximate 150-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties.

                 Insufficient Reserves. The Company has established a working capital reserve of $590,500 (equal to 1% of the gross offering proceeds from the Prior Offering) and will supplement such working capital reserve with an additional 1% of the Gross Offering Proceeds from this Offering. However, if such amount is insufficient to meet the unanticipated cash needs of the Company, the Company may have to obtain financing from either affiliated or unaffiliated sources to service such cash needs. There is no assurance that this financing will be available or if available, will be available on terms acceptable to the Company.

                 Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks. It is the Company's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interests of the Company, the Company will, in certain instances, utilize borrowing to acquire properties. The Company may later incur or increase mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties for the purpose of increasing Cash Flow and providing further diversity. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values, however, the maximum amount of borrowings in relation to Net Assets shall, in the absence of the consent of a majority of the Stockholders, not exceed 300% of Net Assets. Incurring mortgage indebtedness increases the risk of possible loss. If the Company defaults on its secured indebtedness, the lender may foreclose and the Company could lose its investment in the properties securing such loan. Any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage, and if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to the Company, there could be taxable income upon a foreclosure. It will be the policy of the Company to seek to incur only non-recourse mortgage indebtedness, if available, meaning that the lender may look only to the property or properties securing the mortgage indebtedness for satisfaction of the indebtedness. See "Investment Objectives and Policies--Borrowing" and "Real Property Investments."

                 Under certain circumstances, the Company may borrow for the purpose of maintaining the operations of the Company. Borrowing may increase the Company's business risks. Debt service increases the expense of operations since the Company will be responsible to retire the debt and pay the attendant interest which may result in decreased cash available for distributions to Stockholders. Also, lenders to the Company may require restrictions on future borrowings, distributions and operating policies. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT taxable income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes.

                 Limits on Share Accumulation May Have an Anti-Takeover Effect. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of each of the Company's taxable years. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Description of Securities--Restrictions on Transfer."

                 Objectives of Joint Venture Partners May Conflict with the Company's Objectives. Certain of the Company's investments may be owned by joint ventures between the Company and Affiliates of the Advisor. Investments in joint ventures which own properties may involve risks not otherwise present, including, for example, that the Company's co-venturer might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the interests or goals of the Company or that such co-venturer may be in a position to take action contrary to the Company's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

                 Seller Financing by Company May Delay Liquidation or Reinvestment. The Company intends to use its best efforts to sell its properties for cash. However, the Company may sell its properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers with terms advantageous to the Company. A purchase money obligation secured by a mortgage may be taken as part payment and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area where the property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In many cases, the Company will receive initial downpayments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Investment Objectives and Policies--Sale or Disposition of Properties."

                 Loss on Dissolution and Termination. At the date of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to Stockholders, but only after the satisfaction of claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

                 Limited Experience of Management in Operation of a REIT.
IREIC and its Affiliates have, during the past ten years, sponsored seven public and 70 private real estate programs which have raised in excess of $273,317,000. Two of the seven public programs, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., had investment objectives which were substantially similar to those of the Company. However, each of the seven prior public programs, including Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., were structured as limited partnerships and not as real estate investment trusts. Additionally, the Company, which is the first IREIC-sponsored REIT, did not commence operations until January 1995. Therefore, there can be no assurance that the Company will attain its investment objectives since the Company's management, the Advisor and its Affiliates have limited experience in the management and operation of a REIT.

         2.      COMPANY RISKS

                 Prices Paid for Properties Acquired from Affiliates may be More than Prices Paid by Non-Affiliates. Two properties owned by the Company, the Eagle Crest Shopping Center and the Walgreens/Decatur property, were acquired by the Company from an Affiliate. The Articles provide that the Company may not purchase any property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and that such excess is reasonable. In no event may the cost of such asset to the Company exceed its current appraised value. The Directors (including all of the then Independent Directors) approved the purchases pursuant to the standards described herein. However, there can be no assurance that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or properties which may, in the future be acquired from Affiliates, did not or would not exceed that which would be paid by an unaffiliated buyer.

                 Conflicts of Interest Between the Company and its Affiliates. The Company is subject to various conflicts of interest arising out of its relationship with its Affiliates, such as competition for the time and services of Affiliates of the Advisor and acquisition of properties from Persons with whom Affiliates of the Advisor have had prior business relationships and the due diligence investigation of the Company by the Dealer Manager which cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Additionally, a substantial portion of the proceeds of the Offering will be paid to an Affiliate for managing the Company. Such proceeds of the Offering will pay expenses which include sales commissions and due diligence expense allowances to the Dealer Manager, and reimbursement to an Affiliate for costs related to organizing and offering the Shares for sale. An Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets will be paid quarterly to the Advisor. Payment of the Advisor Asset Management Fee is subordinated to the payment of Distributions in an amount equal to the Current Return. Additionally, an Affiliate is being paid a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties on a monthly basis. The Advisor and its Affiliates will receive substantial fees and payments for services rendered to the Company irrespective of whether Stockholders receive Distributions.

                 If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts of interest in the manner described in the section of this Prospectus titled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," the Company may not meet its investment objectives. The agreement between the Advisor and the Company (the "Advisory Agreement") grants the Company the first opportunity to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase of such property within 60 days. The

Advisory Agreement also requires that any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or is about to be placed under contract by the Advisor or its Affiliates may be purchased by the Company, provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; (iii) the property meets the Company's acquisition criteria; and (iv) in the event that more than one real estate investment program sponsored by Affiliates of the Advisor has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time. The Board, at its discretion, may reject any property presented for purchase by the Advisor. In exercising this judgment, the Board will consider the property's location and size and whether the purchase of the property is consistent with the Company's investment objectives. Any property rejected by the Board for purchase by the Company may be purchased by the Advisor or its Affiliates. The Independent Directors, by a majority vote, must approve all actions by the Advisor or its Affiliates which present potential conflicts of interest with the Company. See "Compensation Table" and "Management-- The Advisory Agreement."

                 Dependence on the Directors and Advisor. The Board has supervisory control over virtually all aspects of the Company's operations.
The success of the Company will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the Management Agent, their Affiliates and employees for day-to-day operations. Therefore, the Company will be dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees, however, none of such individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

                 Dilution. In the event the Company: (i) commences a subsequent public offering of its Shares or of convertible debt or Preferred Shares; or (ii) issues Shares or Preferred Shares upon exercise of warrants, including the Soliciting Dealer Warrants, or to sellers of properties acquired by the Company in lieu of or in addition to cash consideration, investors purchasing Shares in this Offering who do not participate in any future stock issuance will experience dilution of their equity investment in the Company. The Soliciting Dealer Warrants issued to the Dealer Manager in connection with the Prior Offering and to be issued in connection with this Offering, as well as the Shares issuable upon exercise thereof, are being registered as part of this Offering. The Soliciting Dealer Warrants and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected.

                 All Stockholders Bound by Vote of Majority.   The Articles, in
most cases, require a vote of only a majority of the Stockholders on those matters on which Stockholders are required to vote. Therefore, a substantial minority of the Stockholders may be bound by the decision of the majority of the Stockholders with respect to any matters put to the Stockholders.

                 Company's and Stockholders' Rights Against the Directors and the Advisor are Limited. The Directors and the Advisor are held harmless and indemnified for certain actions taken by them in good faith and without negligence or misconduct pursuant to the Articles or the Advisory Agreement, respectively. As a result, the Company and the Stockholders may have more limited rights against the Directors and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense of the Directors and the Advisor in certain cases. In particular, such persons shall not be liable to the Company and the Stockholders unless: (i) it is proved that the person actually received an improper benefit or profit in money, property or services; and (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Fiduciary Responsibility of Directors and the Advisor; Indemnification."

         3.      RISKS OF REAL ESTATE OWNERSHIP

                 General. All real property investments are subject to some degree of risk. Equity real estate investments may limit the ability of the Company to promptly vary its portfolio in response to changing economic, financial and investment conditions. Such investments will be subject to risks such as adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants. Such investments also will be subject to other factors affecting real estate values, including:
(i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions and other factors affecting real property; (ii) increasing labor and material costs; and (iii) the attractiveness of the property to tenants in the neighborhood.

                 The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments. A default by a lessee, the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the financial position of the Company. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

                 Competition for Tenants and Customers. The Company could be adversely affected in the event retail centers are built in locations competitive with properties owned by the Company, causing increased competition for customer traffic and credit tenants. This could result in decreased cash flow for tenants and may require the Company to make capital improvements to its properties which it would not have otherwise made.

                 Hazardous Waste, Environmental Liens and Other Governmental Regulations. Federal and state statutes impose, under certain circumstances, liability on property owners or operators for the clean-up or removal of hazardous substances found on their properties. Such statutes typically allow the government to place liens for such liabilities against affected properties, which liens will be senior in priority to other liens. In addition, there are various local, state and federal health and safety regulations under which the Company could, under certain circumstances, have responsibility for compliance and liability for fines or damages for noncompliance. For example, properties acquired by the Company likely will be subject to the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations, including restaurants and retail stores, be made accessible to disabled persons. See "--Costs Associated with Compliance with the Americans with Disabilities Act" in this Section. Under net leases, the tenant typically is responsible for compliance with the ADA and other laws and regulations or is required to indemnify the Company when the law or regulation places the burden on the landlord. However, the Company could be liable for violations of such laws and regulations to the extent the tenant does not have sufficient resources to provide such indemnification. State and federal laws in this area are constantly evolving, and the Company intends to monitor such laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental audits of each property acquired. However, there can be no assurance that the Company will be protected from the impact of such laws.

                 Costs Associated with Compliance with the Americans with Disabilities Act. Under the ADA, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings be made accessible to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. The Company will attempt to structure acquisitions of its properties so that such properties are in compliance with the ADA, at the expense of the seller, at the time of acquisition by the Company. However, there can be no assurance that the acquisitions will be structured in such a fashion.

                 Potential Additional Costs in Connection with Acquiring Single-User Retail Properties. Certain of the properties or portions thereof may be designed or built primarily for a particular tenant or a specific type of use. If the Company is holding such a property upon the termination of the lease and the tenant fails to renew, or such tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling. Such improvements might require expenditure of Company funds otherwise available for distribution or require the sale of such property at a below-market price.

                 Competition with Others for the Acquisition of Properties.
The Company competes in the acquisition of property with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. In addition, the number of entities and the amount of funds available for investment in properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor.

                 Reliance on Certain Tenants. The Company could be adversely affected in the event of the bankruptcy or insolvency, or a downturn in the business, of any tenant generally occupying approximately 30% or more of the gross leasable area ("GLA") of a Neighborhood Retail Center, or the tenant of any single-user property ("Anchor Tenant"), or if any Anchor Tenant does not renew its lease when it expires. In addition, lease termination by one or more Anchor Tenants could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. In such event, the Company's ability to re-lease the vacated space could be adversely affected. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer to a new Anchor Tenant could adversely affect customer traffic in the Neighborhood Retail Center and thereby reduce the income generated by that center and could also allow other tenants to make reduced rental payments or to terminate their leases at the center. Each of these developments could adversely affect the Company's revenues and its ability to make expected Distributions.

                 Inability of Lessees to Meet Their Obligations. The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments. A default by a lessee and/or the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the property and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the financial position of the Company.

                 Restrictions on Re-leasing Space. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within a Neighborhood Retail Center, or will limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these "exclusives" may limit the number and types of prospective tenants for the vacant space.

                 Uninsured Losses; Unavailability of Insurance. Each lessee shall be responsible for insuring its goods and premises and lessees may also reimburse the Company for a share of the cost of acquiring comprehensive insurance for the property in which it is located, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user, net leased properties will provide such insurance for those properties. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to wars) which are either uninsurable or not economically insurable. Should such an event occur to, or cause the destruction of, a property owned by the Company, the Company could lose both its invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Leases."

                 Risk of Recharacterization of Sale and Leaseback Transactions. In addition to the purchase of properties subject to net leases, the Company intends to enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease such property to such entity. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or as a joint venture, which may result in adverse consequences to the Company. To the extent the sale and leaseback is treated as a financing, the Company might not be considered the owner of such property and as such would have the status of a creditor with respect to the property in question.

                 Potential Additional Costs in Connection with Acquiring Newly Constructed Properties. The Company intends primarily to acquire existing or newly constructed property currently in operation. Although the Company will only acquire newly constructed buildings on a turnkey basis, the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.

                 Risks Associated with Investments in Unimproved Real Property. The Board has the discretion to invest not more than 10% of the assets of the Company in unimproved real property. Investment in such real property, in addition to the risks of real estate investment in general, include the expense and delay which may be associated with re-zoning the land for a higher use or the development and environmental concerns of governmental entities and/or community groups.

         4.      TAX RISKS

                 General. There are various federal income tax risks associated with an investment in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

                 Investors should recognize that many of the advantages and economic benefits of an investment in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from an investment in the Company. The continued treatment of the Company as a REIT is dependent on the law and regulations, which are subject to change, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

                 Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

                 Risk of Failing to Qualify as a REIT. Qualification as a REIT involves the application of certain technical and highly complex provisions of the Code to various factual matters and circumstances based on the actual operations of the Company, some of which are not within the Company's control. In particular, timing differences between the recognition of income and the receipt of cash could cause the Company to have difficulty meeting the REIT requirement of distributing 95% of taxable income. Although the Company was organized and intends to operate so as to continue to qualify as a REIT, no assurance can be given that the Company will in fact be able to so qualify. Further, the Company's desire to maintain REIT status could cause it not to acquire certain properties or undertake certain activities.

                 If the Company fails to qualify as a REIT or loses its REIT status, its Distributions will not be deductible and its income will be subject to tax, which will substantially reduce the cash available to pay Distributions. In addition, such tax liability might cause the Company to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

                 Limitations on Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities--Restrictions on Transfer."

                 Tax Liability on Reinvested Distributions. Stockholders that participate in the Distribution Reinvestment Program will be deemed to have received, and will for income tax purposes be taxed on, the amount reinvested in Shares. Therefore, Stockholders (other than Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. See "Federal Income Tax Considerations--Other Tax Considerations--Distribution Reinvestment Program."

                 Limitations on Opinion of Counsel. The opinion of Counsel is based and conditioned on various assumptions and representations made by the Company as to certain factual matters. As set forth more fully in the Section of the Prospectus titled "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described in this Prospectus, the Articles and certain representations by the Company and the Advisor that: (i) the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31,

1995 and that its method of operation will enable the Company to continue to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust (as defined herein) owns more than 10% of the Shares and the Company is a "Pension-Held REIT" (as defined herein). See, however, "Description of Securities--Restrictions on Transfer."

                 The Company's qualification as a REIT will depend upon the Company's ability to meet, through actual operating results, various tests imposed by the Code. Counsel will not review these operating results or compliance with the qualification standards. Accordingly, no assurance can be given that the actual operating results of the Company will allow it to satisfy the REIT requirements. In addition, this opinion represents Counsel's legal judgment based on the law in effect as at the date hereof, and is not binding on the Service and could be subject to modification or withdrawal due to future changes in the law.

         5.      ERISA RISKS

                 Suitability of the Company's Investments for Qualified Pension and Profit-Sharing Trusts. When considering an investment in the Company with a portion of the assets of a Qualified Plan, a fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable restrictions imposed by ERISA; and (ii) whether the investment is prudent, since there is anticipated to be only a limited market in which it can sell or otherwise dispose of the Shares. The Company has not, and will not, evaluate whether an investment in the Company is suitable for any particular plan, but, subject to the disclosure included therein, will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

                 If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of the income distributed to it by the Company. Whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by a Qualified Plan, a factor that is not within the control of the Company. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Transfer."

                 In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, advisors to Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."

                 Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share is expected to be at least $10 through the termination of this Offering. This annual valuation may be revised by the Company from time to time. There can be no assurance that: (i) such value could actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such value would comply with the ERISA requirements. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.

                 IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY.


                     ESTIMATED USE OF PROCEEDS OF OFFERING

         The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds. All proceeds of the Offering are held in trust by the Company for the benefit of the Stockholders, to be used only for the purposes set forth above and will not be commingled. As of the date of this Prospectus, the Company owned ten properties, including nine Neighborhood Retail Centers and one single-user retail property and had approximately $_______ available for additional investments. The Company has a commitment to purchase, subject to completion of due diligence, an additional single-user retail property, on an all cash basis, for $2,455,000. There can be no assurance that this property will be acquired. The Company estimates that 86.79% of Gross Offering Proceeds will be used to acquire properties if the Maximum Offering is sold. If the Maximum Offering is sold, 7.13% of the Gross Offering Proceeds will be utilized to pay selling and due diligence expenses to unaffiliated third parties and 4.58% of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for the costs of the Offering and the Marketing Contribution and Due Diligence Expense Allowance.

                                MAXIMUM OFFERING
                 (INCLUDING SHARES SOLD UNDER THE DISTRIBUTION
                            REINVESTMENT PROGRAM)(1)


                                                AMOUNT                   PERCENT
                                                ------                   -------

Gross Offering Proceeds:                     $109,050,000                 100.00%
Less Expenses:                               ------------                 ------
    Selling Commissions (2)                     7,000,000                   6.42%

    Marketing Contribution and Due Diligence
    Expense Allowance Fee (2)                   2,500,000                   2.29%

    Organization and Offering Expenses (3)      3,271,500                   3.00%
                                             ------------                 ------
    Total Public Offering Expenses             12,771,500                  11.71%
                                             ------------                 ------
Gross Amount Available for Investment          96,278,500                  88.29%

Acquisition Expenses (4)(5)                       545,250                   0.50%

Working Capital Reserve (6)                     1,090,500                   1.00%
                                             ------------                 ------

Net Cash Payments Relating to the
    Purchase of Properties                    $94,642,750                  86.79%
                                              ===========                  ======

- -------------------

         (1) The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if the Maximum Offering Amount is sold, and, accordingly, may not accurately reflect the actual application of such proceeds.

         (2) The Company will pay the Dealer Manager selling commissions equal to up to 7% of a maximum of $100,000,000 of the Gross Offering Proceeds and one Soliciting Dealer Warrant for every 40 Shares sold, all or part of which compensation may be retained or reallowed to Soliciting Dealers. The Dealer Manager will also receive the Marketing Contribution and Due Diligence Expense Allowance Fee equal up to 2.5% of a maximum of $100,000,000 of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. This category of expense will pay all amounts attributable to marketing and bona fide due diligence expenses. Certain volume discounts may be given on orders of 25,000 Shares or more and Soliciting Dealers may, in their discretion, request that the Company pay them less than the maximum permitted compensation in respect of the sale of Shares; however, such discounts will not affect the amount of proceeds to the Company. No selling commission will be paid on any Shares purchased by the Advisor, its Affiliates, the Dealer Manager or Soliciting Dealers. Any Shares purchased by the Advisor or its Affiliates will be for investment purposes only and not with a view toward resale. A maximum of 1,000,000 Shares purchased under the Distribution Reinvestment Program will not be subject to selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee and will be sold at a price of $9.05 per Share ($9,050,000 if all such Shares are sold). See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition and Results of Operations," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."

         (3) These amounts are the Advisor's best estimates of the legal, accounting, printing and other offering expenses, including amounts for the reimbursement of the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the marketing contribution and due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This guaranty is without recourse to or reimbursement by the Company.

         (4) The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be 0.5% of the Gross Offering Proceeds ($545,250, assuming the Maximum Offering, including Shares sold under the DRP). In addition, the Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses equal to 0.5% of any funds borrowed by the Company to acquire properties. Such expenses with respect to borrowed funds will be payable from the proceeds of such borrowings ($272,625, assuming the Maximum Offering, including Shares sold under the DRP, are sold, and the borrowings equal 50% of the Maximum Offering). Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in the selection, evaluation and acquisition of, and investment in, the Company's properties, whether or not acquired or made, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments on properties not acquired, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of properties.

         (5) The Advisor will not receive a fee for the acquisition of properties. However, the seller of a property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a property. Since a seller may fix the selling price of a property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase properties directly from sellers, without the involvement of a real estate broker. When a property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.

         (6) The Company will add 1% of the Gross Offering Proceeds to its working capital reserve.


                                 WHO MAY INVEST

         An investment in Shares involves certain risks and is suitable only as a long-term investment for persons of adequate financial means who have no immediate need for liquidity in their investment. Shares will be sold only to persons who purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000, except Iowa where the minimum investment for IRAs will be $3,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfied any applicable suitability standards.

         In purchasing Shares, custodians or trustees of employee pension benefits plans or IRAs may be subject to the fiduciary duties employed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders" and "ERISA Considerations."

         Suitability standards may be higher in certain states. Investors must meet all of the applicable requirements set forth in the Subscription Agreement. Under the laws of certain states, an investor may transfer his Shares only to persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Transfer."

         The Soliciting Dealers Agreements between the Dealer Manager and each of the Soliciting Dealers requires such securities dealers to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate for such person based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company, the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the subscription agreement relating to the Shares (the "Subscription Agreement"), by tendering payment for Shares and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfies any applicable suitability standards.

         In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the investor, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.


                               COMPENSATION TABLE

         The arrangements as to compensation by the Company of the Advisor and Affiliates are arrangements by and among entities all of which are affiliated and, consequently, such arrangements were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the significant compensation which may be received from the Company, directly or indirectly, by the Advisor and its Affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates."

NONSUBORDINATED PAYMENTS

         The following aggregate amounts of compensation and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.


                UPON COMPLETION OF OFFERING:
                 Selling Commissions (payable
                 to the Dealer Manager and               The Dealer Manager will                Actual amount depends upon
                 Soliciting Dealers)                     receive $0.70 per Share for            the number of Shares sold.
                                                         each Share sold and a                  Selling commissions of
                                                         Soliciting Dealer Warrant for          $________ were incurred in
                                                         each 40 Shares sold.  The              the Prior Offering,including
                                                         Dealer Manager will reallow            $1,369,302 incurred through
                                                         the selling commissions and            December 31, 1995.  $________
                                                         Soliciting Dealer Warrants to          will be paid if the Maximum
                                                         Soliciting Dealers for each            Offering is sold.
                                                         Share they sell. (1)  Shares
                                                         purchased under the
                                                         Distribution Reinvestment Pro



                                                                                                           ESTIMATED
                   TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      MAXIMUM DOLLAR AMOUNT

                                                         gram will be purchased net of
                                                         commissions.

                 Marketing Contribution and Due          An amount equal to up to 2.5%          Actual amount depends upon the
                 Diligence Expense Allowance             of the Gross Offering                  number of Shares sold.
                 Fee (payable to the Dealer              Proceeds, some portion of              Expenses of $______ were
                 Manager and Soliciting                  which may be reallowed to              incurred in the Prior
                 Dealers)                                Soliciting Dealers to pay              Offering, including $350,053
                                                         marketing and bona fide due            incurred through December 31,
                                                         diligence expenses.  Shares            1995. $________ will be paid
                                                         purchased under the                    if the Maximum Offering is
                                                         Distribution Reinvestment              sold.
                                                         Program will be purchased net
                                                         of the Marketing Contribution
                                                         and Due Diligence Expense
                                                         Allowance Fee.

                 Reimbursable Expenses (payable          The Advisor or its Affiliates          Reimbursable Expenses of
                 to the Advisor and its                  may advance Organization and           $_______ were incurred in the
                 Affiliates)                             Offering Expenses for the              Prior Offering, including
                                                         Company. It will be reimbursed         $1,436,564 incurred through
                                                         for its actual costs incurred          December 31, 1995 (for
                                                         in connection with the                 Organization and Offering
                                                         Offering on behalf of the              Expenses, but excluding
                                                         Company, including legal and           selling commissions and the
                                                         accounting fees, registration          Marketing Contributions and
                                                         and filing fees, printing              Due Diligence Expense
                                                         costs and selling expenses.            Allowance Fee).
                                                         However, if the aggregate of
                                                         all Organization and Offering
                                                         Expenses, including selling
                                                         commissions and the Marketing
                                                         Contribution and Due Diligence
                                                         Expense Allowance Fee, exceeds
                                                         15% of the Gross Offering
                                                         Proceeds, or if the aggregate
                                                         of all Organization and
                                                         Offering Expenses, excluding
                                                         such selling expenses, exceeds
                                                         5.5% of the Gross Offering
                                                         Proceeds, the Advisor or its
                                                         Affiliates will promptly pay




                                                                                                           ESTIMATED
                    TYPE OF COMPENSATION                  METHOD OF COMPENSATION                      MAXIMUM DOLLAR AMOUNT
                                                         such excess expenses and the
                                                         Company will have no liability
                                                         for such expenses at any time
                                                         thereafter.

                 ACQUISITION STAGE:

                 Acquisition Expenses for the            An amount estimated to be up           Acquisition Expenses of
                 costs and expenses of the               to 0.5% of the Gross Offering          $______ were incurred in the
                 acquisition of properties               Proceeds in connection with            Prior Offering, all of which
                 including surveys, appraisals,          the expenses attendant to a            amounts were incurred after
                 title insurance and escrow              property acquisition. (2)              December 31, 1995.  If the
                 fees, legal and accounting                                                     Maximum Offering is sold,
                 fees and expenses, computer                                                    Acquisition Expenses may not
                 use related expenses,                                                          exceed $________; however, the
                 architectural and engineering                                                  actual amounts cannot be
                 reports, environmental and                                                     determined at the present
                 asbestos audits, travel and                                                    time.  In no event will such
                 communication expenses and                                                     amount exceed 6% of the
                 other related expenses                                                         purchase price of any single
                 (payable to the Advisor and                                                    property.
                 its Affiliates).


                 OPERATIONAL STAGE (3):

                 Property Management Fee                 A Property Management Fee              Actual amounts are dependent
                 (payable to an Affiliate of             equal to not more than 4.5% of         upon results of operations.
                 the Advisor)                            the gross revenues from the            Property Management Fees of
                                                         properties will be paid                $_________ were incurred in
                                                         monthly to Inland Commercial           the Prior Offering, including
                                                         Property Management, Inc., an          $46,791 incurred through
                                                         Affiliate of the Advisor (the          December 31, 1995.
                                                         "Management Agent").


                 Compensation for Services               In addition to property                Actual amounts are dependent
                                                         management, the Advisor and            upon results of operations
                                                         its Affiliates will provide            and, therefore, cannot be
                                                         other property-level services          determined at the present
                                                         to the Company, and may                time.
                                                         receive compensation for such





                                                                                                           ESTIMATED
                  TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      MAXIMUM DOLLAR AMOUNT

                                                         services, including leasing
                                                         fees, development fees,
                                                         construction management fees,
                                                         loan origination and servicing
                                                         fees, property tax reduction
                                                         fees and risk management fees.
                                                         However, such compensation
                                                         will not exceed 90% of that
                                                         which would be paid to third
                                                         parties providing such
                                                         services and all such
                                                         compensation must be approved
                                                         by a majority of the
                                                         Independent Directors.  See
                                                         "Management--Other Services."

                 Reimbursable Expenses (payable          Certain expenses of the                Actual amounts are dependent
                 to the Advisor and its                  Advisor and its Affiliates             upon results of operations;
                 Affiliates)                             will be reimbursed by the              $________ was incurred in the
                                                         Company. (4) (5)  (6)                  Prior Offering, including
                                                                                                $7,277 incurred through
                                                                                                December 31, 1995.
                 LIQUIDATION STAGE:

                 Property Disposition Fee                A property disposition fee,            Actual amounts to be received
                 (payable to the Advisor and             payable upon the sale of each          depend upon the sale price of
                 its Affiliates)                         of the Company's properties,           Company properties and,
                                                         in an amount equal to the              therefore, cannot be
                                                         lesser of:  (i) 3% of the              determined at the present
                                                         contracted for sales price of          time.
                                                         the property; or (ii) 50% of
                                                         the commission paid to third
                                                         parties which is reasonable,
                                                         customary and competitive in
                                                         light of the size, type and
                                                         location of such property
                                                         ("Competitive Real Estate
                                                         Commission").  The amount
                                                         paid, when added to the sums
                                                         paid to unaffiliated parties,
                                                         shall not exceed the lesser of
                                                         the Competitive Real Estate




                                                                                                           ESTIMATED
TYPE OF COMPENSATION                                      METHOD OF COMPENSATION                      MAXIMUM DOLLAR AMOUNT

                                                         Commission or an amount equal
                                                         to 6% of the contracted for
                                                         sales price.  Payment of such
                                                         fees shall be made only if the
                                                         Advisor provides a substantial
                                                         amount of services in
                                                         connection with the sale of
                                                         the property.  See
                                                         "Management--The Advisory
                                                         Agreement."


SUBORDINATED PAYMENTS

         The following fee payable to the Advisor and its Affiliates by the Company will be payable only after specified returns have been paid to the Stockholders as set forth below:



OPERATIONAL STAGE (3):
Advisor Asset Management                                 An  Advisor  Asset                       Actual amounts are dependent
Fee (payable to the Advisor)                             Management Fee of not                    upon results of operations.
                                                         more than 1% of the                      Advisor Asset Management
                                                         Average Invested Assets.                 Fees of $________ were incurred
                                                         The fee will be payable                  in the Prior Offering, all of
                                                         quarterly in an amount                   which amounts were incurred
                                                         equal to 1/4 of 1% of                    after December 31, 1995.
                                                         the Average Invested
                                                         Assets of the Company,
                                                         as of the last day of
                                                         the immediately pre-
                                                         ceding quarter, pur-
                                                         suant to the Advisory
                                                         Agreement. For any year
                                                         in which the Company
                                                         qualifies as a REIT,
                                                         the Advisor must
                                                         reimburse the Company:
                                                         (i) to the extent that
                                                         the Advisor Asset Man-
                                                         agement Fee plus Other
                                                         Operating Expenses paid
                                                         during the previous
                                                         calendar year exceed 2%
                                                         of the Company's Average
                                                         Invested Assets for that
                                                         calendar year or 25% of
                                                         the Company's Net Income
                                                         for that calendar year;
                                                         and (ii)


                                                                         ESTIMATED
TYPE OF COMPENSATION                METHOD OF COMPENSATION              MAXIMUM DOLLAR AMOUNT
                                to the extent that Stockhold-
                                ers have not received an annual
                                Distribution equal to or greater
                                than the 8% Current Return.

LIQUIDATION STAGE (3)

Incentive Advisory Fee          After the Stockholders have          Actual amounts to be
(payable to the Advisor)        first received: (i) their 8%         received depend upon the sale
                                Cumulative Return; and (ii) a        price of Company properties
                                return of their Invested             and, therefore, cannot be
                                Capital, an Incentive                determined at the present
                                Advisory Fee equal to 15% of         time.
                                the net proceeds from the sale
                                of a property. At such time
                                as the Advisory Agreement is
                                terminated due to the listing
                                for trading of the Shares on a
                                national exchange or market,
                                the Incentive Advisory Fee
                                shall also terminate. The
                                Advisor and Management
                                Agent may be merged into
                                the Company at the time of
                                listing and may receive shares
                                in the Company, in an
                                amount which may be deter-
                                mined at that time, based upon
                                the value of all fees given
                                up or waived by the Advisor
                                and Management Agent
                                through the merger. See
                                "Management--The Advisory
                                Agreement."

- ---------------------

         (1) Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $12 per Share during the period beginning from the date the Soliciting Dealer Warrants are issued and ending on October 13, 2000. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. See "Plan of Distribution--Compensation."

         (2) The total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company shall in no event exceed an amount equal to 6% of the Contract Price for the Property (as defined herein), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company. Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company from an Affiliate shall in no event exceed an amount equal to 6% of the Contract Price for the Property.

         (3) The Advisor and its Affiliates will be involved in determining the types of transactions entered into by the Company. The Advisor benefits from the Company's retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by their sale or disposition or acquisition or hold on an unleveraged basis. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company making investments in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.

         (4)              (i)     The Advisor and its Affiliates will be
                 reimbursed for: (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative services related thereto. "Administrative services" include only ministerial services such as typing, recordkeeping, preparation and dissemination of Company reports, preparation and maintenance of records regarding Stockholders, recordkeeping and administration of the Distribution Reinvestment and Share Repurchase Programs, preparation and dissemination of responses to Stockholder inquiries and other communications with Stockholders and any other recordkeeping required for Company purposes.

                          (ii)    In extraordinary circumstances fully
                 justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. In addition, any such payment will be subject to the further limitation described in paragraph (iii) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re- leasing properties with respect to which the leases are in default or have been terminated.

                          (iii) No reimbursement will be permitted to the Advisor or its Affiliates under clause (i)(b) above for items such as rent, depreciation, utilities, capital equipment and other administrative items and the salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of the Advisor, its Affiliates or any other supervisory personnel except in those instances in which the Company believes it to be in the best interest of the Company that the Advisor or its Affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for the Advisor similar to those of: (a) chairman or member of the board of directors; (b) president or executive vice president; or (c) those entities or individuals holding 5% or more of the stock of the Advisor or a person having the power to direct or cause the direction of the Advisor, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, and subject to the approval of the Board, the Company may reimburse the Advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. The Advisor believes that its employees and the employees of its Affiliates and controlling persons who will perform services for the Company for which reimbursement is allowed pursuant to clause (ii)(c) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

                          (iv) The Total Operating Expenses of the Company shall not (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.

         (5) The Advisor and its Affiliates shall not be compensated for any services other than those which have been fully disclosed in this Compensation Table.

         (6) The Company shall not pay, directly or indirectly, a commission or fee to the Advisor or its Affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a Company property.

                             CONFLICTS OF INTEREST

         The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination.

         1. Competition for the Time and Service of the Advisor and Affiliates. The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs and any future real estate programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

                 The compensation paid to the Advisor or its Affiliates under the Advisory Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area, but in no event more than 2% of the Average Invested Assets less Other Operating Expenses. See "Compensation Table." The Advisory Agreement provides that it may be terminated by a majority vote of the Stockholders upon 60 days prior written notice. See "Management--The Advisory Agreement."

         2. Process for Resolution of Conflicting Opportunities. Affiliates of the Advisor have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to those of the Company. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other programs in connection with the acquisition of properties. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the entity having uninvested funds for the longest period of time. Specifically, the Advisory Agreement gives the Company the first opportunity to buy Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase of such property within 60 days. The Advisory Agreement will also require that any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract by the Advisor or its Affiliates may be purchased by the Company provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; (iii) the property meets the Company's acquisition criteria; and (iv) in the event that more than one real estate program sponsored by Affiliates of the Advisor has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time. Other factors which may be considered in connection with the decisions as to the suitability of the property for investment include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."

                 It is believed that the aforementioned factors, together with the obligations of the Advisor and the Affiliates to present to the Company any investment opportunity which could be suitable for the Company, will help to lessen the competition or conflicts with respect to the purchase of properties by other entities and the Company.

         3. Acquisition from Affiliates. Two of the properties acquired by the Company were acquired from an Affiliate. The purchase prices for such properties were not the subject of arm's-length negotiations. The Articles provide that the purchase price of any property acquired from an Affiliate may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers, and a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction must approve the purchase as fair and reasonable to the Company. The Directors (including all of the then Independent Directors) approved these acquisitions, however, there can be no assurance that the prices paid to the Affiliate did not exceed that which would be paid by an unaffiliated purchaser.

         4. The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior Business Relationships. The Company may purchase properties from certain sellers from whom the Advisor or its Affiliates have purchased properties in the past and may purchase properties in the future. In the event the Company purchases properties from such sellers, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate such purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."

         5. Property Management Services are being Rendered by an Affiliate of the Advisor. An Affiliate of the Advisor, Inland Commercial Property Management, Inc., provides property management services for the Company. The Management Agent renders the management services to the Company on a competitive basis in a manner consistent with customary business practices. See "Compensation Table--Nonsubordinated Payments--Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

         6. Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates. The Advisor and its Affiliates have received and will continue to receive the compensation as described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders. To that extent, the Advisor benefits from the Company's retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by their sale or disposition or acquisition or hold on an unleveraged basis. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company making investments in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and represent that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their fiduciary duty. See also "Risk Factors -- Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

         7. Non-Arm's-Length Agreements. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates may not be the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions.

                 While the Company will make no loans to the Advisor or its Affiliates, the Company has and may continue to borrow money from the Advisor or its Affiliates for various purposes including working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company (as determined by a majority of the Directors (including a majority of the Independent Directors)) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. See "Real Property Investments."

                 The Advisor and its Affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Advisory Agreement.

         8. Legal Counsel for the Company and the Advisor is the Same Law Firm. Shefsky Froelich & Devine Ltd. is acting as general counsel to the Company and as special counsel to the Advisor and some of its Affiliates upon all legal matters related to the Offering. Shefsky Froelich & Devine Ltd. is not acting as counsel for the Stockholders or any potential investor.

                 There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, such counsel may be precluded from representing any one or all of said parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, counsel may inadvertently act in derogation of the interest of certain parties which could affect the Company's and, therefore, the Stockholders' ability to meet their investment objectives.

         9. Inland Securities Corporation is Participating as Dealer Manager in the Sale of the Shares. Inland Securities Corporation, a securities dealer affiliated with the Advisor, is participating as the Dealer Manager in the Offering and is entitled to selling commissions and Soliciting Dealer Warrants which may be retained or reallowed to Soliciting Dealers. See "Risk Factors -- Dilution" and "Plan of Distribution--Compensation" regarding issuance of the Soliciting Dealer Warrants to the Dealer Manager. Any review of the structure, formation or operation of the Company performed by the Dealer Manager will be conducted as if it was an independent review; however, it cannot be considered to represent such an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Thus, the Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Securities Act of 1933, as amended (the "Act"). However, the Dealer Manager believes it has properly performed and will properly perform these "due diligence" activities.

         10. The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties with Affiliates. The Advisor may cause the Company to acquire an interest in a property through a joint venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the likelihood of a conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in such joint ventures in various respects. In addition, the Articles provide that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation and is on terms and conditions no less favorable than from unaffiliated third parties. See "Investment Objectives and Policies--Joint Ventures."


                   FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
                          THE ADVISOR; INDEMNIFICATION

GENERAL

         Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are accountable to the Stockholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of the Company and its Stockholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         The liability of the Directors and officers of the Company is limited to the fullest extent permitted by the MGCL; accordingly, the Directors and officers shall not be liable to the Company or its Stockholders except that liability shall not be so limited: (a) if it is proved that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         The Company's Articles and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: any Director, the Advisor or its Affiliates (each an "Indemnified Party") provided, that: (i) the Director, Advisor or its Affiliates, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or its Affiliates were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify a Director, the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

         The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

         The Company shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles or the Bylaws.

         Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The parties expressly agree that all of the terms and provisions hereof shall be construed under the MGCL as now adopted or as may be hereafter amended and govern all aspects of the Articles absent contrary terms contained in the Articles.

         To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

DEFENSES AVAILABLE

         There are certain defenses available to the Directors, officers and the Advisor under Maryland law and pursuant to the Articles in the event of a Stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can, under the "business judgment rule," argue that he or she performed the action giving rise to the Stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor shall not invoke the "business judgment rule" to further limit the rights of the Stockholders to access records. In the event a Stockholder challenges an amendment to the Articles made by Directors without the Stockholders' approval, the Directors are permitted to contend that the Articles permit amendments to the Articles absent Stockholder vote in certain circumstances. As described above, the Directors, officers and the Advisor are also indemnified by the Company pursuant to the Articles, subject to certain limitations.

                 PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES

PRIOR INVESTMENT PROGRAMS

         The Inland organization, during the past ten years, has sponsored seven public and 70 private real estate programs which have raised in excess in $273,317,000. In excess of 19,500 investors have invested in these Inland-sponsored programs. The investment objectives and policies of the Company are similar to those of several investment programs which have owned and operated retail properties. However, the vast majority of these investment programs were dissimilar from the Company in that the partnerships owned apartment properties or whole or partial interests in mortgage loans.

         The information in this Section and in the Prior Performance Tables included in this Prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by the Advisor and its Affiliates, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the Advisor and its Affiliates in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

         The table below provides certain summarized information concerning prior programs through the date of this Prospectus and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the period from January 1, 1986 through December 31, 1995, as implying in any manner that the Company will have results comparable to those reflected in the tables; the yield and cash available and other factors could be substantially different for the Company's properties. Investors should note that by acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.

                                                                  Prior                    Prior
                                                                  Public                   Private
                                                                 Programs                  Programs
                                                                 ----------------------------------

Number of programs sponsored  . . . . . . . . . . . .                7                        70
Aggregate amount raised from investors  . . . . . . .          $181,700,000              $91,617,000
Aggregate number of investors . . . . . . . . . . . .             16,500                    3,000
Number of properties purchased  . . . . . . . . . . .               87                     107 (1)
Aggregate cost of properties  . . . . . . . . . . . .         $163,913,000 (2)         $342,021,000(3)
Percentage of properties (based on cost) that were:
    Commercial --
         Retail . . . . . . . . . . . . . . . . . . .               2.5%                      0.0%
         Single-user retail net-lease . . . . . . . .               8.7%                     23.5%
         Nursing homes  . . . . . . . . . . . . . . .               8.7%                      0.2%
         Offices  . . . . . . . . . . . . . . . . . .               0.0%                      0.0%
         Industrial . . . . . . . . . . . . . . . . .               0.0%                      1.3%
         Health clubs . . . . . . . . . . . . . . . .               4.7%                      0.0%
         Mini-storage . . . . . . . . . . . . . . . .               0.0%                      0.4%
         Total commercial . . . . . . . . . . . . . .              24.6%                     28.4%

    Multi-family residential  . . . . . . . . . . . .              19.0%                     71.5%
    Land  . . . . . . . . . . . . . . . . . . . . . .              56.4%                      0.3%


Percentage of properties (based on cost) that were:
    Newly constructed (within a year of
         acquisition) . . . . . . . . . . . . . . . .              8.7%                     13.9%
    Existing  . . . . . . . . . . . . . . . . . . . .             91.3%                     86.1%
    Construction  . . . . . . . . . . . . . . . . . .              0.0%                      0.0%

Number of properties sold . . . . . . . . . . . . . .             12                        14
                                                                  22.2% (4)                 20.0%

Number of properties exchanged  . . . . . . . . . . .                0                      34
                                                                                            49.0%

(1) Includes 37 properties acquired following the disposition of a program's original real estate asset. See "-- Loan Modifications and Work-Outs" in this Section.
(2)      Includes purchase price and acquisition fees and expenses.
(3) Represents the aggregate purchase prices paid by the investment programs. Includes $104,768,242 in properties acquired following the disposition of a program's original real estate asset.

(4) Based on costs of property including portions of land parcels sold at December 31, 1995, and costs capitalized subsequent to acquisition.

         During the three years prior to December 31, 1995, publicly registered investment programs sponsored by IREIC purchased a total of 22 parcels of land totalling 4,136 acres, all located in northeast Illinois. The land was purchased on an all-cash basis.

         Upon written request of the Company, any potential investor may obtain, without charge, a copy of Table VI, filed with the Commission in connection with this Offering, which provides more detailed information concerning these acquisitions.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

         INLAND'S MONTHLY INCOME FUND, L.P. ("MONTHLY INCOME FUND I") -- The offering period for Monthly Income Fund I began August 3, 1987 and ended August 3, 1988. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum throughout the life of the partnership and to provide a hedge against inflation through capital appreciation.

         Monthly Income Fund I raised $30,000,000 from over 2,200 investors. Originally, Monthly Income Fund I purchased seven properties, including five in Illinois, one in Ohio and one in Oklahoma, for a total investment of $27,511,692 which includes acquisition costs of $25,831,542 plus an additional $1,487,500 expended for the upgrade of the McHenry Plaza, a neighborhood retail center, in McHenry, Illinois, plus $192,650 for upgrade costs at other properties. The properties owned by Inland Monthly Income Fund I include, in addition to McHenry Plaza, two nursing centers, two retail stores leased on a triple-net basis by Wal-Mart Stores Inc., a health club facility and an apartment complex, which was sold on an installment basis in 1994 and 1995. Through December 31, 1995, cash distributions have been maintained at an 8% level and on an accrual basis have totaled $335.06 per $500 unit or $18,877,468 including $15,629,880 from operating cash flow, $305,000 of net sales proceeds from the sale of the apartment complex, $2,095,863 from supplemental capital contributions from IREIC and $541,725 as a partial return of capital from partnership reserves. In the opinion of IREIC, the partnership is substantially meeting its investment objective for cash flow.

         Two of Monthly Income Fund I's properties, which represent 26.3% of its total assets as measured by their original purchase price, are nursing center facilities which are 100% leased by Elite Care Corporation ("Elite"). Monthly Income Fund I's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers Inc. ("ALC"), the tenant which was in place when Monthly Income Fund I purchased the properties. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund I was a .5% decrease in the effective rent over the term of the leases for the two nursing homes, from $67,270 per month when ALC was the tenant to $66,936 from Elite. Under the terms of the lease agreements for the nursing care facilities the partnership must approve any sublease transaction. The current operator of these facilities has negotiated with a new operator to sublease the facilities. IREIC has reviewed and approved the transaction with no significant changes to the terms of the leases.

         The major tenant at McHenry Plaza is a Walgreens drug store. Other tenants are Don Robert's Beauty School, Midwest Furniture and Family Entertainment Center. These tenants took possession of their spaces at the center from 1990 through 1993, following the July 1989 termination of a lease with Duckwell-Alco Stores, Inc. ("Alco"), the tenant which leased 94% of the space in the center at the time Monthly Income Fund I purchased the property. IREIC embarked on a program to re-lease the center to new tenants, and secured a $1,700,000 line of credit for property upgrades, remodeling and re-leasing expenses. Annual principal and interest payments on this debt total $187,943. Approximately 83% of the property is currently leased. An additional 4,000 square feet of storage area at the rear of the center, representing 7% of the total space, remains to be leased. Additional expenditures for build-out and leasing commissions are anticipated as the remaining rentable space is leased. The 1995 annual net operating income prior to debt service at McHenry Plaza is $234,000, compared to approximately $213,000 when Alco was the tenant. The completion of the redevelopment and lease-up of McHenry Plaza will increase the cash flow available for distribution by Monthly Income Fund I.

         The partnership successfully completed the conversion of the apartment complex to condominiums. Condominium sales began during the first quarter of 1994. As of December 31, 1995, all of the 38 six-unit buildings at the property had been sold.

         The defaults by ALC and Alco, the expense of upgrades and build-out at the McHenry Plaza and lower than expected net rental income from the apartment complex have reduced cash available for distribution by Monthly Income Fund I. Under the terms of a guarantee agreement, IREIC has made supplementary capital contributions totaling $2,095,863 from the inception of the program through December 31, 1995 for the purpose of providing 8% annual cash distributions to investors. These supplementary capital contributions will begin to be repaid from cash flow in the future, but only if excess cash flow exists after payment of an 8% annual distribution to investors. The effect on investors is that cash flow distributions will not exceed 8% per annum for the foreseeable future. In addition, IREIC may be reimbursed for its supplementary capital contributions from the sale or financing of properties, but only after investors have received the return of their capital. The effect on investors is that profits from the sale of the properties will be reduced by the amounts contributed by IREIC under the 8% distribution guarantee agreement.

         INLAND MONTHLY INCOME FUND II, L.P. ("MONTHLY INCOME FUND II") -- The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

         Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Water Tower Market Plaza (formerly Eagle Plaza), a neighborhood retail center in Illinois, for a total acquisition cost of $21,224,542. Through December 31, 1995, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $349.65 per $500 unit or $16,279,471, including $11,883,906 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

         One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite. Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with ALC, the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center over the term of the lease, from $77,368 per month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center the partnership must approve any sublease transaction. The current operator of this facility has negotiated with a new operator to sublease the facility. IREIC has reviewed and approved the transaction with no significant changes to the terms of the lease.

         On January 8, 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors on February 1, 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

         On January 21, 1994, the anchor tenant at Eagle Plaza neighborhood retail center, Eagle Foods, closed its store. Under the terms of its lease, Eagle Foods has guaranteed rent payments until May 1997. On February 4, 1994 and with the approval of IREIC, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified"). The shopping center was subsequently renamed Water Tower Market Plaza. During August 1995, Certified vacated the store. Under the original lease, as well as the assignment of the lease, Eagle Foods has guaranteed payments until November 1998. Eagle Foods assigned its lease to Euro-Fresh Markets which began occupancy in May 1996.

         In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

         INLAND REAL ESTATE GROWTH FUND, L.P. ("GROWTH FUND I") -- The offering period for Growth Fund I began December 9, 1985 and ended August 9, 1987. The objectives were to invest in multi-family residential properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

         Growth Fund I raised $9,465,000 from more than 700 investors and purchased four properties which included one multi-family residential property in Arizona and a partial interest in another multi-family residential property in Illinois. The other two properties were repurchased from Growth Fund I by IREIC. The terms of these repurchase transactions placed Growth Fund I in the same cash position it would have been in had the properties never been acquired. Growth Fund I sold the multi-family residential property located in Illinois as condominium units to individual purchasers for $6,685,950. Of the total net sales proceeds of $6,455,375, $1,650,000 was used to pay off the underlying debt on the property, $1,715,198 was distributed to limited partners during 1994, $1,832,785 was used to pay down the debt on the partnership's Arizona property and the remainder was used to fund condominium conversion costs. The property was purchased by Growth Fund I in December 1985 for $3,836,416, which included acquisition fees of $483,500. The gain on sale for financial reporting purposes was $2,236,220, which is net of selling expenses and commissions. Cash distributions to limited partners through December 31, 1995 totaled $509.66 per $1,000 unit or $4,516,868, including $1,281,155 from operations, $1,724,843 from the sale or refinancing of the partnership's properties, $943,224 from the repurchase of partnership properties by IREIC and $567,646 partial return of capital from partnership reserves. The monthly principal and interest payments on the Arizona property were reduced from $27,819 to $12,314 as a result of refinancing the Arizona property in March 1994 and the debt reduction described above.

         In IREIC's opinion, the Arizona real estate market has been improving over the last two years, and a sale of the Arizona property will be evaluated on an ongoing basis with the intent to profitably conclude the partnership. The decline in the Arizona market from 1989 through 1992 reduced net operating income from that property and, therefore, the quarterly cash distributions which might otherwise have been received by limited partners during that period. Similarly, the decline of the Arizona market has extended the holding period for that property. If and when the Arizona property can be sold at a profit, the annual rate of capital appreciation realized by investors will be less than if the Arizona market had not declined.

         INLAND REAL ESTATE GROWTH FUND II, L.P. ("GROWTH FUND II") -- The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

         Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 62% financed with 38% equity. Cash distributions to limited partners through December 31, 1995 totaled $1,135.44 per $1,000 unit or $4,509,182, including $862,410 from operations and $3,646,772 return of capital from the sale of the multi-family property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid (the partnership continues to be owed $80,000 on these loans, secured by second mortgages). In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining assets and bring the partnership to a profitable conclusion.

         INLAND LAND APPRECIATION FUND, L.P. ("LAND FUND I") -- The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of December 31, 1995, Land Fund I has completed 51 sales transactions, involving all or portions of 11 parcels, including three sales of rights-of-way to the Illinois Department of Transportation plus a land option, which generated $4,774,251 in net sales proceeds. Land Fund I's cost basis in the land parcels sold was $2,654,277 resulting in a gain, net of selling expenses and commissions, of $2,119,974 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1995 totaled $4,146,395, all from the sale of land parcels.

         INLAND LAND APPRECIATION FUND II, L.P. ("LAND FUND II") -- The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Land Fund II raised $50,476,170 from 5,055 investors and purchased 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of December 31, 1995, Land Fund II has had multiple sales transactions involving all or portions of seven parcels which generated $9,113,875 in net sales proceeds. Land Fund II's cost basis in the land parcels sold was $5,552,092 resulting in a gain, net of selling expenses and commissions, of $3,561,783 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1995 totaled $2,836,752, including $2,115,752 from sales and $721,000 from operations.

         INLAND CAPITAL FUND, L.P. ("LAND FUND III") -- The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Land Fund III raised $32,399,282 from 2,683 investors and purchased 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,990. Land Fund III has completed two sales transactions, involving the house and portions of two parcels which generated $646,334 in net sales proceeds. Land Fund III's cost basis in the land parcels sold was $417,551 resulting in a gain, net of selling expenses and commissions, of $228,783 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1995 totaled $646,334, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

         Since inception, Affiliates of the Advisor have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 275 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these partnerships.

         From 1990 and through the end of 1995, investors in Inland's private partnerships have received total distributions in excess of $82,473,427 consisting of cash flow from partnership operations, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by Inland Real Estate Corporation, the former corporate general partner, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

         Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a letter from IREIC dated March 30, 1994, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint on April 19, 1994 in the Circuit Court of Cook County, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. On August 1, 1994, Judge Thomas O'Brien granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint within 28 days. On August 29, 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts seek damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed on March 31, 1995 with prejudice, and the plaintiffs were given until May 1, 1996 to file an appeal. An appeal was filed on April 25, 1996 and the parties briefed the issue. It is not expected that oral arguments will be made until Fall 1996.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

         WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began October 1992 and ended June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering. Limited partners will receive cash distributions as land parcels are sold.

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

         During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

         TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on July 17, 1992. Cash distributions to limited partners through December 31, 1995 totaled $1,044,218, including $986,185 from operations and $58,033 from a loan from IREIC, pursuant to the guarantee for that program.

         10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns are guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution on July 17, 1992. Cash distributions to noteholders through December 31, 1995 totaled $681,223 including $663,939 from interest earnings and $17,284 from working capital reserves.

         9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of the Advisor and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on September 17, 1992. Cash distributions through December 31, 1995 totaled $357,116, of which $276,364 was interest earnings, $73,463 was a return of capital resulting from the amortization of mortgage loans and $7,339 was a loan from IREIC, pursuant to the distribution guarantee for that program.

         INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who are employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return are guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution on March 17, 1993. Cash distributions through December 31, 1995 totalled $342,060, of which $339,631 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. On May 31, 1996, the promissory notes were paid in full. This partnership will be liquidated in 1996.

         In February 1993, IREIC sponsored 9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors. The offering period for this program began February 1, 1993 and ended on May 17, 1993 when the maximum amount of $4,000,000 raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1995 totaled $929,094, of which $924,784 was interest earnings and $4,310 from working capital reserves.

         In April 1993, IREIC sponsored 9% MONTHLY CASH FUND II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1995 totaled $867,945, of which $864,752 was interest earnings and $3,193 from working capital reserves.

         In July 1993, Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), sponsored IMC NOTE ISSUE #2 1993, offering investments in promissory notes. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003 with 8% per annum interest and 100% return of principal guaranteed by IREIC were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made November 17, 1993. Cash distributions through December 31, 1995 totaled $1,068,666 of which $671,865 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

         In December 1993, IREIC sponsored INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in a maximum principal amount of $2,000,000 maturing July 1, 2001 with 10% per annum interest and 100% return of principal guaranteed by IREIC. The proceeds of the offering have been used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began on March 17, 1994. Distributions through March 31, 1995 totaled $177,893 all of which were interest earnings.

         An August 1988 private placement securities offering sponsored by an Affiliate of IREIC was INLAND JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership. The offering period for this program ended May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), secured predominantly by condominium units located in the Chicago metropolitan area. Cash distributions through December 31, 1995 have totaled $404,175, including $124,794 from interest earnings and $279,381 return of capital from loan repayments. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. As a result, IMIC currently owns 88% of the limited partner units.

LOAN MODIFICATIONS AND WORK-OUTS

         Between 1990 and December 31, 1995, 38 Inland-sponsored partnerships owning 25 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

         Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party. The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships--none of which were in default on their mortgage loans--provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender. In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. The partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long- term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm

         In the case of the Park Colony Limited Partnership, one of the 38 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. In December 1993, a new general partner replaced IREIC. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

         In 1990, the New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property are obtaining refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

         In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax- deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property will be acquired by the lender whose loan was secured by a first mortgage against the property.

         In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

         In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

         In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC is attempting to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but to date, no agreement has been reached. It is IREIC's intent to initiate a tax-deferred exchange

Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property. In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net basis by Wal-Mart Stores, Inc. In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

         Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director of IREIC and the Company, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

         Four of the 38 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with creditworthy tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

         In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 38 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

whereby the partnership will acquire an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

         The Inland organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships--the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net- leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

         Through December 31, 1995, 18 private partnerships sponsored by Affiliates of the Advisor which sold properties on an installment basis re-acquired their properties as a result of defaults by the purchasers. Thirteen of the properties that were re-acquired were subsequently sold. One property was returned to the lender and the remaining properties are being operated by the partnerships.

         Through December 31, 1995, seven private partnerships sponsored by Affiliates of the Advisor have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one- or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, i.e., one to two years later, due to a negotiated extension of the original maturity date.

         During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

         Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

         Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by Affiliates which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.


                                   MANAGEMENT

GENERAL

         The Company operates under the direction of the Board of Directors that is responsible for the overall management and control of the affairs of the Company. However, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

         Investment policies of the Company, as well as fees and expenses of the Company, have been established by the Directors and will be reviewed and approved by the Directors (including a majority of the Independent Directors) not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of the total fees and expenses of the Company in light of the investment experience of the Company and the fees and expenses of comparable advisor companies in supervising the relationship of the Company with the Advisor and its Affiliates. Each such determination and the basis therefor shall be set forth in the minutes of the Directors.

         The Independent Directors shall determine from time to time, but not less often than annually, that the compensation which the Company contracts to pay to the Advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by applicable state regulatory authorities. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination shall be based on the factors set forth below and all other factors that the Independent Directors may deem relevant and the findings of the Independent Directors on each such factor shall be recorded in the minutes of the Board. Such factors include: (i) the size of the Advisory Fee in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;
(iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Fiduciary Responsibility of Directors and the Advisors; Indemnification" and "--The Advisory Agreement" in this Section.

         The Board is currently comprised of five individuals, a majority of whom are independent (the "Independent Directors"). Each of the Directors serves for a one-year term and will be elected annually. See "Summary of Organizational Documents."

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the Directors and the Company's executive officers:


         Name                                 Age           Position and Office with the Company
         ----                                 ---           ------------------------------------
         Robert D. Parks                      52            President, Chief Executive Officer, Chief Operating Officer
                                                            and Affiliated Director
         G. Joseph Cosenza                    52            Affiliated Director
         Roland W. Burris                     58            Independent Director
         Douglas R. Finlayson, M.D.           56            Independent Director
         Heidi N. Lawton                      33            Independent Director
         Roberta S. Matlin                    51            Vice President -- Administration
         Cynthia M. Hassett                   37            Secretary, Treasurer and Chief Financial  Officer
         Patricia A. Challenger               42            Assistant Secretary

         ROBERT D. PARKS. President, Chief Executive Officer, Chief Operating Officer and Affiliated Director of the Company since its formation in 1994.
Mr. Parks joined The Inland Group, Inc. and its Affiliates ("TIGI") in 1968.
He is Director of TIGI and is President, Chairman and Chief Executive Officer of Inland Real Estate Investment Corporation ("IREIC") and is a Director of Inland Securities Corporation. Mr. Parks is responsible for the ongoing administration of existing partnerships, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all limited partnership interests nationwide and has overall responsibility for the portfolio management of all partnership investments and investor relations.
Mr. Parks received his B.A. Degree from Northeastern Illinois University and M.A. from the University of Chicago. He is a registered Direct Participation Program Principal with the National Association of Securities Dealers, Inc. and a licensed real estate broker. He is a member of the Real Estate Investment Association and the National Association of Real Estate Investment Trusts.

         G. JOSEPH COSENZA. Affiliated Director of the Company since its formation in 1994. Mr. Cosenza joined TIGI in 1968. Mr. Cosenza is a Director, Vice Chairman and Chief Executive Officer of TIGI. Mr. Cosenza oversees, coordinates and directs Inland's many enterprises and, in addition, immediately supervises a staff of three persons who engage in property acquisition. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, Mr. Cosenza taught at the LaGrange School District in Hodgkins, and from 1968 to 1972, he served as Assistant Principal and teacher in the Wheeling School District. He has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute. Mr. Cosenza has also been Chairman of the Board of American National Bank of DuPage and part owner of American National Bank of DuPage and Burbank State Bank, and has served on the Board of Directors of Continental Bank of Oakbrook Terrace. Mr. Cosenza was the individual general partner of a limited partnership which ceased making debt service payments to an unaffiliated lender with the objective of reducing or restructuring the debt to a level which was commensurate with the level of performance of the property owned by such partnership. The lender acquired the property owned by such partnership through foreclosure and an affiliate of Mr. Cosenza supplied the partnership with the new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net basis by Wal-Mart Stores, Inc. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

         ROLAND W. BURRIS. Independent Director since January 1996. Mr. Burris has been the Managing Partner of Jones, Ware & Grenard, a Chicago law firm since June 1995, where he practices primarily in the areas of environmental, banking and consumer protection. After obtaining his law degree from Howard University Law School in 1963, Mr. Burris began a career in the banking industry initially as a federal bank examiner and then at Continental Illinois National Bank where he rose to the position of vice president. From 1973 to 1995, Mr. Burris was involved in State of Illinois government including holding the positions of State Comptroller and Attorney General of the State of Illinois. Mr. Burris completed his undergraduate studies at Southern Illinois University and studied international law as an exchange student at the University of Hamburg in Germany. Mr. Burris serves on many boards, including the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission. He is also serving as an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

         DOUGLAS R. FINLAYSON, M.D. Independent Director of the Company since October 1994. Dr. Finlayson is a full- time family practice and nutritional medicine physician with Partners in Primary Care in Rolling Meadows, Illinois and Westlake Clinic in Ingleside, Illinois. He joined the Clinic in 1992.
From 1968 to 1971, Dr. Finlayson was a battalion surgeon in the United States Army. Dr. Finlayson began private practice in 1971 joining the staff of Northwest Community Hospital, and from 1982 until 1988, Dr. Finlayson served as Medical Director of the Rolling Meadows Alcohol and Drug Dependence Program of Lutheran Welfare Services. From 1988 until joining Westlake Clinic in 1992, Dr. Finlayson practiced medicine on a part-time basis primarily in the area of nutritional medicine. Since 1975, Dr. Finlayson has been involved with buying and selling real estate assets, including vacant land, speculative housing and rental properties, for his own account. In 1978, Dr. Finlayson acquired and developed 100 acres in South Barrington, Illinois, and as a member of the Church Building Committee, led the development of the Willow Creek Community Church Campus. Since 1983, Dr. Finlayson has been designing computer software systems for medical application including projects for the Illinois Hospital Association. Dr. Finlayson holds a B.S. Degree in Chemistry from the University of Illinois and a M.D. Degree from the University of Heidelberg, Germany.

         HEIDI N. LAWTON. Independent Director of the Company since October 1994. Ms. Lawton is managing broker, owner and president of Lawton Realty Group, an Oak Brook, Illinois real estate brokerage firm which she founded in 1989. Lawton Realty Group employs four full-time associates and generates sales volume of approximately $20,000,000 annually. The firm specializes in commercial, industrial and investment real estate brokerage. Ms. Lawton is responsible for all aspects of the operations of the company. She also structures real estate investments for clients -- procuring partner/investors, acquiring land and properties and obtaining financing for development and/or acquisition. Prior to founding Lawton Realty Group and while she was earning her B.S. Degree in business management from the National College of Education, she was managing broker for VCR Realty in Addison, Illinois. While there, she was engaged primarily in brokerage of industrial and commercial property. She also provided property management services, including leasing, for a portfolio of more than 100 properties, including condominium complexes, industrial, apartment and small retail shopping centers. At the beginning of her career in real estate, she acted as a general contractor building and selling single-family homes as well as a retail center in Lombard, Illinois. As a licensed real estate professional since 1982, she has served as a member of the Certified Commercial Investment Members, secretary of the Northern Illinois Association of Commercial Realtors, and is a past board member and commercial director of the DuPage Association of Realtors.

         ROBERTA S. MATLIN. Vice President - Administration of the Company since March 1995. Ms. Matlin joined Inland in 1984 as Director of Investor Administration and currently serves as Senior Vice President - Investments of IREIC directing the day-to-day internal operations. She is also the President and a Director of Inland Securities Corporation. Prior to joining Inland, Ms. Matlin spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois. She is registered with the NASD as a general securities principal.

         CYNTHIA M. HASSETT. Secretary, Treasurer and Chief Financial Officer of the Company since January 1995. Ms. Hassett has been Secretary and Treasurer of the Advisor since its formation in 1994. Ms. Hassett joined Inland in 1983 and is a Vice President of IREIC. Ms. Hassett is responsible for the Investment Accounting Department which includes the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Hassett was on the audit staff of Altschuler, Melvoin and Glasser since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Hassett is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

         PATRICIA A. CHALLENGER. Assistant Secretary of the Company since March 1995. Ms. Challenger joined Inland in 1985. She is currently a Senior Vice President of IREIC in the area of asset management. As head of the Asset Management Department, she develops operating and disposition strategies for all investment-owned properties. Ms. Challenger received her B.S. Degree from George Washington University and her Master's Degree from Virginia Tech University. Ms. Challenger was selected and served from 1980 to 1984 as Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting and also served as Senior Contract Specialist responsible for capital improvements in 109 government properties. Ms. Challenger is a licensed real estate salesperson, NASD registered securities sales representative and is a member of the Urban Land Institute.

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. The Board has established an Audit Committee consisting of two Independent Directors, Ms. Lawton and Mr. Burris. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

         Executive Committee. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

         Executive Compensation Committee. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS

         The Company pays its Independent Directors an annual fee of $1,000.
In addition, Independent Directors receive $250 for attendance (in person or by telephone) at each meeting of the Board or committee thereof. Officers of the Company who are Directors are not paid any directors' fees. Each Independent Director received options to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan. On the date of the annual meeting of the Company's Stockholders, each Independent Director then in office will receive an annual grant of options to purchase 500 Shares. See "--Independent Director Stock Option Plan" in this Section.

THE ADVISOR

         The Advisor is a wholly owned subsidiary of IREIC. The Advisor is an Illinois corporation and the following table sets forth information with respect to the executive officers and directors of the Advisor. The biographies of Robert D. Parks, G. Joseph Cosenza, Roberta S. Matlin, Patricia
A. Challenger and Cynthia M. Hassett are set forth above.

              Name                                 Position and Office with the Advisor
              ----                                 ------------------------------------

         Robert D. Parks                           Chairman of the Board and President
         G. Joseph Cosenza                         Director
         Norbert J. Treonis                        Director
         Roberta S. Matlin                         Director and Secretary
         Patricia A. Challenger                    Vice President -- Asset Management
         Cynthia M. Hassett                        Treasurer

         NORBERT J. TREONIS (age 45) has been a director of the Advisor since its formation in 1994. Mr. Treonis joined TIGI and its Affiliates in 1975 and he is currently Chairman and Chief Executive Officer of Inland Property Management Group, Inc., Chairman of the Board of Directors of Inland Commercial Property Management, Inc. and a Director of TIGI. He serves on the Board of Directors of all Inland subsidiaries involved in the property management, acquisitions and maintenance of real estate, including Mid-America Management Corp. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide. Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National Bank of DuPage, the Apartment Builders and Managers Association of Illinois, the National Apartment Association and the Chicago Apartment Association.

         The Advisor is a member of a group of affiliated corporations, The Inland Group, Inc. ("TIGI"), which is engaged in businesses related to many aspects of real estate and mortgage financing. The relevant skills and experience of each of these companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

         The first of the TIGI-affiliated businesses was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of TIGI all remain actively involved in overseeing these companies. The businesses of these TIGI-affiliated companies are still centered in the Chicago metropolitan area, since the founders of TIGI believe that sound real estate operations require detailed knowledge of local conditions. Over the past 30 years, TIGI-affiliated companies have experienced significant growth. TIGI-affiliated companies, in the aggregate, in April 1996 were ranked by Crain's Chicago Business as the 32nd largest privately held business group headquartered in the Chicago area. Limited partnerships for which IREIC is the general partner own in excess of 9,800 acres of pre- development land in the Chicago area, as well as 10,500,000 square feet of commercial property in Chicago and nationwide.

         As TIGI-affiliated companies bought and sold properties over the years, necessary expertise in real estate financing was developed. This function was formally recognized in 1977, with the incorporation of IMC. IMC, during its history, has originated more than $1 billion in financing, including loans to third parties and affiliated entities.

         Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of March 1, 1996, owned a $57,000,000 loan portfolio, and IMSC serviced a loan portfolio of 455 loans exceeding $460,000,000.

THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Directors, manages or causes to be managed the Company's properties and renders other services as the Directors deem appropriate. The Advisor is subject to the supervision of the Directors and has only such functions as are delegated to it.

         The Advisor bears the expenses incurred by it in connection with performance of its duties under the Advisory Agreement, including employment expenses of its personnel, certain travel and other expenses of the directors, officers and employees of the Advisor, rent, telephone, and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor receives reimbursement for certain expenses it incurs. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's properties.

         The Advisory Agreement, which was entered into by the Company, with the unanimous approval of the Directors, including the Independent Directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. It may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent Directors of the Company or the Advisor, as the case may be, upon 60 days written notice without cause or penalty. In the event of the termination of the Advisory Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function.

a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the Stockholders.

THE MANAGEMENT AGENT

         Inland Commercial Property Management, Inc. ("ICPM" or the "Management Agent"), an Affiliate of the Advisor, provides property management services to the Company. ICPM, an Illinois corporation, is a wholly owned subsidiary of Mid-America Management Corp. ("Mid-America"), which manages approximately 14,600 multi-family units, including approximately 13,600 in the Chicago metropolitan area more than any other firm in that market. ICPM was incorporated in 1994 to segregate responsibility for Mid-America's growing management portfolio of commercial properties. In August 1988, Mid-America and its Affiliates owned or managed 1.3 million square feet of retail property. This figure had grown to 5.8 million square feet by August 1991 and to 9.6 million square feet in April 1996.

         ICPM is responsible for collections, leasing and maintenance of the commercial properties which it manages. A substantial portion of the portfolio, approximately 7.6 million square feet, consists of properties triple-net leased to creditworthy tenants, whereby the tenant operates and maintains the property and rent is net of property taxes, insurance and operating expenses.

         The following table sets forth information with respect to the executive officers and directors of ICPM. The biography of Mr. Norbert J. Treonis is set forth above.

              Name                       Age                    Position and Office with ICPM
              ----                       ---                    -----------------------------

         Norbert J. Treonis             45                      Chairman of the Board of Directors
         Robert H. Baum                 52                      Director
         Daniel L. Goodwin              52                      Director
         D. Scott Carr                  30                      President
         Kristi Wells                   30                      Vice President
         Robert M. Barg                 42                      Secretary/Treasurer

         ROBERT H. BAUM has been a Director of ICPM since its formation. Mr. Baum has been with TIGI and its Affiliates since 1967 and is one of the four original principals. Mr. Baum is Executive Vice President-General Counsel and a Director of TIGI. In his capacity as General Counsel, Mr. Baum is responsible for the supervision of the legal activities of TIGI and its Affiliates. This responsibility includes the supervision of the Inland Law Department and serving as liaison with all outside counsel. Mr. Baum is a member of the North American Securities Administrators Association Real Estate Advisory Committee and is a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is also a member of the American Corporation Counsel Association, as well as a member of several bar associations. Mr. Baum has been admitted to practice before the Supreme Courts of the United States and the State of Illinois, as well as the bars of several federal courts of appeals and federal district courts. He received his B.S. Degree from the University of Wisconsin and his J.D. Degree from Northwestern University School of Law.

         DANIEL L. GOODWIN has been a Director of ICPM since its formation. Mr. Goodwin is Chairman of the Board of Directors of TIGI, a billion-dollar real estate and financial organization located in Oak Brook, Illinois. Mr. Goodwin has been with TIGI and its Affiliates since 1967. Among TIGI's

         For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year; or (ii) 25% of the Company's Net Income for that calendar year.

         The Advisory Agreement gives the Company the first opportunity to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase within 60 days. The Advisory Agreement also provides the Company with the first opportunity to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or about to be placed under contract by the Advisor or its Affiliates, provided that:
(i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; (iii) the property meets the Company's acquisition criteria; and (iv) in the event that more than one real estate investment program sponsored by the Advisor or its Affiliates has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time.

         If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed by the Advisor and the Independent Directors. The Directors (including a majority of its Independent Directors) approved the payment to the Advisor of an Acquisition Expense reimbursement equal to approximately 0.5% of Gross Offering Proceeds to cover costs incurred in the Advisor's site selection and acquisition activities (including travel and related items) on behalf of the Company. See "Compensation Table."

         Many REITs which are listed on national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party to perform management functions on its behalf, such as an advisor. Accordingly, should the Company commence a subsequent public offering after completion of this Offering and apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in the Company's best interest to become self-administered. In this event, if the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the Advisor to merge into the Company and for the Company to allow such merger, with the consideration determined through appropriate means agreed to by the Company and the Advisor. In the event the Advisor is merged into the Company, certain key employees of the Advisor will become employees of the Company.

         In the event the Advisory Agreement is terminated because Shares are listed for trading on a national stock exchange or market system, provision for payment of fees to the Advisor will be terminated. The Advisor and the Management Agent may be merged into the Company at the time of listing and may receive Shares in the Company in an amount which would be determined at that time, based upon the value of all fees given up or waived by the Advisor and the Management Agent through the merger. In the event the Advisory Agreement is terminated for any reason other than the merger of the Advisor into the Company, all obligations of the Advisor and its Affiliates to offer properties to the Company for purchase shall also terminate.

         The Company has agreed to indemnify the Advisor and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Advisor with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused subsidiaries is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest. Mr. Goodwin has served as Director of the Avenue Bank of Oak Park and as a Director of the Continental Bank of Oakbrook Terrace. He was also Chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the Chairman of the Board of Inland Mortgage Investment Corporation.

         Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi-Housing Council. Illinois Governor James Edgar appointed him Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He has also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as the 1980's Man of the Year for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's senior citizens. On May 4, 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing TIGI as the leading corporate provider of transitional housing for the homeless people of DuPage County.

         Mr. Goodwin is a product of Chicago-area schools, and obtained his Bachelor's and Master's Degrees from Illinois universities. Following graduation, he taught for five years in the Chicago public schools. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University and, in 1986, he was awarded an honorary doctorate from Northeastern Illinois University College of Education. He is currently a trustee of Illinois Benedictine College, and a member of the Board of Governors of Illinois State Colleges and Universities. He was elected chairman of the Northeastern Illinois University Board of Trustees in January 1996. Mr. Goodwin served as a member of Governor Edgar's Transition Team. He also served as a member of the Illinois House of Representatives Speaker's Advisory Council.

         Mr. Goodwin was the individual general partner of 14 W. Elm Limited Partnership, 1445 North State Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership and 6030 Sheridan Limited Partnership, each of which ceased making debt service payments to unaffiliated lenders with the objective of reducing or restructuring the debt to a level which was commensurate with the level of performance of the property owned by such partnerships. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

         D. SCOTT CARR has been an officer of ICPM since its formation. Mr. Carr was appointed Vice President and Secretary of ICPM in July 1994 and was appointed President in July 1995. Mr. Carr joined TIGI and its Affiliates in 1987. Mr. Carr has responsibility for all the portfolio of commercial properties managed by ICPM, including management and leasing. Mr. Carr is a licensed real estate broker. He is a Certified Property Manager candidate with the Institute of Real Estate Management and a member of the International Council of Shopping Centers.

         KRISTI A. WELLS has been an employee of ICPM since its formation. Ms. Wells was appointed Assistant Vice President in July 1994 and in July 1995 was appointed Vice President. Ms. Wells joined TIGI in 1990. Ms. Wells is a licensed real estate broker and is a member of the International Counsel of Shopping Centers.

         ROBERT M. BARG has been the Secretary and Treasurer of ICPM since January 1995. Mr. Barg joined the Inland Property Management Group in January 1986 and is Vice President and Controller of Mid-America. Prior to joining TIGI, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois - Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

OTHER SERVICES

         In addition to the services described above provided by the Advisor and its Affiliates, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed 90% of that which will be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Directors, including a majority of the Independent Directors.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         The Company adopted the Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") concurrently with the commencement of the Prior Offering. Only non-employee Directors who are "disinterested persons" as defined under Rule 16b-3 of the Exchange Act are eligible to participate in the Independent Director Stock Option Plan.

         A total of 50,000 shares of Common Stock have been authorized and reserved for issuance under the Independent Director Stock Option Plan. If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the consideration payable with respect to options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the price for each share.

         The Independent Director Stock Option Plan provides for the grant of non-qualified stock options to purchase 3,000 Shares to each Independent Director as of the date such individuals become Directors (the "Initial Options"), and subsequent grants of options to purchase 500 Shares on the date of each annual stockholders' meeting to each Independent Director then in office (the "Subsequent Options", collectively with the "Initial Options" referred to herein as an "Option" or "Options"). As of the date of this Prospectus, Options to purchase 10,000 Shares at $9.05 per Share had been granted.

         The purchase price of Common Stock (the "Option Price") under each Initial Option granted to Independent Directors who became Directors on or before the date of the Offering is the fair market value of the Common Stock at the date of the commencement of the Offering. The Option Price under each Initial Option granted to Directors who become Directors after the commencement of the Offering will be the fair market value of the Common Stock as of the date of grant. The Option Price under each

Subsequent Option granted to Directors shall be the fair market value of the Common Stock on the last business day preceding the annual meeting. The Option Price under Options granted during the period of the Offering is fixed in the Independent Director Stock Option Plan at $9.05 per share.

         The Initial Options are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The Subsequent Options are exercisable on the second anniversary of the date of grant. Options granted under the Independent Director Stock Option Plan continue to be exercisable until the first to occur of the tenth anniversary of the date of grant or three months following the date the Independent Director ceases to be a Director and may be exercised by payment of cash or through the delivery of Common Stock. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no Option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

         No Option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or the laws of descent or distribution. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event or three months after the Independent Director ceases to be a member of the Board for any reason except death or disability.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan shall terminate, and any outstanding options shall terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such options.



                            SELECTED FINANCIAL DATA

         The following table sets forth selected financial information derived from the financial statements of the Company. Balance sheet data at March 31, 1996 and December 31, 1995 and 1994 and income statement data for the three months ended March 31, 1996 and for the years ended December 31, 1995 and 1994 have been derived from the audited financial statements of the Company. In addition, the data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of the Company and related notes thereto included elsewhere in this Prospectus.




                                                          (Unaudited)
                                                             Three
                                                            Months
                                                             Ended
                                                           March 31,         Year Ended December 31,
                                                           ---------         -----------------------
                                                             1996               1995         1994
                                                             ---                ----         ----
Total assets . . . . . . . . . . . . . . . . . . . . . .   $26,428,081         18,750,877     2,402,373

Mortgage payable . . . . . . . . . . . . . . . . . . . .       748,011            750,727       --

Total income . . . . . . . . . . . . . . . . . . . . . .       761,079          1,180,422       --

Net income . . . . . . . . . . . . . . . . . . . . . . .       235,266            496,514       --

Net income per share (a) . . . . . . . . . . . . . . . .           .12                .53       --

Distributions declared . . . . . . . . . . . . . . . . .       476,675            736,627       --

Distributions per share (a)  . . . . . . . . . . . . . .           .20                .78       --

Funds from Operations (a) (b). . . . . . . . . . . . . .       338,357            666,408       --

Funds available from distributions (b) . . . . . . . . .       440,406            787,011       --

Cash flows from operating activities   . . . . . . . . .       596,106            978,350       --

Cash flows used in investing activities  . . . . . . . .    (5,811,430)        (6,577,843)   (1,703,498)

Cash flows from financing activities . . . . . . . . . .     7,413,866          6,327,490     1,714,432

Weighted average number of common shares
     outstanding . . . . . . . . . . . . . . . . . . . .     2,394,092            943,156        20,000


(a) The net income and distributions per share are based upon the weighted average number of common shares outstanding. the $.20 per share Distribution for the three months ended March 31, 1996 and the $.78 per share Distribution for the fiscal year ended December 31, 1995, represented 141% and 110.5% of the Company's Funds From Operations ("FFO") and 108% and 93.6% of funds available for distribution for those periods. See Footnote (b) below for information regarding the Company's calculation of FFO. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to Stockholders as ordinary dividend income. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the stockholder's basis in the Shares to the extent thereof, and thereafter as taxable gain (a return of capital). These Distributions will have the effect of deferring taxation of the amount of the Distribution until the sale of the Stockholder's Shares. The Company cannot calculate the portion of the Distribution for the three months ended March 31, 1996 that represented a return of capital. For 1995, $42,414 (or 5.76%) of the $736,627 Distribution paid for 1995 represented a return of capital. In order to maintain its qualification as a REIT, the Company must make annual distribution to Stockholders of at least 95% of its taxable income (which does not include net capital gains) which was approximately $659,500 (or 89.5%) of the Distribution paid in 1995. Under certain circumstances, the Company may be required to make Distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Distributions are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute the funds, the Company's capital expenditure, the annual distribution required to maintain REIT status under the Code and other factors the Board of Directors may deem relevant.

(b) "FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation, and after after adjustments for unconsolidated partnerships and joint ventures. The Company presently has no interests in unconsolidated partnerships or joint ventures. FFO and funds available for distribution are calculated as follows:

                                                                  3/31/96        1995           1994
                                                                  -------        ----           ----

         Net income . . . . . . . . . . . . . . . . . . . . .   $ 235,266      496,514           --
         Depreciation . . . . . . . . . . . . . . . . . . . .     103,091      169,894           --
                                                                ---------      -------       -------------

              Funds from operations (1) . . . . . . . . . . .     338,357      666,408           --

         Deferred rent receivable   . . . . . . . . . . . . .      (7,284      (12,413) (2)      --
         Rental income received under master
              lease agreements (3)  . . . . . . . . . . . . .     109,333      133,016           --
                                                                ---------      -------       -------------

              Funds available for distribution  . . . . . . .   $ 440,406      787,011           --
                                                                =========   ==========       =============

         (1) FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. FFO as reported by the Company may not be comparable to other similarly titled measures of other real estate companies.

         (2) Reference is made to Note (5) of the Notes to Financial Statements of the Company.

         (3) As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to 18 months or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. As of December 31, 1995, the Company had recorded $133,016 of such payments and for the three months ended March 31, 1996, the Company recorded $109,333 of such payments.

                       INVESTMENT OBJECTIVES AND POLICIES

         1. General. The Company's investment objectives are to: (i) make regular Distributions to the Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income pursuant to the REIT qualification requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

         2. Distributions. The Company currently pays regular monthly Distributions to its Stockholders. However, the Company reserves the right, prior to the completion of the acquisition process, to pay Distributions on a quarterly basis out of Cash Flow, in an amount determined by the Board. The Board presently anticipates that Distributions equal to an 8% annualized return per Share will continue to be paid to each Stockholder of record. The continuation of Distributions and the size of the Distributions depend upon a variety of factors. There can be no assurance that Distributions will be made. Distributions for the year ended December 31, 1995, totaled $736,627, of which $42,414 was a return of capital for federal income tax purposes. In addition, Distributions for the three months ended March 31, 1996 totalled $476,675, a portion of which may be a return of capital.

                 To the extent possible, it will be the policy of the Company to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To implement this policy, the Company may use cash received during prior periods, or cash received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy will be dependent upon the availability of Cash Flow and applicable REIT rules. Therefore, there can be no assurance that there will be Cash Flow available to pay Distributions, or that Distributions will not fluctuate. Monthly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions quarterly, to reduce administrative costs. It will be the general policy of the Company, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties through the purchase of additional properties. See "--Sale or Disposition of Properties" in this Section.

         3. Types of Investments. The Company was formed to acquire existing Neighborhood Retail Centers located primarily within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters, as well as single-user properties net leased by creditworthy tenants, located throughout the United States. The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease the property to such entity. It is the Company's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interests of the Company, the Company will, in certain instances, utilize borrowing to acquire properties. On properties purchased on an all-cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase Cash Flow. Certain of these properties will be subject to "net" leases. "Net" leases typically require that tenants pay all or a majority of the operating expenses including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, as well as lease payments. The leases will be long-term (typically 15 to 25 years, but generally not less than ten years) and may provide for a base minimum annual rent with periodic increases. For purposes hereof, a creditworthy tenant shall be defined as a tenant with a minimum net worth equal to ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate having a minimum net worth of $10 million.

                 The Company will elect to purchase properties based on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In acquiring a property, the Advisor requires a Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback situation, the seller of the property generally is assuming the operating risk which may increase the price paid for the property. All acquisitions from Affiliates are subject to approval by a majority of the Directors, including a majority of the Independent Directors.

                 The Advisor and its Affiliates may purchase properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing for the Company, the completion of construction of the property or any other purpose related to the business of the Company. In no event, however, may the Advisor or its Affiliates transfer any property to the Company which it has held in excess of 12 months prior to commencement of the Offering, except those specified in this Prospectus.

         4. Acquisition Standards. Through its experience with the acquisition of approximately 750 properties by Affiliates, the Advisor believes the Company has the ability to identify quality properties capable of meeting the investment objectives of the Offering. In evaluating potential acquisitions, the Company considers a number of factors, including a property's: (a) geographic location and type; (b) construction quality and condition; (c) current and projected cash flow; (d) potential for capital appreciation; (e) lease rent roll, including the potential for rent increases;
(f) potential for economic growth in the tax and regulatory environment of the community in which the property is located; (g) potential for expanding the physical layout of the property and/or the number of sites; (h) occupancy and demand by tenants for properties of a similar type in the same geographic vicinity; (i) prospects for liquidity through sale, financing or refinancing of the property; (j) competition from existing properties and the potential for the construction of new properties in the area; and (k) treatment under applicable federal, state and local tax and other laws and regulations.

                 Statistics in this section are excerpted from Woods & Poole Economics, Inc., 1996 MSA Profile, Metropolitan Area Forecasts to 2020. Woods & Poole Economics, Inc. is a Washington, D.C.-based independent research firm that specializes in long-term county economic and demographic forecasts. Chicago statistics are for the Chicago Metropolitan Statistical Area/Primary Metropolitan Statistical Area, as defined by the Office of Management and Budget. All earnings, personal income and retail sales data are presented in inflation-adjusted 1987 "constant" dollars.

                 In 1993, Chicago had the third largest population among 313 metropolitan areas in the nation with more than 7.6 million people. Chicago today is one of the nation's largest metropolitan areas and retail markets. While the rate of growth of this large market from 1993 through 2020 is forecast to trail that of the nation as a whole, in absolute numbers Chicago will be a leader in increases in population, jobs, per capita income and retail sales. Population is forecast to increase 0.33% per year in the Chicago metropolitan area, compared to 0.83% for the nation as a whole; for jobs, the forecasted annual increase is 0.87% for Chicago, compared to 1.02% for the nation; for retail sales, the total forecasted increase from 1993 to 2020 is 43% for Chicago and 64% for the nation.

                 Woods & Poole Economics, Inc. projects that from 1993 through 2020, the Chicago metropolitan area will add 714,840 persons, the 21st largest increase among the nation's 313 metropolitan areas, with Chicago retaining its current place as third largest metropolitan area in the nation.

                 For the same period it is forecast that the Chicago area will:
(i) see a 50% rise in per capita income, improving the area's ranking from 23rd to 18th among the nation's 313 metropolitan areas; (ii) lead the nation in the number of new jobs, with 1,153,500; and (iii) see a rise in annual retail sales from $49.8 billion to $71.1 billion, the largest increase among any metropolitan area in the nation.

         5. Description of Leases. The Company anticipates that with regard to its properties, lessees will generally be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance of the properties. It is the Company's intent that a substantial number of these leases will also contain provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds. The terms of the leases with Anchor Tenants will generally have initial terms of ten to 25 years, with one or more options available to the lessee upon expiration of the initial term. By contrast, smaller tenant leases typically have three to five year terms.

                 During the initial term of a "net" lease, anticipated to be not less than ten years, but typically 15 to 25 years, the tenant will pay the Company, as lessor, a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building. In addition to the minimum annual rent, lessees may pay the Company additional annual rent as a result of predetermined periodic increases.

                 Each "net" lease tenant will be required to obtain liability insurance covering the properties owned by the Company. The third party liability coverage will insure, among others, the Company and the Advisor.
Each tenant will be required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by the Advisor. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant will remain fully liable under the lease unless the assignee meets certain income and net worth tests.

     6. Property Acquisition. The Company's acquisitions are anticipated to be acquisitions of fee interests in real property, althouh other methods of acquiring a property may be utilized if it is deemed to be advantageous to the Company. For example, the Company may acquire properties through a joint Venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use wholly owned subsidiaries to acquire a property. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring a property or properties.
See "--Joint Ventures" in this Section.

     As of the date of this Prospectus, the Company had acquired nine Neighborhood Retail Centers and one single-user retail property. The Company has executed a commitment to purchase, subject to completion of due diligence, an additional single-user retail property, on an all cash basis, for $2,455,000. There can be no assurance that this property will be acquired.
Two of the properties acquired to date, the Eagle Crest Shopping Center and the Walgreen/Decatur property, were acquired from an Affiliate. The purchase prices for those properties were not the subject of arm's-length negotiations. The Articles provide that the Company shall not purchase a property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value. A majority of the Directors (including a majority of the then Independent Directors) approved the purchases of the Eagle Crest Shopping Center and the Walgreen/Decatur property as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to such Affiliate. There can be no assurance, however, that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or for future acquisitions of properties from Affiliates, if any, did not or would not exceed that which would be paid by an unaffiliated buyer. See "Real Property Investments."

     In some cases, the Company may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by the Company. In such cases, the Company will be obligated to purchase the property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. The Company will not be permitted to construct or develop properties, or render any services in connection with such development or construction.

     If remodeling is required prior to the purchase of a property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, the Company will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

     The Advisor and its Affiliates may purchase properties in their own name, and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, obtaining financing for the Company, the completion of construction of the property or any other purpose related to the business of the Company, in accordance with the terms set forth in the Bylaws.

     7. Borrowing. It is the Company's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, utilize borrowing to acquire properties. On properties purchased on an all cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase Cash Flow. The Company may also incur indebtedness to finance improvements to the properties it acquires. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values, however, the maximum amount of borrowings in relation to Net Assets shall, in the absence of the consent of a majority of the Stockholders, not exceed 300% of Net Assets.

     If the Company does borrow funds secured by its properties, it intends to incur only non-recourse indebtedness, if available, in connection with such borrowings, meaning that the lenders' rights on default will generally be limited to foreclosure on the property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. If the Company incurs mortgage indebtedness, it would endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment. Any mortgages secured by Company property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California. See "Summary of the Organizational Documents--Restrictions on Borrowing."

     8. Sale or Disposition of Properties. The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving the principal investment objectives of the Company.

     In general, it will be the Company's policy to hold its properties, prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the general policy of the Company will be to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties that represents the initial investment into additional properties or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the real estate assets owned by the Company, and the Cash Flow derived from such assets, prior to listing the Company's Shares on a national securities exchange or market, with the further objective of maximizing Share prices at the time of listing. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all of the proceeds from the sale, financing, refinancing or other disposition of the Company's properties. In determining whether all of such proceeds should be distributed to Stockholders, the Board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's shares on a national securities exchange or market and compliance with REIT regulations. Because the Company may reinvest such portion of the proceeds from the sale, financing or refinancing of its properties, the Company could hold Stockholders' capital indefinitely.

However, the affirmative vote of the Stockholders controlling a majority of the Shares will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents--Dissolution or Termination of the Company."

     In connection with a sale of a property owned by the Company, the Company's general policy will be to obtain an all-cash sale price. However, a purchase money obligation secured by a mortgage on the property sold may be taken as partial payment; there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

     9. Change in Investment Objectives. The Stockholders have no voting rights with respect to implementing the investment objectives and policies of the Company, all of which are the responsibility of the Board. The Board will not, however, make any material change in the principal investment objectives described herein under the caption "Investment Objectives and Policies" without first obtaining the written consent or approval of the Stockholders controlling a majority of the Shares.

     10. Certain Investment Limitations. The Company will not: (i) invest more than 10% of its total assets in unimproved real property; (ii) invest in commodities or commodity future contracts; (iii)Eissue redeemable equity securities; (iv) issue shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, as amended. See "Summary of the Organizational Documents--Restrictions on Investments."

     11. Appraisals. All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the American Institute of Real Estate Appraisers prior to the purchase of the property. The purchase price of each property will not exceed its appraised value. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years and copies of such appraisals will be available for review by Stockholders upon their request.

     12. Return of Uninvested Proceeds. Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for such purpose within the later of: (i) 24 months from the original effective date of this Prospectus; or (ii) 12 months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of such receipt until the expiration of the period discussed above and may be expended to operate the properties which have been acquired and to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement. Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.

     13. Additional Offerings and Exchange Listing. The Company anticipates that, by 1999, the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence a subsequent public offering after completion of this Offering. The Company believes that the completion of a subsequent public offering and/or exchange listing will allow the Company to increase its size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease its operating costs through economies of scale. If listing of the Shares is not feasible by 1999, the Board may decide to: (i) sell the Company's assets individually; or (ii) list the Shares at a future date to provide liquidity for Stockholders.

     14. Joint Ventures. The Company shall be permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

     The Company shall be permitted to invest in general partnerships or joint venture arrangements with Affiliates other than publicly registered Affiliates only under the following conditions: (i) the investment is necessary to relieve the Company from any commitment to purchase a property entered into prior to the closing of the Offering; (ii) there are no duplicate property management or other fees; (iii) the investment of each entity is on substantially the same terms and conditions; and (iv) the Company must have a right of first refusal if the Advisor or its Affiliates wish to sell the property held in such joint venture. In addition, the Company shall be permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the property, provided, however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company.

     It should be noted that there is a potential risk of an impasse on joint venture decisions (i.e., that the Company and its joint venture partner will be unable to agree on a matter material to the joint venture). Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise its right of first refusal. The Company will not enter into joint venture arrangements with entities unaffiliated with the Advisor and its Affiliates. See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

     15. Other Policies. In determining whether to purchase a particular property, the Company may first obtain an option to purchase such property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased.

     The Company will not invest in any multi-family residential properties, leisure home sites, farms, ranches, timberlands, unimproved or mining properties. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one property.

     The Company holds all funds, pending investment in properties, in assets which will allow the Company to continue to qualify as a REIT. Such investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests."

     The Company will not make distributions-in-kind, except for: (i) distributions of readily marketable securities; (ii) distributions of beneficial interest in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and
(c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.


                           REAL PROPERTY INVESTMENTS

     The Company currently owns nine Neighborhood Retail Centers and one single-user retail property. The Company has committed to purchase, subject to completion of due diligence, an additional single-user retail property on an all cash basis. There can be no assurance that this property will be acquired. See "-- Proposed Property Acquisition," below. The terms of the Company's leases vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. Such leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds.

THE WALGREENS/DECATUR PROPERTY

     On January 31, 1995, the Company acquired the Walgreens/Decatur property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the purchase price of $1,209,053, including acquisition costs of $482. Although it was originally anticipated that this property would be acquired on an all cash basis, management of the Company made the determination, based on the recommendations of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan secured by such property, since: (i) the terms of the current first mortgage loan are more favorable for the Company than mortgage rates currently available from unaffiliated third parties; and (ii) the Company was able to apply its available cash towards the acquisition of an additional property.

     The Walgreen Company ("Walgreens"), which is the largest drug store chain in the United States based on sales volume and is considered to be creditworthy by the Company, leases 100% of the free-standing building, which has 13,500 square-feet of GLA and was constructed in 1988. IPS purchased the Walgreens/Decatur property in 1990 for a purchase price of $1,152,500, including a cash downpayment of $112,500 and first-mortgage debt of $1,040,000. On June 9, 1994, IPS refinanced the Walgreens/Decatur property. The existing first-mortgage loan was retired in the amount of $1,025,498, including nine days of interest at $2,462. A new first mortgage loan was funded in the principal amount of $1,075,000.

     The following table describes the formulation of the purchase price paid by the Company:

        IPS 1990 cash downpayments for purchase ...........  $  112,500
        1994 excess refinancing proceeds received by IPS ..     (24,044)
        Costs of June 9, 1994 refinancing
             Closing costs paid by IPS to third parties ...      34,364
             Closing costs paid by IPS to Affiliate .......      10,751
        Initial paydown of first mortgage loan ............     300,000
        Acquisition costs .................................         482
        Assumption of first mortgage loan .................     775,000
                                                             ----------

        TOTAL PURCHASE PRICE ..............................  $1,209,053
                                                             ==========

     As of May 31, 1996, the balance of the assumed mortgage was approximately $747,094. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. For federal income tax purposes, the Company's basis in the Walgreens/Decatur property is $1,130,723. Real estate taxes and insurance for the Walgreens/Decatur property paid in 1995 were $24,600 and $1,701, respectively.

     Walgreens' lease requires it to pay $127,820 in annual base rent ($9.47 per square foot). The rent does not include any allowances for tenant improvements, leasing commissions or similar amounts. The lease provides for payment of percentage rent equal to the amount by which 2.5% of general sales and 1% of liquor sales exceed the base rent. 2.5% of general merchandise sales and 1% of liquor sales currently equal approximately $80,000; therefore, no percentage rent is currently payable. Walgreens has the option to cancel the lease on September 1, 2008 or it can exercise up to five, five-year extensions. The lease is on a double-net basis. Walgreens guarantees payment of rent, reimbursement of property taxes and payment of all other property expenses, exclusive of the roof and structural elements of the building.

     The table below sets forth certain information with respect to the occupancy rate of the Walgreens/Decatur property as a percentage for the time IPS owned the property and the annual rent per square foot received for that period, as well as since the Company owned the property. The information provided by IPS is unaudited.


                                              Annual Rents
                     Year Ending   Occupancy    Received
                     December 31,    Rate     Per Sq. Ft.
                     ------------  ---------  ------------

                     1995          100%              $9.47
                     1994          100%               9.47
                     1993          100%               9.47
                     1992          100%               9.47
                     1991          100%               9.47


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of the Walgreens/Decatur property as of May 9, 1994 of $1,550,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

THE EAGLE CREST SHOPPING CENTER

     On March 1, 1995, the Company acquired the Eagle Crest Shopping Center ("Eagle Crest"), a Neighborhood Retail Center located in Naperville, Illinois, from IPS for a purchase price of $4,816,970, including acquisition costs of $11,059. Although it was originally anticipated that Eagle Crest would be acquired on an all-cash basis, management of the Company made the determination, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan held by IPS secured by such property, as well as entering into a loan agreement with IPS for the balance of the purchase price. By utilizing seller financing to purchase Eagle Crest, the Company was able to begin receiving the net income, after debt service payments, from Eagle Crest on an expedited basis, thus increasing the Company's earnings to be distributed to the Stockholders.

     Eagle Crest aggregates 67,650 square feet of GLA and is 100% leased. Its major tenant is Eagle Foods, Inc. ("Eagle"). Eagle, which leases 46,096 square feet (approximately 68%) of Eagle Crest's GLA, is the only tenant at Eagle Crest which leases more than 10% of Eagle Crest's GLA and is considered creditworthy by the Company. IPS purchased Eagle Crest in April 1991 for $3,200,000, including a cash down payment of $457,893, first- and second-mortgage debt of $2,244,139 and a note owed to the seller in the amount of $493,192. In 1992, IPS refinanced the first-mortgage debt in the principal amount of $2,450,000, realizing $76,792 in net refinancing proceeds. Since purchasing Eagle Crest, IPS expended $142,441 for capital improvements at the property. In 1993, Eagle completed extensive improvements to its store at Eagle Crest, converting the store to a "country market" format. On March 1, 1994, IPS again refinanced Eagle Crest, increasing the principal amount of the first mortgage loan from $2,450,000 to $3,600,000, using the additional $1,150,000 in loan proceeds, plus $50,000 of IPS's funds, to reimburse $1,200,000 to Eagle for the improvements made by Eagle to its store. In return for the reimbursement Eagle began paying an additional $157,500 per annum in rent under its lease. Eagle's lease requires it to pay base rent equal to $6.61 per square foot per annum through 1995 and increasing to $6.68 per square foot per annum through February 2014. The lease contains five five-year renewal options at a base rent equal to $6.68 per square foot. Eagle leases its store on a double-net basis and is responsible for paying its pro rata share of property taxes and a fixed amount of the common area maintenance ("CAM") at Eagle Crest, which payments were $48,674 and $19,207, respectively, for 1995.

     The following table describes the formulation of the purchase price paid by the Company:


       IPS 1991 cash downpayment for purchase .............. $  457,813
       Cumulative IPS capital improvements to Eagle Crest ..    142,441
       1992 excess refinancing proceeds received by IPS ....    (76,792)
       1994 Refinancing:
            Closing costs paid by IPS to third parties .....     59,995
            Closing costs paid by IPS to Affiliate .........     36,000
       Loan guarantee fee paid by IPS to Affiliate .........     12,500
       Assumption of first mortgage loan ...................  3,600,000
       1994 pay-off of note by IPS to original seller ......    220,000
       Pay-off of unpaid notes owed to original seller......    353,954*
       Acquisition costs ...................................     11,059
                                                             ----------

       TOTAL PURCHASE PRICE ................................ $4,816,970
                                                             ==========


*    Amount of principal and accrued interest due as of July 1, 1994.
     Interest is accruing at the rate of $1,970 per month and this amount will be adjusted at the time of purchase by the Company.

     The balance of the assumed mortgage was paid in full in April 1995 with interest at 9.5% per annum. The total amount paid was $3,551,100, of which $3,533,760 was principal paid from Gross Offering Proceeds and $17,340 was interest paid from Company operations. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in full from Gross Offering Proceeds, including accrued interest of $22,009, in May 1995. The interest was paid from Company operations. At December 31, 1995, for federal income tax purposes, the Company's basis in Eagle Crest was $2,938,352.

     None of the rents received from any of the Eagle Crest tenants include allowances for tenant improvements, leasing commissions or similar amounts. Property taxes payable in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) totalled $72,854.

     The table below sets forth certain information with respect to the occupancy rate for the time IPS has owned the property and the annual rent per square foot received for that period, as well as since the Company owned the property. The information supplied by IPS is unaudited. Information for prior years, when Eagle Crest was owned by the third party which sold it to IPS, is unavailable.

                                                            Annual
Year Ending                                                 Rents
December                     Occupancy                      Received
31,                          Rate                           Per Sq. Ft.
- ---                          ----                           -----------
1995                         100%                            $8.70
1994                         100%                             8.16
1993                         100%                             6.06
1992                         100%                             6.11
1991                         100%                             6.00
                                                            (nine months
                                                            annualized)

     At March 31, 1996, Eagle Crest had a total of 13 tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:



                            Approx.
                             Gross                              Average     Percent of   Percent of
                         Leasable Area                         Base Rent      Total        Annual
                          ("GLA") of      Annual      Total    Per Square  Building GLA   Base Rent
              Number of    Expiring      Base Rent    Annual   Foot Under  Represented   Represented
Year Ending    Leases       Leases      of Expiring    Base     Expiring   By Expiring   By Expiring
December 31,  Expiring   (square feet)    Leases     Rent(1)     Leases       Leases       Leases
- ------------  ---------  -------------  -----------  --------  ----------  ------------  -----------


  1996        1               1,505       $15,260   $573,357     $10.14          2.22%        2.66%

  1997        4               5,590        86,670     564,540     15.50           8.26%       15.35%

  1998        4               9,525       130,745     481,127     13.73          14.08%       27.17%

  1999        1               4,028        42,294     350,382     10.50           5.95%       12.07%

  2000-2005   --              --            --        308,088      --               --           --

     (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market prices.



                         Square Feet               Renewal   Current Annual   Rent Per
        Lessee             Leased     Lease Ends   Options     Base Rent     Square Foot
- -----------------------  -----------  ----------  ---------  --------------  -----------

Eagle Foods                   46,096      2/2014  5/5 years        $308,088       $ 6.68

Blue Angel Travel                910      6/1997     None            16,800        18.46

State Farm Insurance             888      7/2000     None            17,746        19.98

Dental Office                    900      7/1997     None            17,158        19.06

Pot Pourri Gifts               4,028      1/1999  1/5 years          40,280        10.00

La Cantina Lounge              2,000     12/1998  1/5 years          30,980        15.49

Pepe's Restaurant              2,000     12/1998  1/5 years          30,980        15.49

Prudential Real Estate         4,250      2/1998     None            42,500        10.00

The Grill                      1,275     11/1998  1/5 years          17,850        14.00

Clothes Clean Center           1,700      6/1997     None            23,800        14.00

Hair Inc.                      1,505      4/1999  3/3 years          15,260        10.14

The Sewing Room                2,080     10/1997     None            27,560        13.25

Coffee Grinder (outlet)           18      6/1996     None             6,000       333.33


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Eagle Crest as of August 1, 1994 of $4,850,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

THE MONTGOMERY-GOODYEAR PROPERTY

     On September 14, 1995, the Company acquired the Montgomery-Goodyear Shopping Center located in Montgomery, Illinois ("Montgomery-Goodyear") from an unaffiliated third party for a purchase price of $1,145,992, including acquisition costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation, an affiliate of the Advisor ("IMIC"), in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. The remainder of the purchase price, net of prorations, of approximately $535,000 was funded with proceeds of the Prior Offering. The promissory note was paid in full in October 1995. The total amount paid was $604,260, of which $600,000 was principal paid from Gross Offering Proceeds and $4,260 was interest paid from Company operations. At December 31, 1995, for federal income tax purposes, the Company's basis in the Montgomery-Goodyear building was $827,390. Real estate taxes and insurance for the Montgomery-Goodyear property paid in 1995 were $25,450 and $3,012, respectively.

     Montgomery-Goodyear, built in 1991, aggregates 12,863 square feet of gross leasable area ("GLA") and is 100% occupied. Its major tenant is Goodyear Tire & Rubber Co. which leases 6,293 square feet and is considered creditworthy by the Company. The other tenants are Merlin Corporation, which leases approximately 28% of GLA, and National Carpet Outlet, Inc., which leases the remaining 23% of GLA.

     The table below sets forth certain information with respect to the occupancy rate at the Montgomery-Goodyear property for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information was supplied by the seller of Montgomery-Goodyear to the Company. Construction of the Montgomery-Goodyear property was completed in late 1991.


                                              Annual Rents
                    Year Ending   Occupancy     Received
                    December 31,    Rate     Per Square Foot
                    ------------  ---------  ---------------

                    1995          100%                $11.39
                    1994          100%                 11.39
                    1993          100%                 11.39
                    1992          100%                 11.39


     At March 31, 1996, Montgomery-Goodyear had a total of three tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:



                                                                Average     Percent of   Percent of
                            Approx.                            Base Rent      Total        Annual
                            GLA of        Annual      Total    Per Square  Building GLA   Base Rent
              Number of    Expiring      Base Rent    Annual   Foot Under  Represented   Represented
Year Ending    Leases       Leases      of Expiring    Base     Expiring   By Expiring   By Expiring
December 31,  Expiring   (square feet)    Leases     Rent(1)     Leases       Leases       Leases
- ------------  ---------  -------------  -----------  --------  ----------  ------------  -----------

  1996        1              3,010         $36,120   $146,520     $12.00      23.40%          24.65%

  1997-2000   --               --           --        115,080      --           --           --

  2001        --               --           --        116,467      --           --           --

  2002-2005   --               --           --        121,428      --           --           --



     (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.



                                                                Current
                              Square Feet   Lease    Renewal    Annual      Rent Per
Lessee                          Leased      Ends     Options   Base Rent  Square  Foot
- ----------------------------  -----------  -------  ---------  ---------  ------------

Goodyear Tire & Rubber Co.          6,293  11/2006   5/5years    $63,600        $10.10
Merlin Corporation                  3,560  10/2006   3/5years     46,800         13.15
National Carpet Outlet, Inc.        3,010   9/1996   1/1year      36,120         12.00


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of

Montgomery-Goodyear as of May 10, 1995 of $1,260,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

THE HARTFORD/NAPERVILLE PLAZA PROPERTY

     On September 14, 1995, the Company acquired the Hartford/Naperville Plaza property located in Naperville, Illinois ("Hartford/Naperville") from an unaffiliated third party for a purchase price of $4,414,015, including acquisition costs of $14,015, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. In addition, the Company paid closing costs of $13,915 and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in October 1995. The total amount paid was $605,102, of which $600,000 was principal paid from Gross Offering Proceeds and $5,102 was interest paid from Company operations. At December 31, 1995, for federal income tax purposes, the Company's basis in the Hartford/Naperville building was $3,325,211. Real estate taxes for Hartford/Naperville paid in 1995 were $25,450.

     Hartford/Naperville aggregates 43,862 square feet of GLA and construction was completed in July 1995. Its anchor tenants include nationally recognized tenants such as Sears Hardware with 21,000 square feet and Blockbuster Video with 6,500 square feet, as well as Keller/Williams Realty with 6,160 square feet, and each is considered creditworthy by the Company.

     Hartford/Naperville is currently 100% leased and is anchored by Sears Hardware, Blockbuster Video and Keller/Williams Realty, each of which leases more than 10% of the building's square footage. The lease with Sears Hardware requires a base rent of $9.35 per square foot per annum until August 2005 and contains three renewal options of five years each. Sears Hardware sells hardware supplies and tools. The lease with Blockbuster Video requires a base rent of $15 per square foot per annum until September 30, 2000 and $17.25 per square foot per annum from October 1, 2000 until October 31, 2005, and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products. The lease with Keller/Williams Realty requires a base rent of $15 per square foot per annum until December 2000 and such lease has no renewal options. Keller/Williams Realty is a local real estate brokerage firm.

     At March 31, 1996, Hartford/Naperville had a total of eight tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                Average     Percent of   Percent of
                            Approx.                            Base Rent      Total        Annual
                            GLA of        Annual      Total    Per Square  Building GLA   Base Rent
              Number of    Expiring      Base Rent    Annual   Foot Under  Represented   Represented
Year Ending    Leases       Leases      of Expiring    Base     Expiring   By Expiring   By Expiring
December 31,  Expiring   (square feet)    Leases     Rent(1)     Leases       Leases       Leases
- ------------  ---------  -------------  -----------  --------  ----------  ------------  -----------

  1996-1999   --                  --        --       $548,170        --           --           --

  2000         4              11,610     $178,728     551,186    $15.39        26.47%       32.43%

  2001         1               2,992       40,392     384,067     13.50         6.82%       10.52%

  2002-2004   --                 --         --        343,675        --           --           --

  2005         3              29,260      343,675     343,675     11.75        66.71%      100.00%



     (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.





                                                          Current
                        Square Feet   Lease    Renewal    Annual     Rent Per
Lessee                    Leased      Ends     Options   Base Rent  Square Foot
- ----------------------  -----------  -------  ---------  ---------  -----------

Sears Hardware             21,000   8/2005   3/5 years   $196,350       $ 9.35
Blockbuster Video           6,500  10/2005   4/5 years     97,500        15.00
Keller/Williams Realty      6,160  12/2000       None      92,400        15.00
Hair Cuttery                1,320   3/2000   1/ 5years     21,780        16.50
Signature Cleaners          1,760  12/2005   1/ 5years     35,200        20.00
Aspen Bakery                2,600  11/2000   1/ 5years     41,600        16.00
Sound Deluxe                2,992   2/2001   1/ 5years     40,390        13.50
Nancy's Pizza               1,530  12/2000   3/ 5years     22,950        15.00


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a prospective value of Hartford/Naperville of the leased fee interest upon reaching stabilized occupancy as of October 1, 1995 of $4,680,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as true worth or realizable value.

THE NANTUCKET SQUARE SHOPPING CENTER

     On September 20, 1995, the Company acquired the Nantucket Square Shopping Center property located in Schaumburg, Illinois ("Nantucket Square") from an unaffiliated third party for a purchase price of $4,257,918, including acquisition costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC in the gross amount of $3,550,000, bearing interest at a rate of 10.5% per annum and maturing on November 19, 1995. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in December 1995. The total amount paid was $3,612,011, of which $3,550,000 was principal paid from Gross Offering Proceeds and $62,011 was interest paid from Company operations. There are two buildings on the property, one of which is a one-story, multi-tenant shopping mall located on approximately 7.75 acres of land containing 53,720 square feet. The other building is a one-story, free-standing building which houses a Burger King restaurant containing approximately 3,260 square feet. Real estate taxes for the shopping mall and the Burger King restaurant outlot were $152,122 and $39,733, respectively, for 1993.
Subsequent to the purchase of the property, the Company paid $51,135 for tenant improvements, from Gross Offering Proceeds, for two tenants expanding their space, which sum was added to the cost of the property. At December 31, 1995, for federal income tax purposes, the Company's basis in the Nantucket Square building was $2,372,160.

     Nantucket Square is currently 89% leased (100% leased when including the master lease) and has four tenants which lease more than 10% of the building's square footage. The lease with Play It Again Sports requires a current base rent of $10 per square foot per annum until September 30, 1998, $10.50 per square foot per annum from October 1, 1998 to September 30, 1999 and $11 per square foot per annum from October 1, 1999 to September 30, 2000 with no renewal provisions. Play It Again Sports sells sports equipment and related accessories. The lease with Kathy's Hallmark requires a current base rent of $10.50 per square foot per annum until February 28, 1999 and $11.50 per square foot per annum from March 1, 1999 until May 31, 2000, and contains one renewal option of five years. Kathy's Hallmark sells greeting cards and gift items. The lease with Super Trak Corp. requires a current base rent of $7 per square foot per annum until November 30, 1998 and $7.50 per square foot per annum from December 1, 1998 until November 30, 2003, and contains three renewal options of five years each. Super Trak sells auto parts and accessories. The lease with Fashionation requires a base rent of $8.76 per square foot per annum until January 31, 1998 and such lease has one renewal option of five years. Fashionation is a clothing retailer. In October 1995, the Company received notice from one of its tenants at Nantucket Square of its intent to close its store. The tenant, which occupies 6,228 square feet of space, vacated the premises on December 10, 1995. The lease for the space currently expires on January 31, 1998. The tenant is continuing to pay its monthly rent, however, the Company is pursuing a replacement tenant. A second tenant at Nantucket Square, occupying 3,300 square feet of space, filed for financial and reorganization protection under the federal bankruptcy laws. This tenant continues to occupy its space and pay its monthly rent. The bankruptcy petition filed with the bankruptcy court stated this tenant planned on closing a number of its other stores but did not anticipate closing its store at Nantucket Square.

     The table below sets forth certain information with respect to the occupancy rate at the Nantucket Square property for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information, supplied by the seller of Nantucket Square to the Company, is unaudited. Information for prior years is not available to the Company.


                                              Annual Rents
                     Year Ending   Occupancy  Received Per
                     December 31,    Rate     Square Foot
                     ------------  ---------  ------------

                     1995          81%        $8.54
                     1994          83%         8.44


     At March 31, 1996, Nantucket Square had a total of 17 tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                  Average     Percent of   Percent of
                            Approx.                              Base Rent      Total        Annual
                            GLA of        Annual       Total     Per Square  Building GLA   Base Rent
              Number of    Expiring      Base Rent     Annual    Foot Under  Represented   Represented
Year Ending    Leases       Leases      of Expiring     Base      Expiring   By Expiring   By Expiring
December 31,  Expiring   (square feet)    Leases      Rent(1)      Leases       Leases       Leases
- ------------  ---------  -------------  -----------  ----------  ----------  ------------  -----------

  1996          2          4,500         $42,750     $589,081      $9.50          7.90%        7.26%

  1997         --             --              --      554,563         --             --          --

  1998          5         11,106         109,772      559,980       9.88         19.49%       19.60%

  1999          1          1,050          12,477      467,558      11.88          1.84%        2.67%

  2000          5         17,218         204,368      459,340      11.87         30.22%       44.49%


  2001          1          2,403          27,000      255,562      11.24          4.22%       10.56%

  2002          3          5,661         103,540      229,162      18.29          9.93%       45.18%

  2003          1         11,743          88,072      126,022       7.50         20.61%       69.89%

  2004          1          3,300          37,950       37,950      11.50          5.79%      100.00%

  2005         --             --              --           --         --            --           --



     (1) No assumptions were made regarding the releasing of expired leases. It is management's current opinion that the space will be released at market rates.



                                                            Current
                          Square Feet   Lease    Renewal     Annual     Rent Per
Lessee                      Leased      Ends     Options    Base Rent  Square Foot
- ------------------------  -----------  -------  ----------  ---------  -----------

Currency Exchange               1,246  12/2000   1/5 years    $18,067       $14.50
Baskin-Robbins Ice Cream          900  11/2000        None     14,769        16.41
Express Services                1,050   2/1998   1/3 years     11,025        10.50
Travel Agency                   1,050   7/1999        None     11,550        11.00
Vacant*                         2,400                          22,800         9.50
Mail Works Plus                 1,200  12/1997   1/5 years     13,500        11.25
Imperial Cleaners               1,200  12/2002  1/10 years     16,800        14.00
Proof Positive Photo            1,200   4/1998   1/3 years     15,022        12.52
Nancy's Pizza                   1,200   8/1998   2/5 years     12,000        10.00
Vacant*                         2,100                          19,950         9.50
Fashionation                    6,228   1/1998   1/5 years     54,557         8.76
Super Trak                     11,743  11/2003   3/5 years     82,201         7.00
Kathy's Hallmark                7,156   5/2000   1/5 years     75,138        10.50
Clothes Time                    3,300   4/2004   2/5 years     34,650        10.50
Great Clips                     1,428   9/1998   1/5 years     14,994        10.50
Radio Shack                     2,403   2/2001        None     24,600        10.24
Once Upon A Child               2,703   7/2000   1/5 years     25,678         9.50
Play It Again Sports            5,213   9/2000        None     52,130        10.00

Burger King                     3,261   7/2002   1/5 years     67,900        20.82


- -----------------

* The vacancies currently total 4,500 square feet, however, the vacant space is being master leased by the seller at $15.00 per square foot for one year, on a gross basis. For purposes of the charts appearing on this and the prior page, the Company presented the vacant space as being master leased at a rate of $9.50 per square foot, on a net basis.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Nantucket Square as of September 14, 1995 in the range of $4,400,000 to $4,600,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as true worth or realizable value.

ANTIOCH PLAZA

     On December 28, 1995, the Company acquired Antioch Plaza located in Antioch, Illinois ("Antioch Plaza") from an unaffiliated third party for a purchase price of $1,750,365, including acquisition costs of $365, a portion of which was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000, which bore interest at a rate of 9.5% per annum. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Prior Offering. The loan to IREIC was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations. Antioch Plaza, built in 1995, consists of a two-building, free-standing, masonry-constructed strip center aggregating 19,810 square feet of gross leasable area. Its major tenant is Blockbuster Video which leases 6,500 square feet of GLA and is considered creditworthy by the Company. At the time of acquisition, a second lease had been signed by a dry-cleaning establishment and a third lease was under negotiation. At December 31, 1995, for federal income tax purposes, the Company's basis in the Antioch Plaza building was $1,480,648.

     Antioch Plaza is currently 49% leased (100% leased when including the master lease) and is anchored by Blockbuster Video. Currently 10,160 square feet of the vacant space at Antioch Plaza is being master leased by the seller until June 1997 at $12 per square foot, on a net basis. Blockbuster Video leases more than 10% of the building's square footage. The lease with Blockbuster Video requires a base rent of $10 per square foot per annum until August 31, 2000 and $11 per square foot per annum from September 1, 2000 until August 31, 2005, and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products.

     At March 31, 1996, Antioch Plaza had a total of three tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                Average     Percent of   Percent of
                            Approx.                            Base Rent      Total        Annual
                            GLA of        Annual      Total    Per Square  Building GLA   Base Rent
              Number of    Expiring      Base Rent    Annual   Foot Under  Represented   Represented
Year Ending    Leases       Leases      of Expiring    Base     Expiring   By Expiring   By Expiring
December 31,  Expiring   (square feet)    Leases     Rent(1)     Leases       Leases       Leases
- ------------  ---------  -------------  -----------  --------  ----------  ------------  -----------

  1996         --              --          --        $224,720        --            --           --

  1997          1            10,160     $121,920      224,720      $12.00        51.29%       54.25%

  1998         --              --          --         102,800         --           --           --

  1999          2             3,150       37,800      102,800       12.00        15.99%       36.77%

  2000         --              --           --         67,167         --           --           --

  2001-2004    --              --           --         71,500         --           --           --

  2005          1             6,500       71,500       71,500       11.00        32.99%      100.00%



     (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.



                                                        Current
                      Square Feet   Lease    Renewal    Annual     Rent Per
        Lessee          Leased      Ends     Options   Base Rent  Square Foot
   -----------------  -----------  -------  ---------  ---------  -----------

   Blockbuster Video        6,500   8/2005  4/5 years   $ 65,000       $10.00

   Antioch Floral           1,650  12/1999  1/3 years     19,800        12.00

   One Hour Cleaners        1,500  12/1999  1/3 years     18,000        12.00

   Vacant*                 10,160   6/1997  None         121,920        12.00



- ----------------
 * The vacancies currently total 10,160 square feet, however, the vacant space is being master leased by the seller until June 1997 at $12.00 per square foot, on a net basis.


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Antioch Plaza as of December 18, 1995 of $1,850,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

THE MUNDELEIN PLAZA PROPERTY

     On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including acquisition costs of $8,230, on an all cash basis. Mundelein Plaza, built in 1990, consists of two one-story, multi-tenant brick and block strip centers located on approximately
4.3 acres of land. Mundelein Plaza aggregates 67,896 square feet of GLA and was constructed in 1990. Its anchor tenant is Sears Home Life with 47,000 square feet. Sears Home Life is a nationally recognized home furnishings chain and is considered creditworthy by the Company.

     Mundelein Plaza is currently 100% leased. Sears Home Life is the only tenant occupying 10% or more of the rentable square feet. The lease with Sears Home Life requires a base rent of $8.47 per square foot per annum until October 23, 1996, $8.72 per square foot per annum from October 24, 1996 to October 23, 1997, $9.29 per square foot per annum from October 24, 1997 to October 23, 1998, $9.53 per square foot per annum from October 24, 1998 to October 23, 1999, $9.81 per square foot per annum from October 24, 1999 to October 23, 2000 and contains two renewal options of five years each. Although there currently is no vacant space at Mundelein Plaza, the seller is providing a lease guaranty for 6,181 square feet of space, on a net basis, through December 1997. 4,088 square feet of the space which is subject to the lease guaranty is currently leased by Color Tile, Inc., which recently filed for financial and reorganization protection under the federal bankruptcy laws. This tenant continues to occupy its space and is anticipated to pay its monthly rent. The bankruptcy petition filed with the Bankruptcy Court stated that this tenant planned on closing a number of its other stores. The Company has been advised that Color Tile, Inc. considers the store at Mundelein Plaza to be one of its best performing stores and the Company does not anticipate the closing of the Color Tile store at Mundelein Plaza. The other space, 2,093 square feet, is leased to Tile World, Ltd., on a month-to-month lease. For federal income tax purposes, the Company's basis in Mundelein Plaza will be approximately $3,847,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years. Property taxes paid in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) were $84,768.

     The table below sets forth certain information with respect to the occupancy rate at Mundelein Plaza expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.

                               Average Effective


                    Year Ending   Occupancy  Annual Rent Per
                    December 31,  Rate       Square Foot
                    ------------  ---------  ---------------
                        1995        100%         $9.41
                        1994         97%          9.22
                        1993         97%          9.03
                        1992         97%          8.93
                        1991         97%          8.90


     At March 31, 1996, Mundelein Plaza had a total of eight tenants. The following tables set forth certain information with respect to the amounts of and expiration of leases at this Neighborhood Retail Center:

                                        Approx.
                                        Gross                               Average          Percent of     Percent of
                                     Leasable Area                          Base Rent           Total         Annual
                                      ("GLA") of     Annual        Total   Per Square        Building GLA    Base Rent
                     Number of          Expiring     Base Rent    Annual    Foot Under       Represented    Represented
   Year Ending        Leases             Leases      Expiring      Base     Expiring         By Expiring    By Expiring
  December 31,        Expiring       (square feet)   Leases        Rent    Leases(1)           Leases         Leases
- -----------------  ---------------  -------------  ---------    ---------  ----------        -----------   -----------

1996                    1               3,100      $ 46,800      $685,209    $15.10               4.57%        6.83%

1997                    2               7,628        97,506       654,902     12.78              11.23%       14.89%

1998                    1               1,620        28,172       583,236     17.39               2.39%        4.83%

1999                   --                --            --         567,888       --                 --           --

2000                    3              51,460       524,605       582,389     10.19              75.79%       90.08%

2001-2004              --               --            --           59,280       --                 --           --

2005                   --               --            --           61,871       --                 --           --



(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.



                               Square  Current             Annual   Base Rent
                                Feet    Term     Renewal    Base    Per Square
            Lessee             Leased   Ends     Options    Rent       Foot
    -------------------------  ------  -------  ---------  -------  ----------

    Color Tile, Inc. (1)        4,088  12/2009     None    $55,188    $13.50

    R R B Cycles, Ltd.          2,460  12/2000     None     37,259     15.15

    Cartel, Inc.                1,620  12/1998     None     26,555     16.51

    C M C Music, Inc.           5,535  06/1997  1/5 years   66,420     12.00

    Esterquest (Pet store)      3,100  12/1996     None     46,800     15.10

    Sears Roebuck & Co.

    (Sears Home Life)          47,000  10/2000  2/5 years  400,301      8.52

    Tile World, Ltd. (1) (2)    2,093 Month to     None     31,086     14.85
                                      Month

    Minnesota Fats              2,000  08/2000  3/5 years   21,600     10.80


(1) Although currently leased, these spaces are subject to a lease guaranty from the seller through December 1997.

(2) This space is currently leased on a month-to-month basis.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Mundelein Plaza as of March 28, 1996 of not less than $5,650,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth of realizable value.

                         REGENCY POINT SHOPPING CENTER



     On April 5, 1996, the Company acquired Regency Point Shopping Center located in Lockport, Illinois ("Regency Point") from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company assumed the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 was funded, after prorations, with proceeds of the Prior Offering. For federal income tax purposes, the Company's basis in the Regency Point building will be approximately $4,700,000. Property taxes paid in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) were $16,867. Regency Point is located in the Des Plaines River Valley Enterprise Zone, therefore, the assessed value of the property will remain fixed until the year 2003.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly and amortizes over 25 years. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The interest rate swap agreement expires concurrently therewith.

     Regency Point, built in 1993 and 1994, consists of a one-story, multi-tenant brick and block strip center aggregating 54,875 of rentable square feet. Its anchor tenants include nationally recognized tenants such as Walgreens with 13,000 square feet, Ace Hardware with 15,505 square feet and the United States Postal Service with 2,503 square feet and are considered creditworthy by the Company.

     Regency Point is currently 95% leased and is anchored by Walgreens and Ace Hardware. The vacant space at Regency Point is being master leased by the seller for a one-year period at $14 per square foot for 1,600 square feet, on a net basis, and $10 per square foot for 1,450 square feet, on a gross basis. Regency Point was 88% occupied at December 31, 1995, 100% occupied at December
31, 1994 and 36% occupied at December 31, 1993.   Walgreens and Ace Hardware
both lease more than 10% of the building's square footage. The lease with Walgreens requires Walgreens to pay base rent equal to $10.98 per square foot per annum until December 31, 2013 and contains six renewal options of five years. Walgreens is a national pharmacy chain providing prescriptive and over-the-counter medications, sundries and household items. The lease with Ace Hardware requires Ace Hardware to pay base rent equal to $7.49 per square foot per annum until October 31, 2008 and contains one renewal option for five years. Ace Hardware is a national retail hardware chain.

     The table below sets forth certain information with respect to the occupancy rate at Regency Point expressed as a percentage of total gross leasable area for each of the last three years (since the opening of Regency Point) and the average effective annual base rent per square foot for each of the last three years.








                                                 Average
                                                Effective
                                               Annual Rent
                      Year Ending   Occupancy   Per Square
                      December 31,    Rate         Foot
                      ------------  ---------  ----------

                      1995(1)             93%       $9.83
                      1994               100%       10.09
                      1993(2)             36%        3.57

(1) During 1995, an additional 5,000 square feet of space was added to Regency Point, of which 1,950 square feet is leased with rent beginning in February 1996.

(2) Regency Point was built in 1993 and 1994. The occupancy rate and average effective annual rent per square foot represent the initial rent-up phase of this property.

     At March 31, 1996, Regency Point had a total of 17 tenants. The following table sets forth information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:


                                                                        Average        Percent of     Percent of
                            Approx.                                   Base Rent         Total           Annual
                            GLA of       Annual        Total          Per Square    Building GLA       Base Rent
              Number of    Expiring     Base Rent     Annual          Foot Under     Represented       Represented
Year Ending    Leases       Leases      Expiring       Base            Expiring     By Expiring        By Expiring
December 31,  Expiring   (square feet)   Leases        Rent            Leases          Leases          Leases
- ------------  ---------  -------------  ---------  -------------  ---------------  ---------------    -----------

  1996        --            --             --          $613,655           --              --                 --

  1997        3           5,690          $74,882        620,670       $13.16           10.37%               12.06%

  1998        5           9,945          142,378        553,623        14.32           18.12%               25.72%

  1999        3           3,900           53,560        415,775        13.73            7.11%               12.88%

  2000        1             985           15,240        362,821        15.47            1.79%                4.20%

  2001        --            --              --          348,670         --                --                   --

  2002        --            --              --          349,869         --                --                   --

  2003        1           1,398           19,572        350,615        14.00            2.55%                 5.58%

  2004        1           2,503           31,913        339,432        12.75            4.56%                 9.40%

  2005        --            --              --          307,728         --                --                    --


     (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.



                     Square                              Current      Rent
                      Feet    Lease       Renewal        Annual    Per Square
       Lessee        Leased   Ends        Options       Base Rent     Foot
  -----------------  ------  -------  ----------------  ---------  ----------

  Walgreens          13,000  12/2013        6/5yr.       $142,740      $10.98
  Cellular Center     1,820     8/99        1/5yr.         24,570       13.50
  Body Basters        1,600     4/97        1/3yr.         23,138       14.46
  Personal Finance      985   1/2000        1/5yr.         13,950       14.16
  J.C. Flick          5,265    11/98  1/3yr&1/2yr.         64,556       12.26
  Ace Hardware       15,505  10/2008        1/5yr.        116,280        7.49
  Vet                 1,300    10/98        1/5yr.         18,937       14.56
  Subway              1,105    12/98        1/5yr.         16,515       14.94
  Cost Cutters          975    12/98        1/5yr.         13,481       13.82
  Little Ceasars      1,040     1/99        2/5yr.         13,520       13.00
  Just $1             1,040     1/99        1/5yr.         13,520       13.00
  Optometrist         1,040     4/97        1/5yr.         14,548       13.98
  Brown's Chicken     1,398  12/2003        1/5yr.         18,174       13.00
  Cleaners            1,300    12/98        1/5yr.         19,751       15.19
  U.S. Post Office    2,503   3/2004        2/5yr.         30,036       12.00
  Currency Exchange     550   1/2006       1/10yr.         12,000       21.81
  Vacant*             1,600   4/1997         None          22,400       14.00
                      1,450   4/1997         None          14,500       10.00
  Dunkin Donuts       1,400   1/2006        2/5yr.         21,700       15.49

* The vacancies currently total 3,050 square feet, however, the vacant space will be master leased by the seller at $14.00 per square foot, on a net basis, for 1,600 square feet and $10.00 per square foot, on a gross basis, for 1,450 square feet, for a one-year period.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Regency Point as of March 7, 1996 of $5,710,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

PROSPECT HEIGHTS PLAZA, PROSPECT HEIGHTS, ILLINOIS

     On June 17, 1996, the Company purchased the Prospect Heights Plaza property ("Prospect Heights") for a purchase price of $2,165,000 on an all cash basis.

     Prospect Heights, built in 1985, consists of two one-story, multi-tenant brick buildings aggregating 28,080 rentable square feet.

     The table below sets forth certain information with respect to the occupancy rate at Prospect Heights expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.



                 Year Ending   Occupancy  Annual Rents Received
                 December 31,  Rate       Per Square Foot
                 ------------  ---------  ---------------------
                    1991            100%         $7.53
                    1992            100%          7.53
                    1993            100%          7.53
                    1994            100%          7.53
                    1995             78%          5.85


     As of June 17, 1996, Prospect Heights was 100% leased and 78% occupied. Tenants leasing more than 10% of the total square footage currently include Walgreens with 12,600 square feet, United Farm Stands Corp. with 4,680 square feet and Blockbuster Video with 6,250 square feet.

     The lease with Walgreens requires a base rent of $5.50 per square foot per annum until July 31, 2005, $6.00 per square foot per annum from August 1, 2005 to July 31, 2015 and $6.50 per square foot per annum from August 1, 2015 to July 31, 2025. The lease also requires the payment of percentage rent annually based on 1% of food item sales, 1.5% of liquor sales and 2% of other sales in excess of monthly rent paid including their portion of CAM, real estate taxes and insurance. In 1995, net percentage rent was $23,000. Walgreens has the option to terminate the lease in 2005, 2010, 2015, and 2020 with a one year notice.

     The lease with United Farm Stands Corp. requires a base rent of $12.00 per square foot per annum until January 31, 1998 and contains three renewal options of two years each. United Farm Stands Corp.
sells fruits and vegetables.

     The lease with Blockbuster Video requires a base rent of $12.00 per square foot per annum for three years and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products. Blockbuster Video will begin paying rent three months after occupancy which is anticipated to be in July 1996. The seller will master lease this space at $12.00 per square foot per annum until Blockbuster Video begins paying rent.

     For federal income tax purposes, the Company's depreciable basis in the Prospect Heights buildings will be approximately $1,407,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

     Real estate taxes paid in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) were $127,033.

     At June 1, 1996, Prospect Heights had five tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                          Square                                          Current
                                           Foot       Lease    Renewal       Annual      Rent Per
   Lessee                                 Leased      Ends     Options        Rent      Square Foot
- ------------                            -----------  -------  ----------  ------------  -----------

Walgreens                               12,600       07/2025  None        $72,450       $5.75
Blockbuster                             6,250        07/1999  4/5         75,000        12.00
Power Motion                            2,550        07/1998  1/3         27,600        10.82
Dr. W. Beck                             2,000        12/1997  1/5         22,000        11.00
United Farm Stands                      4,680        01/1998  3/2         56,160        12.00

                                                              Average     Percent of    Percent of
                         Approx.                              Base Rent   Total         Annual
                         GLA of         Annual       Total    Per Square  Building GLA  Base Rent
              Number of  Expiring       Base Rent    Annual   Foot Under  Represented   Represented
Year Ending   Leases     Leases         of Expiring  Base     Expiring    By Expiring   By Expiring
December 31,  Expiring   (square feet)  Leases       Rent(1)  Leases      Leases        Leases
- ------------  ---------  -------------  -----------  -------  ----------  ------------  -----------
 1996            --          --            --       $253,710       --           --            --
 1997            1         2,000        $22,000      254,910   $11.00          7.12%          8.63%
 1998            2         7,230         86,160      233,610    11.92         25.75%         36.88%
 1999            1         6,250         75,000      147,450    12.00         22.26%         50.86%
2000-2004       --          --             --         72,450       --           --            --
 2005           --          --             --         73,763       --           --            --





(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a market value of Prospect Heights as of June 17, 1996, of $2,190,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.




MONTGOMERY-SEARS, MONTGOMERY, ILLINOIS

     On June 17, 1996, the Company purchased the Montgomery-Sears Shopping Center ("Montgomery-Sears") for a purchase price of $3,419,000 on an all cash basis.

     Montgomery-Sears, built in 1990, is a one-story, multi tenant concrete masonry building aggregating 34,600 rentable square feet.

     The table below sets forth certain information with respect to the occupancy rate at Montgomery-Sears expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.


                 Year Ending   Occupancy  Annual Rents Received
                 December 31,    Rate        Per Square Foot
                 ------------  ---------  ---------------------

                    1991         95%              $8.88
                    1992         95%               9.50
                    1993         95%               9.84
                    1994         95%              10.48
                    1995         95%               9.47


     As of June 14, 1996, Montgomery-Sears was 85% leased. Tenants leasing more than 10% of the building's square footage include Sears Hardware with 20,000 square feet and Blockbuster Video with 7,000 square feet.

     The lease with Sears requires a base rent of $10.50 per square foot per annum until September 1, 1996, $11.44 per square foot per annum from October 1, 1996 to September 30, 1999 and $12.47 per square foot per annum from October 1, 1999 to July 30, 2000 and contains two renewal options of five years each. Sears has the right to terminate the lease at any time after July 15, 1997 with 180 days notice and payment of one year's rent. Sears Hardware sells hardware supplies and tools. The lease with Blockbuster requires a base rent of $13.20 per square foot per annum until August 31, 2000 and contains a renewal option for an additional five years. Blockbuster Video sells and rents prerecorded audio and video products.

     The vacant space, totaling 5,100 square feet, at Montgomery-Sears will be master leased by the seller for a period of 24 months or until such time as a tenant begins paying rent at $12.00 per square foot per annum; on a net basis, for 3600 square feet and $10.20 per square foot, on a net basis, for 1500 square feet.

     For federal income tax purposes, the company's depreciable basis in the Montgomery-Sears building will be approximately $2,675,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

     Real estate taxes to be paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $65,310.


     At June 1, 1996, Montgomery-Sears had three tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.








                        Square                    Current
                         Foot    Lease   Renewal   Annual    Rent Per
            Lessee      Leased   Ends    Options    Rent    Square Foot
        --------------  ------  -------  -------  --------  -----------

        Sears Hardware  20,000  07/2000  2/5      $210,000       $10.50



        Blockbuster      7,000  08/2000  1/5        92,400        13.20
        Radio Shack      2,500  09/2000  1/5        25,000        10.00
        Vacant*          3,600  06/1998  --         43,200        12.00
        Vacant*          1,500  06/1998  --         15,300        10.20


* The vacancies currently total 5,100 square feet, however, the vacant space will be master leased by the seller for a two-year period at $12.00 per square foot, on a net basis, for 3,600 square feet and $10.20 per square foot, on a net basis, for 1,500 square feet.


                                                                Average     Percent of   Percent of
                            Approx.                            Base Rent      Total        Annual
                            GLA of        Annual      Total    Per Square  Building GLA   Base Rent
              Number of    Expiring      Base Rent    Annual   Foot Under  Represented   Represented
Year Ending    Leases       Leases      of Expiring    Base     Expiring   By Expiring   By Expiring
December 31,  Expiring   (square feet)    Leases     Rent(1)     Leases       Leases       Leases
- ------------  ---------  -------------  -----------  --------  ----------  ------------  -----------

 1996            --            --            --      $396,380       --          --           --
 1997            --            --            --       416,640       --          --           --
 1998            1           5,100        $61,200     416,640     $12.00      14.74%       14.69%
 1999            --            --            --       362,178       --          --           --
 2000            3          29,500        379,004     379,004      12.85      85.26%      100.00%
 2001-2005       --            --            --         --          --          --           --

(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a market value of Montgomery-Sears as of June 17, 1996 of $3,450,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

     The Directors, including the Independent Directors, approved each of these acquisitions as being fair and reasonable to the Company.

PROPOSED PROPERTY ACQUISITION

ZANY BRAINY STORE, WHEATON, ILLINOIS

     The Company has a commitment, subject to completion of due diligence, to purchase the Zany Brainy property (the "Zany Brainy Store") a single tenant retail facility in Wheaton, Illinois, which facility has been leased to Children's Concepts, Inc. which does business as Zany Brainy ("Zany Brainy"). It is anticipated that the Company will purchase this property in July, 1996 for a purchase price of $2,455,000 on an all cash basis. There can be no assurance that the property will be acquired. Zany Brainy sells children's books, computer software, toys, and related items.



     The Zany Brainy Store, built in 1995, is a single tenant retail facility aggregating 12,499 rentable square feet and is leased 100% to Zany Brainy.

     The lease with Zany Brainy requires a base rent of $22.00 per square foot per annum until November 2000, which increases for the period December 2000 to November 2005 to the lesser of $24 per square foot per annum or a calculated amount using the consumer price index. The lease with Zany Brainy contains two renewal options of five years each.

     For federal income tax purposes, the company's depreciable basis in the Zany Brainy Store will be approximately $1,592,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

     Real estate taxes to be paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $1,292 for vacant land.

     The following tables set forth certain information with respect to the amount of and expiration of the Zany Brainy lease.


                           Square                                                    Current
                            Foot           Lease           Renewal                   Annual         Rent Per
  Lessee                   Leased           Ends           Options                    Rent         Square Foot
- ------------             -------------  -------------     ----------                ----------   ---------------
Zany Brainy                12,499        11/2006              2/5                   $274,978      $22.00


                                                                   Average       Percent of    Percent of
                         Approx.                                   Base Rent     Total         Annual
                         GLA of         Annual         Total       Per Square    Building GLA  Base Rent
              Number of  Expiring       Base Rent      Annual      Foot Under    Represented   Represented
Year Ending   Leases     Leases         of Expiring    Base        Expiring      By Expiring   By Expiring
December 31,  Expiring   (square feet)  Leases         Rent(1)     Leases        Leases        Leases
- ------------  ---------  -------------  -------------  ----------  ------------  ------------  -----------
1996-1999     --             --             --         $274,978            --       --           --
   2000       --             --             --          289,560(2)    --   --       --
2001-2004     --             --             --          299,976            --       --           --
   2005       1           12,499        $299,976        299,976       $   24.00    100%         100%


(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

(2) The base rent will increase in December 2000 to the lesser of $24.00 per square foot per annum or $274,978* (1.0 plus the sum of CPI for the first five years plus .025). For presentation purposes, $24.00 per square foot per annum was used.

     The Company is in the process of obtaining an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers. Acquisition of the property is conditioned in part upon receipt of the appraisal.

     Acquisition of this property is also subject to approval of the Directors, including the Independent Directors, as being fair and reasonable to the Company.

                                 CAPITALIZATION



     The following table sets forth the historical capitalization of the Company as of March 31, 1996 and the pro forma capitalization of the Company as of that date as adjusted to give effect to the sale of all Shares in the Prior Offering and in this Offering (as if all 11,000,000 Shares including 1,000,000 Shares to be sold pursuant to the DRP are sold excluding those sold by the Advisor, but no Shares are sold pursuant to the DRP), and the application of the estimated Net Proceeds as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                                                   MARCH 31, 1996
                                                               ---------------------
                                                               HISTORICAL  PRO FORMA
                                                               ----------  ---------
                                                                   (IN THOUSANDS)

DEBT:
  Mortgage notes payable ......................................  $   748     $  5,221

STOCKHOLDER'S EQUITY:
  Preferred Stock, $.01 par value, 6,000,000 authorized,
    none outstanding ..........................................       --        --
  Common Stock, $.01 par value, 24,000,000 authorized,
    2,909,912 shares issued and outstanding historical;
    17,000,000 shares issued and outstanding pro forma (1) .....      29         170
  Paid-in capital ..............................................  29,954     148,637
  Accumulated Distributions in Excess of Net Income ............    (482)       (482)
       Total stockholders' equity ..............................  24,501     148,325
       Total capitalization ....................................  25,249     153,546


- ---------------------
     (1) Does not include Shares issuable upon the exercise of outstanding options granted under the Company's Stock Option Plan for Independent Directors.

     (2) The Company was originally capitalized in 1994 through the cash contribution of $200,000 by the Advisor, for which the Advisor received 20,000 shares of Common Stock.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of the date of this
Prospectus: (i) each stockholder known by the Company to own beneficially in excess of 5% of the outstanding shares of Common Stock; (ii) each Director;
(iii) each executive officer; and (iv) all Directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person.

                                                                         SHARES TO BE
                                                                      BENEFICIALLY OWNED
                                                                       AFTER COMPLETION
                                                                        OF THE OFFERING
                                       SHARES BENEFICIALLY              (ASSUMING THE
                                      OWNED AS OF THE DATE OF          MAXIMUM OFFERING
                                      THIS PROSPECTUS                        IS SOLD)
                                      --------------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER      NUMBER       PERCENT         NUMBER       PERCENT
- ----------------------------------------------------------------------------------------------


Robert D. Parks (a)(b)                    26,447.0262         *        26,447.0262        *
G. Joseph Cosenza (a)(b)                       22,500         *             22,500        *
Roland W. Burris (c)(f)                            --         *                 --        *
Douglas R. Finlayson, M.D. (d)(f)                  --         *                 --        *
Heidi N. Lawton (e)(f)                             --         *                 --        *
Cynthia M. Hassett (a)                             --         *                 --        *
Roberta S. Matlin (a)                        112.1069         *           112.1069        *
Directors and Executive Officers
  as a Group (seven persons)


- -----------------------
(a) The business address of each of Messrs. Parks and Cosenza, Ms. Hassett and Ms. Matlin is c/o The Inland Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60521.

(b) Includes 20,000 Shares owned by the Advisor, of which Messrs. Parks and Cosenza disclaim beneficial ownership. The Advisor is a wholly-owned subsidiary of IREIC, which is an affiliate of TIGI. Messrs. Parks and Cosenza are control persons with respect to TIGI. See, generally, "Management -- the Advisor."

(c) The business address of Mr. Burris is c/o Jones, Ware & Grenard, 180 North LaSalle Street, Suite 3800, Chicago, Illinois 60601.

(d) The business address of Dr. Finlayson is c/o Westlake Clinic, 214 Washington Street, Ingleside, Illinois 60041.

(e) The business address of Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60521.

(f) Does not include 3,000, 3,500 and 3,500 Shares issuable upon exercise of options granted to Mr. Burris, Dr. Finlayson and Ms. Lawton, respectively, pursuant to the Company's Independent Director Stock Option Plan.

* Less than 1% of the Company's outstanding shares of Common Stock, as of the date of this Prospectus.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                        LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1995 and March 31, 1996, the Company had a total of 2,000,073 Shares ($19,976,354) and 2,909,912 Shares ($29,060,946 outstanding), in each case including 20,000 Shares held by the Advisor. At December 31, 1994, only the 20,000 Shares held by the Advisor were outstanding; however, subscriptions for 189,938.145 Shares had been received as of that date. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995 when subscriptions for those Shares were accepted and the Shares were issued by the Company. The Stockholders share in their portion of benefits of ownership of the Company's real property investments according to the number of Shares held.

     The Company's capital needs and resources are expected to undergo changes through completion of this Offering as additional Shares are sold in this Offering and additional properties are acquired. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures and the annual distribution required to maintain REIT status under the Code.

     As of March 31, 1996, the Company had acquired seven properties, utilizing approximately $22,700,000 and had cash and cash equivalents of $2,937,473 compared to two properties, utilizing approximately $6,026,023 and cash and cash equivalents of $338,430 at March 31, 1995. The Company intends to use these funds and funds from sales of additional Shares to purchase additional properties, to make distributions and to pay offering costs. See "Subsequent Events," below. To the extent that these sources are insufficient to meet the Company's short- and long-term liquidity requirements, the Company may rely on financing of one or more of the properties.

     The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution of 8% per annum on weighted average shares. For the three months ended March 31, 1996, cash provided by operations amounted to $596,106. Distributions declared for the period were $476,675, a portion of which represents a return of capital for federal income tax purposes. The return of capital portion of the distributions can be determined only at year end.

     Management monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. For the year ended December 31, 1995, the Company qualified as a REIT.

     The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds.

     The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for Stockholders until such time as a market for the Shares develops:

     The Distribution Reinvestment Program allows Stockholders who purchase Shares pursuant to the Offering to automatically reinvest distributions by purchasing additional Shares from the Company. Such purchases will not be subject to selling commissions or the Marketing
Contribution and Due Diligence Expense Allowance Fee and will be sold at a price of $9.05 per Share. As of March 31, 1996, the Company had received $371,596 from the sale of approximately 41,060 Shares through the DRP.

     The Share Repurchase Program will, subject to certain restrictions, provide existing Stockholders with limited, interim liquidity by enabling them to sell shares back to the Company at a price of $9.05 per share. Shares purchased by the Company will not be available for resale. As of MarchE31, 1996, the Company has repurchased 3,000 shares from Stockholders for an aggregate price of $26,838, pursuant to the terms of the Share Repurchase Program. The remaining $344,758 of DRP proceeds is available to the Company for investment in additional properties, maintenance of existing properties or the repurchase of additional shares pursuant to the terms of the Share Repurchase Program.

RESULTS OF OPERATIONS

     As of March 31, 1996, subscriptions for a total of 2,909,912 shares were outstanding, including 20,000 Shares held by the Advisor. At March 31, 1996, the Company owned six Neighborhood Retail Centers and one single user-retail property. See also "-Subsequent Events," below.

PURCHASE OF WALGREENS/DECATUR, DECATUR, ILLINOIS

     On January 31, 1995, the Company acquired this single-user retail property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the purchase price of $1,209,053, including acquisition costs of $482. Although it was originally anticipated that this property would be acquired on an all-cash basis, management of the Company made the determination, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the mortgage loan secured by such property, since: (i) the terms of the current first mortgage loan were more favorable for the Company than mortgage rates then currently available from unaffiliated third parties; and (ii) the Company was able to apply its available cash towards the acquisition of a second property. The balance of the assumed mortgage at December 31, 1995 was $750,727, and was $748,011 at March 31, 1996. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period. The Company is responsible for monthly payments of principal and interest of $5,689.

     PURCHASE OF THE EAGLE CREST SHOPPING CENTER, NAPERVILLE, ILLINOIS

     On March 1, 1995, the Company acquired this Neighborhood Retail Center ("Eagle Crest") from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059. Although it was originally anticipated that Eagle Crest would be acquired on an all-cash basis, management of the Company made the determination, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan secured by such property, as well as entering into a loan agreement with IPS for the balance of the purchase price. By utilizing seller financing to purchase Eagle Crest, the Company was able to begin receiving the net income, after debt service payments, from Eagle Crest on an expedited basis, thus increasing the Company's earnings to be distributed to the Stockholders. The balance of the assumed mortgage was paid in full in April 1995 with interest at 9.5% per annum. In May 1995, the deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in full from gross offering proceeds from the Prior Offering. In addition, accrued interest of $22,009 was paid from Company operations.

     PURCHASE OF THE MONTGOMERY-GOODYEAR SHOPPING CENTER, MONTGOMERY, ILLINOIS

     On September 14, 1995, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $1,145,992, including acquisition costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full October 1995, with interest at a rate of 10.9% per annum. The principal amount paid was $600,000 from gross offering proceeds from the Prior Offering and interest of $4,260 was paid from Company operations.

     PURCHASE OF THE HARTFORD/NAPERVILLE PLAZA, NAPERVILLE, ILLINOIS

     On September 14, 1995, the Company acquired this newly constructed Neighborhood Retail Center from an unaffiliated third party for a purchase price of $4,414,015, including acquisition costs of $14,015 and deposited $150,000 in an escrow account to be paid to Blockbuster, Inc. to cover the cost of its leasehold improvements. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The principal amount paid was $600,000 from gross offering proceeds from the Prior Offering and interest of $5,102 was paid from Company operations.

     PURCHASE OF THE NANTUCKET SQUARE SHOPPING CENTER, SCHAUMBURG, ILLINOIS

     On September 20, 1995, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $4,257,918, including acquisition costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in December 1995, with interest at a rate of 10.5% per annum. In addition, as part of the purchase, the Company agreed to and has paid $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property.

     In October 1995, the Company received notice from one of its tenants at Nantucket Square of its intent to close its store, which it did on December 10, 1995. The lease for the 6,228 square feet of space currently expires January 31, 1998. The Company is pursuing a replacement tenant, however, in the interim, the tenant continues to pay its monthly rent. A second tenant at Nantucket Square, occupying 3,300 square feet, filed for financial and reorganization protection under the federal bankruptcy laws. The tenant continues to occupy the space and pay its monthly rent. The petition filed with the bankruptcy court by the tenant stated that it is planning on closing a number of its other stores but did not anticipate closing its store at Nantucket Square.

     PURCHASE OF ANTIOCH PLAZA, ANTIOCH, ILLINOIS

     On December 28, 1995, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $1,750,365, including acquisition costs of $365, a portion of which was evidenced by a promissory note payable to IREC, an affiliate of the Advisor, in the gross amount of $660,000. The remainder of the purchase price, net of prorations, of approximately $1,100,000 was funded with proceeds of the Prior Offering. As of December 31, 1995, the unpaid balance of this note was $360,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996. The total amount repaid was $661,163, of which $660,000 was principal paid from gross offering proceeds from the Prior Offering and $1,163 was interest paid from Company operations.

     PURCHASE OF THE MUNDELEIN PLAZA, MUNDELEIN, ILLINOIS

     On March 29, 1996, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $5,658,230, including acquisition costs of $8,230 on an all cash basis.
     The following is a list of approximate physical occupancy levels for the Company's properties held as of the end of each quarter during 1995 and the first quarter of 1996 (N/A indicates the property was not owned by the Company at the end of the quarter):

                                           1995                1996
                                           ------------------------
                                 at      at      at      at      at
           Properties         03/31   06/30   09/30   12/31   03/31
           ---------------------------------------------------------

Walgreens                     100%    100%    100%    100%    100%

Decatur, Illinois

Eagle Crest                   100%    100%    100%    100%    100%
  Naperville, Illinois

Montgomery-Goodyear           N/A     N/A     100%    100%    100%
  Montgomery, Illinois

Hartford/Naperville Plaza     N/A     N/A      48%     90%    100%
  Naperville, Illinois

Nantucket Square              N/A     N/A      92%     81%     81%
  Schaumburg, Illinois

Antioch Plaza                 N/A     N/A      N/A     33%     49%
  Antioch, Illinois

Mundelein Plaza               N/A     N/A      N/A     N/A    100%
  Mundelein, Illinois

Regency Point(1)
  Lockport, Illinois          N/A     N/A      N/A     N/A     N/A

Prospect Heights Plaza(1)
  Prospect Heights, Illinois  N/A     N/A      N/A     N/A     N/A

Montgomery-Sears(1)
  Montgomery, Illinois        N/A     N/A      N/A     N/A     N/A


- -----------------------
(1) These properties were purchased after March 31, 1996. See "-- Subsequent Events," below.

     The increases in rental income, additional rental income, property operating expenses to Affiliates and non-affiliates and depreciation for the three months ended March 31, 1996, as compared to the three months ended March 31, 1995, is due to the acquisition of properties during 1995. Rental income is expected to increase as additional properties are added to the portfolio.

     The decrease in mortgage interest expense to affiliates and non-affiliates for the three months ended MarchE31, 1996, as compared to the three months ended March 31, 1995, is due to the payoff of the financing relating to the acquisitions of the properties. The Company continues to have mortgage indebtedness of $747,094 collateralized by the Walgreens/Decatur Property. See also "-Subsequent Events" regarding mortgage indebtedness secured by Regency Point.

     During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Prior Offering. These advances were repaid with a market rate of interest to the Advisor in January 1995.

     Interest income is the result of working capital being invested in short-term investments until properties are purchased.

     The increases in professional services to affiliates and non-affiliates and general and administrative expenses to affiliates and non-affiliates for the three months ended March 31, 1996, as compared to the three months ended March 31, 1995, is due to the Company entering the operational stage.

SUBSEQUENT EVENTS

     On April 5, 1996, the Company acquired the Regency Point Shopping Center located in Lockport, Illinois from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company assumed an existing first mortgage loan of approximately $4,473,200 along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 was funded, after prorations, with proceeds of the Prior Offering. On June 17, 1996, the Company acquired Prospect Heights Plaza in Prospect Heights, Illinois for $2,165,000 on an all cash basis. The Company also purchased, on June 17, 1996, the Montgomery-Sears Shopping Center located in Montgomery, Illinois for $3,419,000 on an all cash basis. See "Real Estate Investments."

     The Advisor is continuing to explore the purchase of additional shopping centers from unaffiliated third parties for the Company and is currently completing its due diligence on a single-user retail property to be purchased from an unaffiliated third party. The Zany Brainy Store located in Wheaton, Illinois, is expected to be purchased in July 1996 for a purchase price of $2,455,000 on an all-cash basis. There can be no assurance that this property will be acquired.

INFLATION

     For the Company's Neighborhood Retail Centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Continued inflation may cause capital appreciation of these properties over time as rental rates and the replacement cost of the properties rise.

     The Company's rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases, like the Walgreens/Decatur property, are not likely to be directly affected by future inflation, since property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     The Company has adopted the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" which was issued in March 1995 and is effective for fiscal years beginning after December 15, 1995.

     The Company has adopted the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation Plans" which was issued in October 1995. The Statement is effective for fiscal years beginning after December 15, 1995. As allowed by the new Statement, the Company plans to continue to use Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock options.

     Neither of these accounting pronouncements are expected to have a material effect on the financial position or results of operations of the Company.


                       FEDERAL INCOME TAX CONSIDERATIONS


     The Company has been organized and intends to operate in a manner that permits it to continue to qualify as a REIT under the applicable provisions of the Code and Regulations (the "REIT Requirements") and receive the beneficial tax treatment described below. However, no assurance can be given that the activities and operations of the Company will allow it to continue to meet the REIT Requirements, which are highly technical and complex. The following discusses the rules the Company must comply with to receive REIT treatment, the federal income tax consequences to the Company and its Stockholders of the Company maintaining REIT status and all material federal income tax consequences to an investor in the Offering. The discussion is qualified in its entirety by the applicable REIT qualification provisions contained in the Code, the rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Shefsky Froelich & Devine Ltd. has acted and will act as tax counsel to the Company in connection with the organization of the Company and its election to be taxed as a REIT for federal income tax purposes and has rendered the opinion set forth below. The tax implications of an investment in the Company's Shares is set forth in "--Taxation of Stockholders" in this Section. Each prospective purchaser of Shares, however, is urged to consult his tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Shares which may be particular to his tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the detailed REIT provisions in Code Sections 856-860, qualify as a REIT and therefore claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT taxable income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" that a corporation generally bears. However, as discussed in greater detail below, such an entity could be subject to tax in certain circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. See "--Taxation of the Company--Failure to Qualify" in this Section. The Board intends that the Company will continue to operate in a manner that permitted it to elect REIT status beginning with its taxable year ending December 31, 1995 and to continue to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous to the Company and the Stockholders.

     Shefsky Froelich & Devine, Ltd. is of the opinion, based on the assumptions and representations described in this Section and throughout the Prospectus, that the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its method of operation (as described in this Prospectus and represented by the Company and its management) will enable it to continue to satisfy the REIT Requirements. This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based in condition on various assumptions and certain representations made to Shefsky Froelich & Devine, Ltd. by the Company and the Advisor as to certain factual matters. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet, through the operation of its current properties and those properties it acquires in the future. Shefsky Froelich & Devine, Ltd. will not review compliance with these tests on a continuing basis; accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements in each tax year. In addition, this opinion represents counsel's legal judgment and is not binding on the Service.

     The management of the Company and the Advisor currently expects that the Company has operated and will continue to operate in a manner that permits the Company to elect, and that it has elected, REIT status for its taxable year ending December 31, 1995, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependant on part on the Company's operating results.

TAXATION OF THE COMPANY

     General. In any year in which the Company qualifies as a REIT and has a valid election in place, it will claim deductions for the dividends it pays to the Stockholders, and therefore will not be subject to federal income tax on that portion of its "REIT taxable income" or capital gain which is, in effect, distributed to the Stockholders. The Company will, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed.

     Although the Company, if it maintains REIT status, can eliminate (or substantially reduce) its federal income tax liability by maintaining its REIT status and paying sufficient dividends, the Company could be subject to tax on certain items of income. If the Company fails to satisfy either the 95% Test or the 75% Test (as defined below), yet maintains its REIT status by meeting other requirements, it will be subject to a 100% tax on the greater of the amount by which the Company fails either test. The Company will also be subject to a 100% tax on the net income from any "prohibited transaction," as described below. In addition, if the Company fails to annually distribute at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. The Company may also be subject to the corporate alternative minimum tax. Additionally, the Company will be subject to tax at the highest corporate rate on any non-qualifying income from "foreclosure property," although the Company will not own any "foreclosure property" unless it makes loans secured by interests in real property and forecloses on the property following a default on the loan.


     If the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the assets in the Company's hands are determined by reference to the basis of the assets (or any other property) in the hands of the transferor corporation (or if a REIT such as the Company holds such an asset beginning on the first day of the first taxable year for which the Company qualifies as a
REIT), and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (or the date that the Company first qualified as a REIT) (the "Recognition Period"), then, pursuant to guidelines to be issued by the Service, the excess of the fair market value as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such asset at the beginning of such Recognition Period will be subject to tax at the highest regular corporate tax rates.

     REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

           (i) that is managed by one or more trustees or directors;

            (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

            (iii) that would be taxable as a domestic corporation but for its status as a REIT;

            (iv) that is neither a financial institution nor an insurance company;

            (v) the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

            (vi) at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer persons or entities; and

            (vii) the Gross Income, Asset and Distribution Tests, described in greater detail below, are met.


     Conditions (i) through (iv) and (vii) must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) do not have to be met until after the first taxable year for which a REIT election is made.

     Although the Voting Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity, the Code provides an exception for ownership of voting stock in a qualified REIT subsidiary (a "QRS"), a corporation that is wholly-owned by a REIT throughout the subsidiary's existence. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a QRS are treated as belonging to the REIT. A QRS is not subject to federal income tax, but may be subject to state or local tax. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. In general, a partnership is not subject to federal income tax and instead, allocates its tax attributes to its partners. The partners are subject to tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the Asset and Income Tests, the Company will be deemed to own and earn (based on its capital interest) an undivided interest in each asset and a share of each item of gross income.

     The Company, in satisfying the general tests described above, must meet, among others, the following requirements:

     A. Share Ownership Tests. The Shares and any other capital stock the Company issues (with the Shares, "Capital Stock") must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning Capital Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Capital
Stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning Capital Stock). However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. The Company will issue sufficient Capital Stock pursuant to the Offering to allow the Company to satisfy these requirements and has indicated that it will not admit investors as Stockholders until it is likely that the admission will allow there to be sufficient Stockholders to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Capital Stock, which provisions are intended to assist the Company in satisfying both requirements. Furthermore, the Distribution Reinvestment Program contains provisions that prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. Moreover, the Company will maintain records which disclose the actual ownership of the outstanding Capital Stock, and the Company demands written statements each year from the record holders of 5% or more of the Capital Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Capital Stock and certain other information. See "Description of Securities--Restrictions on Transfer."

     B. Asset Tests. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets. After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions within 30 days after the close of any quarter as may be required to cure any non-compliance.

     1. 75% Asset Test. At least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items (including receivables from the operations of the Company) and government securities (the "75% Asset Test"). Real estate assets include interests in real property (including undivided interests in real property, leaseholds of land and options to acquire land), interests in mortgages on real property, shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. The Company will own the properties, and the purchase contracts will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, the Company will invest funds not used to acquire properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's investment in the properties will constitute "real estate assets" and should allow the Company to meet the 75% Asset Test.

     2. Limitation Tests. The remaining 25% of the Company's assets generally may be invested without restriction, although if invested in securities, such securities may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests.

     C. Gross Income Tests. The Company must satisfy for each calendar year three separate tests based on the composition of its gross income, as defined under its method of accounting. For purposes of these tests, if the Company invests in a partnership, it will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership.

     1. The 75% Gross Income Test (the "75% Test"). At least 75% of the Company's gross income for the taxable year must result from "rents from real property" (as defined below), interest on obligations secured by real property mortgages, gains from the sale of interests in real property and real estate mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital. Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such "new capital." New capital is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 75% Test.

     Income attributable to a lease of real property will generally qualify as "rent from real property" under the 75% Test (and the 95% Test described below) subject to the rules discussed below:

            (i) Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.

            (ii) The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.

            (iii) Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

            (iv) Rental income will not qualify if the Company furnishes or renders services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

     The Company represents that it will not directly or indirectly own 10% or more of any tenant that leases space in the properties. The Company will not charge rent that is based on the income or profits of any person in certain properties.

     Tenants will receive certain services in connection with their leases to the properties. The Company believes that the services to be provided are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% Tests. The Board intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities.

     2. The 95% Gross Income Test (the "95% Test"). In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not Dealer Property (as defined below). Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Test, but not under the 75% Test. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Test. For purposes of determining whether the Company complies with the 75% and 95% Tests, gross income does not include income from prohibited transactions.

     The Company's share of income from the properties will primarily give rise to rental income qualifying under the 75% and 95% Tests, and gains on sales of the properties, substantially all of which will generally qualify under the 75% and 95% Tests. The Company's anticipated operating results indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income to cause adverse consequences.

     If the Company fails to satisfy either the 75% or 95% Tests for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect, the Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to tax with respect to the excess net income.

     3. The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. The Company currently intends to hold the properties for more than four years and not to own any property that will cause a prohibited transaction and will structure its activities to comply with this test. In addition, the Company will invest amounts not invested in properties in investments that will allow it to comply with this test, and therefore may maintain increased cash reserves or make relatively low earning liquid investments in order to prevent violations of this test.

     D. Annual Distribution Requirements (the "Distribution Test"). In addition to the other tests described above, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of: (a) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain); and (b) 95% of the net income (after tax), if any, from foreclosure property; and (ii) the sum of certain items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if the Company files an election before it timely files its tax return for such year and if paid on or before the first regular Distribution payment after such declaration. If the Company fails to meet the Distribution

Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100% of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed portion.

     The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions."
It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the distribution requirement.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. In such event, all Distributions to Stockholders (to the extent of current and accumulated earnings and profits), will be taxable as ordinary income. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

     Prohibited Transactions. As discussed above, the Company will be subject to a 100% tax on any net income from "prohibited transactions". Net income from a prohibited transaction arises from the sale or exchange of property held for sale to customers in the ordinary course of its trade or business ("Dealer Property") unless such property is foreclosure property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold:
(i) is a real estate asset under the 75% Asset Test; (ii) has been held for at least four years; (iii) has capitalized expenditures not in excess of 30% of the net sales price; (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company will eventually sell each of the properties, its primary intention in acquiring and operating the properties is the production of rental income and it does not expect to hold any property for sale to customers in the ordinary course of its trade or business.

TAXATION OF STOCKHOLDERS

     Taxation of Taxable Domestic Stockholders. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income.
Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends unless the Company loses its REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Shares by the amount of such distribution. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains. Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared even if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses of the Company to reduce their tax liabilities.

     In general, the sale of Shares held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received form the sale and the Stockholder's basis in the Shares sold. However, any loss from a sale or exchange of Shares by a Stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company that the Stockholder treated as long-term capital gains. In addition, please note that Distributions in excess of earnings and profits that reduce a Stockholder's basis will tend to increase the gain or sale.

     Backup Withholding. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such
Stockholder:  (a) is a corporation or comes within other exempt categories; or
(b) provides a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding can be credited against the Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Foreign Stockholders" in this Section.

     Taxation of Tax-Exempt Stockholders. Distributions by the Company to a Stockholder that is a tax-exempt entity should not constitute UBTI unless the tax-exempt entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Shares), or the Shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT", certain Qualified Plans that are Stockholders could recognize UBTI even without incurring debt to acquire their Shares. The Company will constitute a
Pension-Held REIT if either:   (i) at least one Qualified Plan holds more than
25% (by value) of the Shares; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Shares) hold an aggregate of more than 50% (by value) of the Shares. If the Company constitutes a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will constitute UBTI based on the ratio of the Company's gross income (less allowable deductions) which is considered UBTI itself, bears to the Company's total gross income (less allowable deductions). Notwithstanding the foregoing, the Ownership Limit contained in the Articles should prevent the Company from unintentionally constituting a Pension-Held REIT because no Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by value) of the Shares without requesting and obtaining prior Board approval.

     Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders"). Prospective Foreign Stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws on an investment in the Company, including any reporting requirements.

     In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Code Section 884. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty. A Distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

     Distributions by the Company that are attributable to gain from the sale or exchange of a U.S. real property interest are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.

     Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 34% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 34% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.


     Unless the Shares constitute a U.S. real property interest under Code
Section 897, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a U.S. real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. Notwithstanding the foregoing, capital gain not subject to such rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company did not constitute a domestically-controlled REIT, whether a Foreign Stockholder's sale of stock would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company. If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of stock and are subject to tax under Code Section 897 may also be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions.
In any event, a purchaser of Shares from a Foreign Stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Service.

     If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker-dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.

OTHER TAX CONSIDERATIONS

     Distribution Reinvestment Program. Stockholders who purchase Shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income in the amount they would have received had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. See "--Taxation of Stockholders" in this Section. Capital Stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

     State and Local Taxes. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares of the Company.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances.

     In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan ("Plan"), fiduciaries of the Plan should consider, among other things whether the investment: (i) will be in accordance with the documents and instruments covering the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will provide sufficient liquidity; and (v) is prudent under the general ERISA standards. In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a designated Plan fiduciary considering an investment in the Shares should also consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

     The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.

     The Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") which provide guidance on the definition of Plan assets under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly-offered security as a security that is "widely-held", "freely-transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act (provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Act and will be registered under the Exchange Act.

     The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely-held" upon the completion of the Offering.

     The DOL Regulations provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely-transferable. One type of restriction that will not affect a finding that securities are freely transferable is a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes. The Company believes that the Ownership Limit imposed under the Articles on the transfer of the Shares are designed to prevent violations of the five-or-fewer rule (which would cause a termination of REIT status for tax purposes) or which are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable." The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not freely-transferable.

     Assuming that the Shares will be "widely-held," the Company believes that the Shares will be "publicly offered securities" for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.


                           DESCRIPTION OF SECURITIES

GENERAL

     The total number of Shares of stock which the Company has authorized is 30,000,000 of which 24,000,000 shares are common stock, $.01 par value per share (the "Common Stock"), and 6,000,000 shares are preferred stock, $.01 par value per share (the "Preferred Stock"). The Shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable.

     Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Common Stock is not convertible or subject to redemption at the option of the Company. The Common Stock is entitled to one vote per share and Shares do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, the Stockholders are entitled to Distributions in such amounts as may be declared by the Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding Preferred Stock.

     The Company may, at the discretion of the Board, authorize the listing, issuance and sale of Shares on a national securities exchange or market. It is not the present intention of the Company to list the Shares prior to the termination of this Offering. However, the Company anticipates that by 1999 it will apply to have the Shares listed, provided the Company meets the applicable listing requirements and the Board determines such action to be in the best interests of the Company.

     Generally, the Directors, without further action by the Stockholders, are authorized to issue up to 6,000,000 shares of Preferred Stock in one or more series and to determine and fix, as to any series, all the relative rights and preferences of shares including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation.

     It is the current intention of the Company to issue only the Shares and Soliciting Dealer Warrants as described below, although it may from time to time issue other securities through public offerings or private placements. The Company may also issue shares of either Common Stock or Preferred Stock in whole or partial payment for a property if, in the judgment of the Board, such a transaction would be advantageous to the Company.

     All Shares are fully transferable, subject only to restrictions which would cause loss of REIT status. See "--Restrictions on Transfer" in this Section. However, each person acquiring Shares must notify the Company of any such transfer and provide his name, address, taxpayer identification number, number of Shares acquired, Service Form W-9 and the name of the transferor Stockholder prior to any Share transfer being recorded on the books and records of the Company. Additionally, the transferee Stockholder must present the stock certificate representing such Shares or an affidavit of lost certificate. Such properly executed documentation must be presented one calendar month prior to the last date of the current quarter to be effective as of the first day of the next quarter. Failure to provide such information could result in a transfer not being recognized by the Company on a timely basis.

SOLICITING DEALER WARRANTS

     The Company has agreed, for the sum of $200, to issue warrants to the Dealer Manager to purchase Shares in the Company equal to 2.5% of the number of Shares sold by the Dealer Manager (and/or the Soliciting Dealers). These warrants (the "Soliciting Dealer Warrants") will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to the Offering. The Dealer Manager may retain or reallow all Soliciting Dealer Warrants to the Soliciting Dealers, unless such issuance of the Soliciting Dealer Warrants is prohibited by either federal or state securities laws. The Soliciting Dealer Warrants which were to be but have not been issued to the Dealer Manager in connection with the Prior Offering and the Soliciting Dealer Warrants to be issued in connection with this Offering, as well as the Shares issuable upon exercise of the Soliciting Dealer Warrants, are being registered as part of this Offering.

     Each Soliciting Dealer will receive from the Dealer Manager one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during this Offering. All Shares sold by the Company other than through the Distribution Reinvestment Program will be included in the computation of the number of Shares sold to determine the number of Soliciting Dealer Warrants to be issued. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the public offering price per Share) during the time period beginning from the date the Soliciting Dealer Warrants are issued and ending upon October 13, 2000 (the "Exercise Period").
A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

     The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such Warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

     As holders of Soliciting Dealer Warrants, persons do not have the rights of Stockholders, may not vote on Company matters and are not entitled to receive Distributions.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     The Directors are authorized to issue additional shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. The Directors may cause the Company to issue debt obligations with conversion privileges on more than one class of capital stock. The Directors may issue debt obligations with conversion privileges on such terms and conditions as the Directors may determine whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a public or private offering or as part of a financial arrangement with parties other than the Advisor or Directors, officers or employees of the Company or the Advisor.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

     Since the Board believes it is essential for the Company to continue to qualify as a REIT, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of any class of the issued and outstanding stock of the Company. The Directors, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Directors and upon other conditions as the Directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than 15 days prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. The Directors may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; (ii) result in the Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely-held" within the meaning of Code Section 856(b), shall be null and void, and the intended transferee will acquire no right to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Directors determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Company to become "closely-held" under Code Section 856(b) that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"). Upon the Company determining the existence of Excess Shares, it shall make a demand upon such Stockholders to sell such Excess Shares. Within 30 days after the Company requests such holder to sell such Excess Shares, the Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of: (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the market price at the time of such devise or gift); and (b) the market price of the equity shares to which such Excess Shares relates on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 30 days after the later of: (i) the date of Transfer which resulted in such Excess Shares; and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Company does not receive a notice of such Transfer pursuant to the terms of the Articles but in no event later than a permitted Transfer pursuant to and in compliance with the terms of the Articles. If the Company accepts such offer, it shall be required to pay the full purchase price for such Shares within such 30 day period.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.8% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give the Company written notice by January 31st of each year. In addition, each Stockholder shall, upon demand, be required to disclose to the Company in writing all information regarding the direct, indirect and constructive ownership of Shares as the Directors deem reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.


     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or a price which such holders might believe to be otherwise in their best interest.


                    SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

     Each Stockholder shall be bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified by a majority of the Directors (including a majority of the Independent Directors) at the first meeting of such Directors. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as Exhibits to the Company's Registration Statement.

CERTAIN ARTICLE AND BYLAW PROVISIONS

     Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of the Company.

STOCKHOLDERS' MEETINGS

     An annual meeting of the Stockholders will be held not less than 30 days after the delivery of the Company's annual report, but within six months after the end of each fiscal year, for the purpose of electing Directors and for the transaction of such other business as may become before the meeting. A special meeting of the Stockholders may be called by the chief executive officer, a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Company upon written request of the Stockholders holding in the aggregate not less than 10% of the outstanding Shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company shall provide all Stockholders, within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each Share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and the majority vote of the Stockholders will be binding on all Stockholders of the Company.


BOARD OF DIRECTORS

     The Articles and Bylaws provide that the number of directors of the Company may not be fewer than three nor more than nine, a majority of which will be independent. This provision may only be amended by a vote of a majority of the Board. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors shall nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders shall be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding Shares.

     A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Except as otherwise provided, all Shares shall have equal voting rights. Stockholders are entitled to vote by written consent and do not have cumulative voting rights. The voting rights per share of equity securities of the Company (other than the Shares) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the Shares of the Company as the consideration paid to the Company for each privately offered Company share bears to the book value of each Share.

     All elections for Directors shall be decided by the affirmative vote of a majority of votes cast at a meeting or without a meeting, provided that a quorum is present (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote at an annual or special meeting. All other questions shall be decided by a majority of the votes cast at a meeting. If no meeting is held, 100% of the Stockholders must consent in writing.

     Without concurrence of a majority of the outstanding Shares, the Directors may not: (a) amend the Articles, except for amendments which do not adversely affect the rights, preferences and privileges of the Stockholders, including amendments to provisions relating to Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (c) cause a merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in a property by the Company. For purposes of the above provision, a sale of all or substantially all of the Company's assets shall mean the sale of two-thirds or more of the Company's assets based on the total number of properties or the current fair market value of these assets.

     With respect to Shares owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any Shares owned by them shall not be included.

     Each Stockholder entitled to vote may do so: (i) at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast (which must be received by the Directors prior to such meeting); or (ii) without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast (which must be received by the Directors prior to the date the votes of the Stockholders are to be counted).

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of Shares held by each, shall be maintained as part of the books and records of the Company at the Company's principal office. Such list shall be updated at least quarterly and shall be open for inspection by a Stockholder or his designated agent upon such Stockholder's request. Such list shall also be mailed to any Stockholder requesting the list within ten days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing such list and may require the Stockholder requesting such Stockholder's list to represent that the list is requested with respect to matters relating to Stockholders' voting rights under the Articles and the exercise of Stockholders' rights under federal proxy laws.

     Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times and may inspect and copy any of them. In addition, the books and records of the Company shall be open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

     The Articles may be amended by the affirmative vote of a majority of the then outstanding Shares, without the necessity for concurrence by the Directors. Unless otherwise stated in the Articles, the Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors, except that an amendment of any matter which requires greater than a majority vote of the Directors must be amended by the requisite vote and no Bylaw adopted by the Stockholders may be amended by the Directors if the provision of such Bylaw provides that it may not be amended without a Stockholder vote.

DISSOLUTION OR TERMINATION OF THE COMPANY

     The Company is an infinite-life REIT which may be dissolved pursuant to the procedures set forth in the MGCL at any time by the affirmative vote of a majority of the Stockholders. However, the Company anticipates that, by 1999, the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or
(ii) commence a subsequent public offering after completion of this Offering. If listing of the Shares is not feasible by 1999, the Board may decide to:
(i) sell the Company's assets individually; (ii) list the Shares at a future date to provide liquidity for Stockholders; or (iii) liquidate the Company within ten years of the date thereof.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) provided that the Board has determined that directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     The Articles require that 66 2/3% in interest of the Stockholders and all the Independent Directors approve certain exchange offers, mergers, consolidations or similar transactions involving the Company in which the Stockholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this Prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders. In should be noted that standards such as "substantially longer life," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Directors.

     In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets shall be obtained from a person with no current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and shall be filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets shall be appraised in a consistent manner. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with a proposed Roll-Up. A Roll-Up is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below.
A Roll-Up does not include: (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the Nasdaq National Market; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or
(d) the Company's investment objectives. A Roll-Up Entity is a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

       (i) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;

      (ii) result in the Stockholders having voting rights that are less than those provided in the Articles;

      (iii) result in the Stockholders having greater liability than as provided in the Articles;

      (iv) result in the Stockholders having rights to receive reports that are less than those provided in the Articles;

      (v) result in the Stockholders having access to records that are more limited than those provided in the Articles;

      (vi) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity

            (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

     (vii) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

     (viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or

      (ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;

provided, however, that nothing herein shall be construed to prevent participation in any proposed Roll-Up which would result in Stockholders having rights and restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

  Stockholders who vote "no" on the proposed Roll-Up shall have the choice of:

       (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

       (ii) one of either:

            (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

            (b) receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.

     The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

LIMITATION ON TOTAL OPERATING EXPENSES

     The Articles provide that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed the foregoing limitations. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof shall be recorded in the minutes of the meeting of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Stockholders a written report of such fact, together with an explanation of the facts the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the Total Operating Expenses exceed the limitations described above and if the Directors are unable to conclude that such excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

TRANSACTIONS WITH AFFILIATES

     The Articles impose certain restrictions upon dealings between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof. In particular, the Company may not:

       (i) borrow money from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair and reasonable and no less favorable to the Company than from unaffiliated parties under the same or similar circumstances;

      (ii) invest in joint ventures with an Affiliated program except in compliance with the requirements set forth in the Articles. See "Investment Objectives and Policies--Joint Ventures";

      (iii) enter into any other transaction with the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent
            Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties, except for advisory arrangements with the Advisor. Notwithstanding the above, the Company was allowed to acquire the Eagle Crest Shopping Center and the Walgreens/Decatur property from IPS. See "Conflicts of Interest--Acquisitions from Affiliates" and "--Non-Arm's-Length Agreements" and "Real Property Investments"; or

      (iv) sell property to or loan money to the Advisor, the Sponsor, any Director or Affiliates thereof (except as provided in the Articles).

RESTRICTIONS ON BORROWING

     The Company may not incur indebtedness to enable it to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board at least quarterly. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values, however, the maximum amount of borrowings in relation to Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any borrowings in excess of such 300% level shall only occur with the consent of a majority of the Stockholders. See "Investment Objectives and Policies--Borrowing." The Company shall not borrow funds from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, determines that such transaction is fair and reasonable and no less favorable to the Company than from unaffiliated parties under the same or similar circumstances.

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in the Articles shall be approved by a majority of Independent Directors. The Articles prohibit investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

     In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following restrictions on its investments set forth in its Articles:

       (i) not more than 10% of the Company's total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year;

       (ii) the Company may not invest in commodities or commodity future contracts. Such limitation is not intended to apply to interest rate futures, when used solely for hedging purposes;

      (iii) the Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, such appraisal must be obtained from an Independent Expert concerning the underlying property. The appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

      (iv) the Company may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the property at the date of the loans;

       (v) the Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

      (vi) the Company shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

      (vii) the Company shall not issue: (a) redeemable equity securities; (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase Shares to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities) that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant); options or warrants issuable to the Advisor, the Sponsor, any Director or Affiliates thereof shall not exceed an amount equal to ten percent (10%) of the outstanding Shares on the date of grant of any options or warrants; or (d) issue Shares on a deferred payment basis or similar arrangement;

      (viii) to the extent the Company invests in real property acquired from an Affiliate, a majority of the Directors (including a majority of the Independent Directors) shall determine the consideration paid for such real property, based on the fair market value of the property; in such event, an appraisal by a qualified independent real estate appraiser selected by the Independent Directors shall be obtained;

      (ix)   the Company may not invest in indebtedness (herein called
             "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements would be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

       (x)   engage in trading, as compared with investment activities; and

      (xi) engage in underwriting or the agency distribution of securities issued by others.

Subject to the above restrictions, a majority of the Independent Directors may alter the investment policies if they determine that such change is in the best interests of the Company.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company is offering on a "best efforts" basis 10,000,000 Shares at a purchase price of $10.00 per Share with a minimum investment of $3,000 ($1,000 in the case of Tax-Exempt Entities, except Iowa where the minimum investment for IRAs will be $3,000) and 1,000,000 Shares at a purchase price of $9.05 per Share pursuant to the Distribution Reinvestment Program. "Best efforts" means that no one is guaranteeing that any specified amount of capital will be raised. The Offering will commence as of the date of this Prospectus and will terminate not later than August __, 1998. The Company reserves the right to terminate the Offering at any time.

ESCROW CONDITIONS

     Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company.

ADVISOR CAPITAL CONTRIBUTION

     The Advisor made a capital contribution to the Company in the amount of $200,000 prior to the commencement of the Prior Offering, for which the Advisor received 20,000 Shares. The Advisor may not sell this initial investment while it remains the Advisor but may transfer the Shares to an Affiliate. The Advisor and its Affiliates may purchase additional Shares for their own accounts. However, at no time will the Advisor own 9.8% or more of the total number of the Company's Shares outstanding. Any purchases of Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward immediate resale.

SUBSCRIPTION PROCESS

     The Shares are being offered to the public through the Soliciting Dealers. The Dealer Manager also sells Shares directly. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the broker-dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for such person and transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

     The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. Subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after its receipt of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares. If the subscription is accepted, a confirmation will be mailed not more than five days after acceptance of the investor as a Stockholder. A sale of the Shares may not be completed until at least five business days after the date the subscriber receives a final Prospectus and a copy of the Organizational

Documents, as may be required by certain state regulatory authorities. If for any reason the subscription is rejected, the check and subscription agreement will be returned to the subscriber, without interest or deduction, within ten days after receipt.

     Shares will only be sold to persons who purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000, except Iowa where the minimum investment for IRAs will be $3,000). Subsequent purchases may be made in increments of 100 Shares. Subscriptions will be accepted for fractional Shares only in the discretion of the Company.

DETERMINATION OF INVESTOR SUITABILITY

     The Company, the Dealer Manager and each Soliciting Dealer shall make every reasonable effort to determine that those persons being offered or sold the Shares are appropriate in light of the suitability standards set forth herein and are appropriate to such investor's investment objectives and financial situation. The Soliciting Dealers shall ascertain that the investors can reasonably benefit from the Company, and the following shall be relevant to such determination: (i) the investor has the capability of understanding the fundamental aspects of the Company, which capacity may be evidenced by the following: (a) the nature of employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment;
(b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and (iii) the investor has the financial capability to invest in the Company.

     By executing the subscription agreement, each Soliciting Dealer acknowledges his determination that the Shares are a suitable investment for the investor, and will be required to represent and warrant his compliance with the applicable laws requiring the determination of the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers shall maintain for at least six years a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of Shares and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

COMPENSATION

     The Company will pay the Dealer Manager selling commissions equal to up to seven percent (7%) on all Shares sold for serving as a dealer manager of the Offering and for the sale of Shares through its efforts, of which such compensation may be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares, further described below. Up to an additional 2.5% of the Gross Offering Proceeds may be paid as a Marketing Contribution and Due Diligence Expense Allowance Fee. The total of reallowed commissions and reimbursed expenses paid by the Dealer Manager will not exceed 9.5% of the purchase price of the Shares sold by a Soliciting Dealer. Soliciting Dealers will also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering, subject to federal and state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending on October 13, 2000 (the "Exercise Period"). Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following issuance thereof. In addition, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. The Soliciting Dealer Warrants which were to be but have not been issued to Inland Securities Corporation in connection with the Prior Offering and the Soliciting Dealer Warrants to be issued in connection with this Offering, as well as the Shares issuable upon exercise of the Soliciting Dealer Warrants, are being registered as part of this Offering. For the life of the Soliciting Dealer Warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the Common Stock without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants."

     The Dealer Manager may award sales incentive items to Soliciting Dealers in connection with their sales activities. The value of each item will be less than $50 per annum per participating salesperson. In addition, the Dealer Manager may pay incentive compensation to its regional marketing representatives for their activities as wholesalers in connection with the distribution of the Shares, subject to the overall restrictions on commissions described herein. The Dealer Manager will reallow commissions to Soliciting Dealers who sell 100,000 or more Shares during the Offering, as an incentive. This incentive commission, equal to 1% of the price of the Shares initially will be paid following the sale of 100,000 Shares by a Soliciting Dealer and, thereafter, will be paid quarterly in the event additional Shares are sold.
The incentive compensation will be reduced by the amount of any marketing costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers.

     The Company shall not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares, provided, however, that this provision shall not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling the Shares.

VOLUME DISCOUNTS

     Commissions will be reduced below 7% for obtaining subscriptions from Stockholders in accordance with the following:


                           Amount of
                   Purchaser's Investment         Maximum Commission
                  ------------------------        ------------------
                      From           To              per Share
                      ----           --              ---------
                    $ 250,000      499,999            5.5%
                      500,000      999,999            4.0%
                    1,000,000     and over            2.5%

Any reduction from the up to 7% commission otherwise payable to the Dealer Manager, some or all of which may be reallowable to a Soliciting Dealer in respect of a purchaser's subscription will be credited to such purchaser in the form of additional whole Shares or fractional Shares purchased net of commissions.

     Subscriptions may be combined for the purpose of crediting a purchaser with additional Shares and determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all such purchases are made through the same Soliciting Dealer. Tax-Exempt Entities may be combined in computing amounts invested if they each have the same person who exercises investment discretion. If the Subscription Agreement/Signature Page fails to indicate by marking the "Additional Purchase" space that subscriptions are to be combined, the Company cannot be held responsible for failing to properly combine subscriptions.

     Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee ($9.05 per Share).

TRANSFER OF SHARES

     A Stockholder may assign all or some of his Shares, subject to the Ownership Limit contained in the Articles. This assignment shall confer upon the assignee the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company shall be delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer, which amount shall not exceed $100; (iii) no assignment shall be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above; (iv) no assignment of beneficial ownership (other than by gift, bequest, inheritance or operation of law) shall be effective prior to the termination of the Offering; (v) no assignment shall be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (vi) an assignment may be rejected if such assignment would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan assets; and (vii) no assignment shall be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.

     The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company anticipates that by 1999 the Board will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence a subsequent public offering.

INDEMNIFICATION

     The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company shall not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court has approved indemnification of the settlement and related costs and the court considering the request has been advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act. See "Distribution Reinvestment and Share Repurchase Programs."


                                HOW TO SUBSCRIBE

     Shares may be purchased by an investor who meets the suitability standards described above under "Plan of Distribution--Suitability of the Investment" by proceeding as follows:

     1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.

     2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Exhibit I.

     3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for MIFIII," along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

     4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he meets the suitability standards as stated in the Subscription Agreement and will be bound by all of the terms of the Subscription Agreement.

     Within ten days (and generally within 24 hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within five days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within ten days after receipt.

     Subscriptions on behalf of IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.

                                SALES LITERATURE

     In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company. It would contain pictures and summary descriptions of properties similar to those to be acquired by the Company that

Affiliates of the Company have previously acquired. This material may also include pictures and summary descriptions of properties similar to those to be acquired by the Company as well as a brochure, audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

     Use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

     This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in such literature does not conflict with any of the information set forth in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus, or as incorporated in this Prospectus by reference, or as forming the basis of the Offering described herein.


            DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     The Distribution Reinvestment Program (the "DRP") allows Stockholders who purchased Shares pursuant either to the Prior Offering or to this Offering ("Participants") to automatically reinvest Distributions in the Company by permitting purchase of additional Shares. Stockholders who purchased Shares pursuant to the Prior Offering or who purchase Shares pursuant to this Offering and elect to take part in the DRP will authorize the Company to use Distributions payable to them to purchase additional Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

     Purchases under the DRP will not be subject to selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

     Commencing with the first Distribution paid after the effective date of the Offering of Shares pursuant to the Prospectus and continuing until the termination of the Offering, Participants will acquire Shares from the Company at a fixed price of $9.05 per Share. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the $9.05 per Share price which will be paid under the DRP. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national stock exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination, Distributions will be distributed to the Stockholder instead of being used to purchase Shares under the DRP. Within 90 days after the end of the Company's fiscal year, the Company will: (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of said Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Participants will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days' notice to Participants. It is anticipated that the Directors will amend or terminate the DRP upon completion of this Offering.

     Stockholders who participate in the Distribution Reinvestment Program will recognize taxable dividend income in the amount they would have received had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. Shares received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The reservation of any Shares from this Offering remaining for issuance under the DRP will be cancelled. The Shares will continue to have the status of authorized but unissued Shares. These Shares will not be issued unless they are first registered with the Commission under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

SHARE REPURCHASE PROGRAM

     The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee).

     Repurchases under the SRP will be made quarterly by the Company on a first-come, first-served basis, and will be limited in the following ways: (i) not more than $500,000 worth of the outstanding Shares will be repurchased in any given year; and (ii) the funds available for repurchase will be limited to available proceeds received by the Company from the sale of Shares under the DRP. The determination of available funds from sales under the DRP will be at the sole discretion of the Board. In making this determination, the Board will consider the need to use proceeds from the Share sales under the DRP for investment in additional properties, or for maintenance or repair of existing properties. Such property-related uses will have priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

     The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his request for repurchase; or
(ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period upon: (i) the development of a secondary market for the Shares (i.e., at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days); or (ii) the listing of the Shares on a national securities exchange or inclusion for quotation on a national market system.

     Shares purchased by the Company under the SRP will be cancelled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

     In the event that the Company begins selling its properties, the purchase price paid by the SRP for Shares will be adjusted accordingly. Because the availability of purchase funds for the SRP cannot be predetermined, and because the demand for repurchase by Stockholders cannot be predetermined, there can be no assurance that the Company will be able to establish and maintain the SRP.


                            REPORTS TO STOCKHOLDERS

     The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

     The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

     Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days of making such Distribution.

     Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the property acquired during the quarter; (ii) the present or proposed use of such property and its suitability and adequacy for such use; (iii) the terms of any material lease affecting the property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering.

     After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

     The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of Shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge which will be paid:
(i) directly by the

Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.


                                 LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company by Shapiro and Olander, Baltimore, Maryland. Legal matters in connection with the Company's status as REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Shefsky Froelich & Devine Ltd. (counsel to the Company). Shefsky Froelich & Devine Ltd. does not purport to represent Stockholders or potential investors who should consult their own counsel. See "Conflicts of Interest--Legal Counsel for the Company and the Advisor is the Same Law Firm."

     The statements in the section in the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the Prospectus titled "ERISA Considerations" have been reviewed by Shefsky Froelich & Devine Ltd.


                                    EXPERTS

     The financial statements of the Company as of December 31, 1995, and 1994, and for the year ended December 31, 1995 and for the period from May 12, 1994 (formation date) to December 31, 1994, the historical summaries of gross income and direct operating expenses of the Walgreens/Decatur Property for each of the years in the three-year period ended June 30, 1994, the historical summaries of gross income and direct operating expenses of Eagle Crest/Naperville for each of the years in the three-year period ended June 30, 1994 and the historical summary of gross income and direct operating expenses of the Regency
Point Shopping Center for the year ended December 31, 1995, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The statement of gross income and direct operating expenses for the year ended December 31, 1994 for Nantucket Square Shopping Center included in this Prospectus has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and is included herein in reliance upon the authority of said firm as experts in giving said report.

     The statement of gross income and direct operating expenses for the year ended December 31, 1995 for Mundelein Plaza, Prospect Heights and Montgomery-Sears have been included herein in reliance upon the report of Bruce Gorlick, C.P.A., Ltd., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto with respect to the offer and sale of Shares which the Company has filed with the Commission and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 500 West Madison Street, Fourteenth Floor, Chicago, Illinois 60661 and 75 Park Place, Suite 1400, New York, New York

10007. This material, as well as copies of all other documents filed with the Commission, may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fee prescribed by the Commission.

                                    GLOSSARY


The definitions used in the Prospectus are set forth below:

"ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and personnel and miscellaneous expenses related to the selection and acquisition of properties.

"ADA" means the Americans with Disabilities Act of 1990.

"ADVISOR" means the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

"ADVISOR ASSET MANAGEMENT FEE" means an amount equal to 1% of the Average Invested Assets.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will act as the Sponsor of the Company.

"AFFILIATE" means: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"AFFILIATED DIRECTORS" means those Directors affiliated with the Company or its Affiliates.

"ANCHOR TENANT" means tenants generally occupying approximately 30% or more of the GLA of a Neighborhood Retail Center, or the tenant of any single-user property.

"ARTICLES" means the Company's Articles of Incorporation, as amended and restated to date.

"AVERAGE INVESTED ASSETS" shall mean, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"BOARD" means the Board of Directors of the Company.

"BYLAWS" means the Amended and Restated Bylaws of the Company.

"CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

"CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

"COMMISSION" means the Securities and Exchange Commission.

"COMPANY" means Inland Monthly Income Fund III, Inc., a Maryland corporation.

"COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

"COMPANY FIXED ASSETS" means the real estate, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in the conduct of its business.

"CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Expenses.

"CONTROL SHARES" means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of irrevocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power.

"CONTROL SHARE ACQUISITION" means the acquisition of Control Shares subject to certain exceptions.

"COUNSEL" means Shefsky Froelich & Devine Ltd.


"CUMULATIVE RETURN" means a cumulative, non-compounded return, equal to 8% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

"CURRENT RETURN" means a non-cumulative, non-compounded return, equal to 8% per annum on Invested Capital.

"DEALER MANAGER" means Inland Securities Corporation.

"DEVELOPMENT FEE" means a fee for the packaging of a property of the Company, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

"DIRECTORS" means the members of the Board of Directors of the Company.

"DISTRIBUTIONS" means any cash distributed to Stockholders arising from their interest in the Company.

"EQUITY STOCK" shall mean stock that is either Common Stock and/or Preferred Stock.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCESS SHARES" means shares held by a Stockholder in excess of 9.8% of the outstanding Shares entitled to vote.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PERIOD" means the period commencing upon the issuance of the Soliciting Dealer Warrants and ending upon October 13, 2000.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

"FUNDS FROM OPERATIONS OR FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

"GAAP" means generally accepted accounting principles.

"GLA" means gross leasable area.

"GROSS DOLLARS INVESTED IN PROPERTIES" means the amount actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company.

"GROSS OFFERING PROCEEDS" means the total proceeds from the sale of Shares during the initial public offering period (and from sales under the Distribution Reinvestment Program during such period) before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply, shall be deemed to be $10 per Share, except for Shares purchased under the Distribution Reinvestment Program in which case the purchase price for such Shares shall be $9.05 per Share.

"GROSS REVENUES FROM PROPERTIES" means all cash receipts derived from the operation of Company Fixed Assets.

"INCENTIVE ADVISORY FEE" means an amount equal to 15% of the net proceeds from the sale of a property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

"INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated, directly or indirectly, with the Company or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or its Affiliates; (ii) do not serve as a director for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company or the Advisor. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds five percent of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

"INDEPENDENT EXPERT" shall mean a person with no current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

"INTERESTED STOCKHOLDER" means for purposes of the MGCL, any person who owns 10% or more of the voting power of the then outstanding voting stock of the Company.

"INVESTED CAPITAL" means the original issue price of the Shares reduced by prior distributions from the sale or financing of Company Fixed Assets.

"IRA" means an individual retirement account established pursuant to Code
Section 408.

"LEVERAGE" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"MANAGEMENT AGENT" means an entity which provides property management services to the Company. The Management Agent is Inland Commercial Property Management, Inc., an Affiliate of the Advisor, or anyone which succeeds it in such capacity.

"MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE FEE" means an amount equal to 2.5% of the Gross Offering Proceeds, a portion of which may be reallowed to Soliciting Dealers to pay marketing and due diligence expenses.

"MAXIMUM OFFERING" means 11,000,000 Shares (which includes 1,000,000 Shares available under the Distribution Reinvestment Program).

"MGCL" means the Maryland General Corporation Law, as amended from time to time.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"NEIGHBORHOOD RETAIL CENTER" shall mean any property located primarily within an approximate 150-mile radius of the Oak Brook, Illinois headquarters of the Advisor leased primarily to one or more retail tenants providing for the sale of household goods (food, drugs, apparel, etc.) and personal services (laundry, dry cleaning, etc.) for the day-to-day living needs of the immediate neighborhood with GLA ranging from approximately 5,000 to 150,000 square feet.

"NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

"NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

"NET PROCEEDS" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

"NON-U.S. STOCKHOLDER" means a Stockholder which is a foreign corporation or a nonresident alien of the United States.

"OFFERING" means the offering of Shares of the Company pursuant to this Prospectus.

"ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees.

"OTHER OPERATING EXPENSES" means Total Operating Expenses less the Advisor Asset Management Fee.

"OWNERSHIP LIMIT" means the beneficial ownership of no more than 9.8% of the outstanding Shares of the Company.

"PARTICIPANT" means a Stockholder who purchases Shares pursuant to the Prior Offering or this Offering and elects to participate in the DRP.

"PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

"PRIOR OFFERING" means the Company's public offering of 6,000,000 Shares which commenced October 14, 1994 and was completed August ___, 1996.

"PROPERTY DISPOSITION FEE" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property.

"PROPERTY MANAGEMENT FEE" shall mean any fee paid to an Affiliate or third party as compensation for management of the Company's properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the properties, not to exceed 5.0% if paid to a third party or 4.5% if paid to an Affiliate of the Advisor.

"PROSPECTUS" means the final prospectus of the Company in connection with the initial registration of Shares filed with the Commission on Form S-11, as amended.

"QUALIFIED PLAN" means any qualified pension, profit-sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan.

"REGISTRATION STATEMENT" means the initial registration of Shares on Form S-11 and related exhibits, as amended, filed by the Company with the Commission.

"REIMBURSABLE EXPENSES" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

"REIT PROVISIONS" means Code Sections 856 through 860.

"REIT TAXABLE INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Code Sections 241 through 247, 249 and 250 (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from foreclosure property; and (b) the net income derived from prohibited transactions; (iii) deducting amounts equal to: (x) any net loss derived from prohibited transactions; and (y) the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

"REMICS" means real estate mortgage investment conduits.

"ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

      (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through The Nasdaq Stock Market - Nasdaq National Market; or

      (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

           (a) Stockholders' voting rights;

           (b) the term and existence of the Company;

           (c) Sponsor or Advisor compensation; or

           (d) the Company's investment objectives.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"SELLING COMMISSION" means an amount equal to up to 7% of the Gross Offering Proceeds payable to the Dealer Manager which may be retained, or reallowed to Soliciting Dealers for each Share sold.

"SERVICE" means the Internal Revenue Service of the United States of America.

"SHARES" means the common stock, par value $.01 per share, of the Company.

"SOLICITING DEALERS" means the dealer members of the National Association of Securities Dealers, Inc. designated by the Dealer Manager.

"SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

     i. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;


    ii. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

   iii. having a substantial number of relationships and contacts with the Company;

    iv.   possessing significant rights to control Company properties;


     v. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

    vi. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

"STOCKHOLDERS" means holders of shares of Common Stock.

"TAX-EXEMPT ENTITIES" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.

"TERMINATION DATE" means ______________, 1998.

"TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

      a. the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

      b. interest payments;

      c. taxes;

      d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

      e. incentive fees payable to the Advisor; and

      f. Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

"UBTI" means unrelated business taxable income as described in the Code.

"USRPI" means a United States real property interest described in Code Section
897. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPI's with a fair market value equal to at least 50% of the sum of the fair market value of its USRPI's, foreign real property and assets used in a trade or business.

                         INDEX TO FINANCIAL STATEMENTS



  Balance Sheets for the Company (unaudited) at March 31, 1996 and
  December 31, 1995 ...........................................................  F-1

  Statements of Operations (unaudited) for the three months ended March 31,
  1996 and 1995 ...............................................................  F-3

  Statements of Stockholders' Equity at March 31, 1996 and December 31, 1995 ..  F-4

  Statement of Cash Flows (unaudited) for the three months ended March 31,
  1996 and 1995 ...............................................................  F-5

  Notes to Financial Statements ...............................................  F-6

  Independent Auditors' Report ................................................  F-14

  Balance Sheets for the Company as of December 31, 1995 and 1994 .............  F-15

  Statement of Operations for the year ended December 31, 1995 ................  F-17

  Statement of Stockholders' Equity for the year ended December 31, 1995 and for the period from May 12, 1994 (formation of the Company) to December 31,
  1994 ........................................................................  F-18

  Statement of Cash Flows for the year ended December 31, 1995 and for the period May 12, 1994 (formation of the Company) to December 31, 1994 .....  F-19

  Notes to Financial Statements ...............................................  F-21

  Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) of the Walgreens/Decatur property for the six-month period ended December 31, 1994 ..............................................  F-30

  Independent Auditor's Report ................................................  F-31

  Historical Summaries of Gross Income and Direct Operating Expenses unaudited of the Walgreens/Decatur property for each of the three years in the three year period ended June 30, 1994 ...................................  F-32


  Notes to Historical Summaries of Gross Income and Direct Operating
  Expenses ....................................................................  F-33

  Historical Summary of Gross Income and Direct Operating Expenses (unaudited)
  of the Eagle Crest Shopping Center for the six-month period ended
  December 31, 1994 ...........................................................  F-35



Independent Auditor's Report .........................................    F-36

Historical Summaries of Gross Income and Direct Operating Expenses
of the Eagle Crest/Naperville property for each of the three years
in the three year period ended June 30, 1994 .........................    F-37

Notes to the Historical Summaries of Gross Income and Direct Operating
Expenses .............................................................    F-38

Report of Independent Public Accountants .............................    F-40

Statement of Gross Income and Direct Operating Expenses for the year
ended December 31, 1994 of Nantucket Square Shopping Center ..........    F-41

Notes to the Statement of Gross Income and Direct Operating Expenses
for the year ended December 31, 1994 of Nantucket Square Shopping
Center................................................................    F-42

Statement of Gross Income and Direct Operating Expenses for the
seven-month period ended July 31, 1995 of Nantucket Square Shopping
Center (unaudited) ...................................................    F-44

Report of Independent Public Accountants .............................    F-45

Statement of Gross Income and Direct Operating Expenses
for the Year Ended December 31, 1995 of Mundelein Plaza...............    F-46

Notes to the Statement of Gross Income and Direct Operating Expenses
for the year ended December 31, 1995 of Mundelein Plaza...............    F-47

Independent Auditors' Report .........................................    F-49

Historical Summary of Gross Income and Direct Operating Expenses
for the year ended December 31, 1995 of the Regency Point
Shopping Center ......................................................    F-50

Notes to Historical Summary of Gross Income and Direct Operating
Expenses for the year ended December 31, 1995 of the Regency Point
Shopping Center .......................................................   F-51

Report of Independent Public Accountants ..............................   F-53

Statement of Gross Income and Direct Operating Expenses for the year
ended December 31, 1995 of Prospect Heights Plaza .....................   F-54

Notes to the Statement of Income and Direct Operating Expenses
for the year ended December 31, 1995 of Prospect Heights Plaza ........   F-55

Report of Independent Public Accountants ..............................   F-57

Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of Montgomery-Sears Shopping
Center ...............................................................  F-58

Notes to the Statement of Gross Income and Direct Operating Expenses
for the year ended December 31, 1995 of Montgomery-Sears
Shopping Center ......................................................  F-59


Pro Forma Balance Sheet of the Company (unaudited) at December 31,
1995 .................................................................  F-61

Notes to Pro Forma Balance Sheet of the Company (unaudited) at December
31, 1995..............................................................  F-63

Pro Forma Statement of Operations of the Company (unaudited) for the year ended December 31, 1995 .........................................  F-68

Notes to Pro Forma Statement of Operations of the Company (unaudited)
for the year ended December 31, 1995 .................................  F-70

Pro Forma Balance Sheet of the Company (unaudited) at March 31, 1996 .  F-78

Notes to Pro Forma Balance Sheet of the Company (unaudited) at
March 31, 1996 .......................................................  F-80

Pro Forma Statement of Operations of the Company (unaudited) for the three months ended March 31, 1996 ....................................  F-84

Notes to Pro Forma Statement of Operations of the Company (unaudited)
for the three months ended March 31, 1996 ............................  F-86

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                                Balance Sheets

                     March 31, 1996 and December 31, 1995
                                  (unaudited)


                                    Assets



                                                      1996           1995
                                                      ----           ----
Investment properties (Notes 1, 4 and 5):
  Land............................................ $ 7,240,948     5,437,948
  Building and improvements.......................  15,982,166    12,074,484
                                                   -----------    ----------
                                                    23,223,114    17,512,432
  Less accumulated depreciation...................     272,985       169,894
                                                   -----------    ----------

  Net investment properties.......................  22,950,129    17,342,538
                                                   -----------    ----------

Cash and cash equivalents including amounts
  held by property manager (Note 1)...............   2,937,473       738,931
Restricted cash (Note 1)..........................        -          150,000
Accounts and rents receivable (Note 5)............     492,081       333,823
Deposits and other assets.........................      22,309       158,123
Deferred organization costs (Note 1)..............      26,089        27,462
                                                   -----------    ----------

    Total assets.................................. $26,428,081    18,750,877
                                                   ===========   ===========








                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                     March 31, 1996 and December 31, 1995
                                  (unaudited)



                     Liabilities and Stockholders' Equity


                                                       1996          1995
                                                       ----          ----
Liabilities:
  Accounts payable................................ $    43,544         6,875
  Accrued offering costs to Affiliates............     269,570       222,353
  Accrued offering costs to non-affiliates........      31,000         6,444
  Accrued interest payable to Affiliates..........       4,771         5,242
  Accrued real estate taxes.......................     463,751       374,180
  Distributions payable (Note 7)..................     183,457       129,532
  Security deposits...............................      71,133        54,483
  Note payable to Affiliates (Note 6).............        -          360,000
  Mortgage payable (Note 6).......................     748,011       750,727
  Unearned income.................................      13,268        39,846
  Other liabilities...............................      28,852       178,852
  Due to Affiliates (Note 2)......................      69,508         7,277
                                                   -----------    ----------

    Total liabilities.............................   1,926,865     2,135,811
                                                   -----------    ----------


Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 2,909,912 and 2,000,073, issued and
    outstanding at March 31, 1996 and
    December 31, 1995, respectively...............      29,103        19,996
  Additional paid-in capital (net of offering
    costs of $4,078,208 at March 31, 1996, of
    which $2,896,271 was paid to Affiliates)......  24,953,635    16,835,183
  Accumulated distributions in excess
    of net income.................................    (481,522)     (240,113)
                                                   -----------    ----------

    Total stockholders' equity....................  24,501,216    16,615,066
                                                   -----------    ----------

Total liabilities and stockholders' equity........ $26,428,081    18,750,877
                                                   ===========   ===========







                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                           Statements of Operations

              For the three months ended March 31, 1996 and 1995
                                  (unaudited)


                                                        1996          1995
                                                        ----          ----
Income:
  Rental income (Notes 1 and 5)................... $   475,038        70,733
  Additional rental income........................     242,290         8,790
  Interest income.................................      43,751        21,598
                                                   -----------    ----------

                                                       761,079       101,121
                                                   -----------    ----------

Expenses:
  Professional services to Affiliates.............       2,000          -
  Professional services to non-affiliates.........      26,068          -
  General and administrative expenses
    to Affiliates.................................       7,903          -
  General and administrative expenses
    to non-affiliates.............................       2,197           415
  Advisor asset management fee....................      48,540          -
  Property operating expenses to Affiliates.......      29,136         2,882
  Property operating expenses to non-affiliates...     281,477         8,825
  Mortgage interest to Affiliates.................      15,043        20,398
  Mortgage interest to non-affiliates.............        -           14,499
  Depreciation....................................     103,091        14,444
  Amortization....................................       1,373          -
  Acquisition costs expensed......................       8,985           162
                                                   -----------    ----------

                                                       525,813        61,625
                                                   -----------    ----------

    Net income.................................... $   235,266        39,496
                                                   ===========   ===========

Net income per weighted average common stock shares
  outstanding (2,394,092 and 343,119 for the
  three months ended March 31, 1996 and 1995,
  respectively.................................... $       .12           .12
                                                   ===========   ===========







                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                     March 31, 1996 and December 31, 1995



                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income     Total
                               ------     ---------- -------------   -----
Balance January 1, 1995..... $      200     199,800        -         200,000

Net income..................       -           -        496,514      496,514

Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding)..............       -           -       (736,627)    (736,627)

Proceeds from Offering (net
  of Offering costs of
  $3,121,175)...............     19,826  16,662,162        -      16,681,988

Repurchases of Shares.......        (30)    (26,779)       -         (26,809)
                             ----------  ----------  -----------  ----------

Balance December 31, 1995...     19,996  16,835,183    (240,113)  16,615,066

Net income..................       -           -        235,266      235,266

Distributions declared
  ($.20 per weighted average
  common stock shares
  outstanding)..............       -           -       (476,675)    (476,675)

Proceeds from Offering (net
  of Offering costs of
  $957,033).................      9,107   8,118,452        -       8,127,559
                             ----------  ----------  -----------  ----------



Balance March 31, 1996...... $   29,103  24,953,635    (481,522)  24,501,216
                             ==========  ==========  ===========  ==========






                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                            Statement of Cash Flows

              For the three months ended March 31, 1996 and 1995
                                  (unaudited)



                                                        1996           1995
                                                        ----           ----
Cash flows from operating activities:
  Net income....................................   $   235,266         39,496
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation................................       103,091         14,444
    Amortization................................         1,373           -
    Rental income under master lease agreements.       109,333           -
    Changes in assets and liabilities:
      Accounts and rents receivable...............    (158,258)       (74,855)
      Other assets................................     135,814          1,075
      Accrued interest payable....................        (471)        30,052
      Accrued real estate taxes...................      89,571         95,225
      Accounts payable............................      36,669           -
      Unearned income.............................     (26,578)          -
      Due to Affiliates...........................      53,646           -
      Security deposits...........................      16,650         13,853
                                                   -----------    -----------
Net cash provided by operating activities.........     596,106        119,290
                                                   -----------    -----------

Cash flows from investing activities:
  Additions to investment properties..............    (153,450)          -
  Purchase of investment properties...............  (5,657,980)      (218,418)
                                                   -----------    -----------

Net cash used in investing activities.............  (5,811,430)      (218,418)
                                                   -----------    -----------

Cash flows from financing activities:
  Repayment of note to Affiliate..................    (360,000)          -
  Repayment of loan from Advisor..................        -          (193,300)
  Proceeds from offering..........................   9,084,592      4,842,205
  Payments of offering costs......................    (885,260)      (613,424)
  Distributions paid..............................    (422,750)          -
  Principal payments of debt......................      (2,716)    (2,508,857)
                                                   -----------    -----------

Net cash provided by financing activities.........   7,413,866      1,526,624
                                                   -----------    -----------

Net increase in cash and cash equivalents.........   2,198,542      1,427,496

Cash and cash equivalents at beginning of period..     738,931         10,934
                                                   -----------    -----------

Cash and cash equivalents at end of period........ $ 2,937,473      1,438,430
                                                   ===========    ===========

Distributions payable............................. $   183,457        (58,495)
                                                   ===========    ===========


                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements

                                March 31, 1996
                                  (unaudited)



Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1995, which are included in the Company's 1995 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report.


(1) Organization and Basis of Accounting

Inland Monthly Income Fund III, Inc. (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On October 14, 1994, the Company commenced an initial public offering (the "Offering") of 5,000,000 shares of common stock (the "Shares") at a price of $10 per Share and the issuance of 1,000,000 Shares at a price of $9.05 per Share which may be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995. Offering proceeds were released from escrow on January 3, 1995 when subscriptions were accepted and Shares issued by the Company. Subscribers received their pro rata share of interest income earned on their subscriptions while in escrow. As of March 31, 1996, the Company has repurchased 3,000 Shares. At March 31, 1996, subscriptions for a total of 2,909,912 Shares have been received, resulting in $29,088,408 in Gross Offering Proceeds.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)



The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value. Included in cash and equivalents is $249,890 held by the Company's affiliated property manager which is unrestricted and held in the Company's name.

Deferred organization costs are amortized over a 60-month period.

Offering costs were offset against the Stockholders' equity accounts once the Shares sold exceeded the Minimum Number of Shares and Gross Offering Proceeds were released from escrow. Offering costs consist principally of printing, selling and registration costs.

The investment properties are carried at the lower of aggregate cost or net realizable value. Periodically, the Company will review its real estate portfolio and if investment properties suffer an impairment in value which is deemed to be other than temporary, the investment in properties would be reduced to the net realizable value of the properties. As of March 31, 1996, there have been no such impairments. Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rate associated with the mortgage payable approximates the market interest rates for this type of debt instrument, and as such, the carrying amount of the mortgage payable approximates its fair value.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)


The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relative short maturity of these instruments.

In the opinion of management, the financial statements contain all the adjustments necessary, which are of a normal recurring nature, to present fairly the financial position and results of operations for the periods presented herein. Results of interim periods are not necessarily indicative of the results to be expected for the year.


(2) Transactions with Affiliates

As of March 31, 1996, the Company had incurred $4,105,670 of organization and offering costs. Pursuant to the terms of the Offering, the Advisor is required to pay organization and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of Gross Offering Proceeds. As of March 31, 1996, organizational and offering costs did exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering and to the administration of the Company. In addition, an Affiliate of the Advisor serves as dealer manager of the Offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the Offering. Such commissions incurred were $2,526,845 and $1,719,406 as of March 31, 1996 and December 31, 1995, respectively, of which $192,632 and $102,084 were unpaid as of March 31, 1996 and December 31, 1995, respectively. Other costs to Affiliates incurred relating to the Offering were $369,426 and $409,858 as of March 31, 1996 and December 31, 1995, respectively, of which $76,938 and $120,269 were unpaid as of March 31, 1996 and December 31, 1995, respectively.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)



As of March 31, 1996, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid with a market rate of interest to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. The principal of $193,300 and interest totaling $3,162 were paid from Gross Offering Proceeds.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. As of March 31, 1996, the Company has incurred $48,540 of such fees, all of which remains unpaid at March 31, 1996. (Defined terms in this paragraph have the same definitions from the prospectus.)

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid property management fees of $29,136 and $2,882 for the three months ended March 31, 1996 and 1995, respectively.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)



(3) Commitments and Contingencies

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 14, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Share grant are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. No options have been exercised.

In addition to sales commissions, Soliciting Dealers will also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999; or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.

On the behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)

                                March 31, 1996
                                 (unaudited)

(4) Investment Properties

                                                                               Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                        ---------------------                ----------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------     ------    ------------  -----------  ------------  ------------      -----
Single-user Retail

  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330    1,130,723         -           78,330     1,130,723     1,209,053

Neighborhood Retail Centers

  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618    2,938,352         -        1,878,618     2,938,352     4,816,970

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000      832,909       (6,632)      315,000       826,277     1,141,277

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000    3,426,211       22,082       990,000     3,448,293     4,438,293

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000    2,352,833      (15,026)    1,908,000     2,337,807     4,245,807

  Antioch Plaza
    Antioch, IL.............  12/95      268,000    1,487,372      (41,638)      268,000     1,445,734     1,713,734

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,803,000    3,854,980         -        1,803,000     3,854,980     5,657,980
                                     -----------  -----------   -----------  ------------  -----------   -----------

                                     $ 7,240,948   16,023,380      (41,214)    7,240,948    15,982,166    23,223,114
                                     ===========  ===========   ===========  ===========   ===========   ===========


(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. As of March 31, 1996, the Company has recorded $242,349 of such payments.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)


(5) Operating Leases

Master Lease Agreements

As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. Generally Accepted Accounting Principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. Hartford/Naperville Plaza is fully leased and tenant improvements are substantially completed. Master lease payments amounted to $29,114 for the three months ended March 31, 1996.

The seller of Nantucket Square entered into a master lease agreement with the Company for 4,500 square feet at $15 per square foot for 12 months or until the space is leased. In addition, the Company received a credit at closing for rent abatement agreements under current leases. Master lease payments amounted to $37,268 for the three months ended March 31, 1996.

At March 31, 1996, Antioch Plaza was 49% leased and tenant improvements are being completed. Certain tenants have begun paying rent. The master lease payments amounted to $39,921 for the three months ended March 31, 1996. The master lease agreement on this property expires June 1997.

Master lease payments at Montgomery-Goodyear amounted to $3,030 for the three months ended March 31, 1996.

Certain tenant leases contain provisions providing for stepped rent increases. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include $7,284 and $740 for the three months ended March 31, 1996 and 1995, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $19,697 and $740 in related accounts receivable as of March 31, 1996 and December 31, 1995, respectively. These amounts will be collected over the terms of the related leases as scheduled rent payments are made.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)


(6) Mortgage Payable and Note Payable to Affiliates

Mortgage payable and note payable to Affiliates consist of the following at March 31, 1996 and December 31, 1995:

                                                  1996          1995
                                                  ----          ----
7.655% first mortgage secured by Walgreens,
  Decatur, Illinois, monthly principal and
  interest payments of $5,689, with the
  remaining balance due May 2004............ $   748,011       750,727
                                             -----------   -----------

Mortgage payable............................ $   748,011       750,727
                                             ===========   ===========


9.5% promissory note payable to Inland
  Real Estate Investment Corporation, paid
  in full on January 9, 1996................        -          360,000
                                             -----------   -----------

Note payable to Affiliates.................. $      -          360,000
                                             ===========   ===========



(7) Subsequent Events

During April 1996, the Company paid distributions of $183,457 to the Stockholders of record at March 31, 1996 on a weighted average basis for the month.

On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from a third party unaffiliated with the Company, for a purchase price of $5,700,000. In connection with the acquisition of Regency Point, the Company assumed the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement which has the effect of fixing the interest rate on the mortgage loan at 7.91% per annum. The remainder of the purchase price was funded, after prorations, with proceeds of the Offering. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. As a result, the first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly (currently 7.2375%), amortizes over 25 years and matures August 2000.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Monthly Income Fund III, Inc.:

We have audited the financial statements of Inland Monthly Income Fund III, Inc. (the Company) as listed in the accompanying index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Inland Monthly Income Fund III, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period from May 12, 1994 (formation date) to December 31, 1994 in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP


Chicago, Illinois
January 19, 1996

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                                 Balance Sheets

                           December 31, 1995 and 1994


                                     Assets


                                                      1995           1994
                                                      ----           ----
Investment properties (Notes 1 and 4):
  Land............................................ $ 5,437,948          -
  Building and improvements.......................  12,074,484          -
                                                   -----------     ---------

                                                    17,512,432          -
  Less accumulated depreciation...................     169,894          -
                                                   -----------     ---------

  Net investment properties.......................  17,342,538          -
                                                   -----------     ---------

Cash and cash equivalents including amounts
  held by property manager (Note 1)...............     738,931        10,934
Restricted cash (Note 1)..........................     150,000          -
Escrowed funds (Note 1)...........................        -        1,699,381
Accounts and rents receivable (Note 5)............     333,823          -
Deposits and other assets (Note 4)................     158,123         4,117
Offering costs (Note 1)...........................        -          687,941
Deferred organization costs (Note 1)..............      27,462          -
                                                   -----------     ---------


    Total assets.................................. $18,750,877     2,402,373
                                                   ===========     =========





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                                 Balance Sheets
                                  (continued)

                           December 31, 1995 and 1994



                      Liabilities and Stockholders' Equity


                                                       1995          1994
                                                       ----          ----
Liabilities:
  Liability for subscriptions received (Note 1)... $      -        1,699,381
  Accounts payable................................       6,875          -
  Accrued offering costs to Affiliates (Note 2)...     222,353        54,981
  Accrued offering costs to non-affiliates........       6,444       254,711
  Accrued interest payable to Affiliates..........       5,242          -
  Accrued real estate taxes.......................     374,180          -
  Distributions payable (Note 7)..................     129,532          -
  Security deposits...............................      54,483          -
  Notes payable to Affiliates (Notes 4 and 7).....     360,000          -
  Mortgage payable (Notes 4 and 6)................     750,727          -
  Unearned income.................................      39,846          -
  Other liabilities...............................     178,852          -
  Due to Affiliates (Note 2)......................       7,277       193,300
                                                   -----------     ---------

    Total liabilities.............................   2,135,811     2,202,373
                                                   -----------     ---------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 2,000,073 and 20,000 issued and
    outstanding at December 31, 1994 and
    December 31, 1995, respectively..............       19,996           200
  Additional paid-in capital (net of offering
    costs of $3,121,175 at December 31, 1995, of
    which $2,129,264 was paid to Affiliates)......  16,835,183       199,800
  Accumulated distributions in excess
    of net income.................................    (240,113)         -
                                                   -----------     ---------

    Total stockholders' equity....................  16,615,066       200,000
                                                   -----------     ---------

Commitments and contingencies (Notes 3, 5 and 7)..
                                                   -----------     ---------

Total liabilities and stockholders' equity........ $18,750,877     2,402,373
                                                   ===========     =========





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                            Statement of Operations

                      For the year ended December 31, 1995





       Income:
         Rental income (Notes 1 and 5).................... $   869,485
         Additional rental income.........................     228,024
         Interest income..................................      82,913
                                                           -----------
                                                             1,180,422
                                                           -----------

       Expenses:
         Professional services to Affiliates..............       7,277
         Professional services to non-affiliates..........       1,615
         General and administrative expenses
           to non-affiliates..............................      13,880
         Property operating expenses to Affiliates........      46,791
         Property operating expenses to non-affiliates....     279,930
         Mortgage interest to Affiliates..................     146,821
         Mortgage interest to non-affiliates..............      17,340
         Depreciation.....................................     169,894
         Acquisition costs expensed.......................         360
                                                           -----------

                                                               683,908
                                                           -----------

           Net income..................................... $   496,514
                                                           ===========

       Net income per weighted average
         common stock shares outstanding
         (943,156 for the year ended
         December 31, 1995)............................... $       .53
                                                           ============





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                       Statement of Stockholders' Equity

                    For the year ended December 31, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                              to December 31, 1994



                                                      Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income     Total
                             ----------   ---------- -------------  --------
Proceeds from initial
  offering.................. $      200     199,800        -         200,000
                             ----------  ----------    --------   ----------
Balance December 31, 1994...        200     199,800        -         200,000

Net income..................       -           -        496,514      496,514

Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding)..............       -           -       (736,627)    (736,627)

Proceeds from Offering (net
  of Offering costs of
  $3,121,175)..............      19,826  16,662,162        -      16,681,988

Repurchases of Shares.......        (30)    (26,779)       -         (26,809)
                             ----------  ----------    --------   ----------

Balance December 31, 1995... $   19,996  16,835,183    (240,113)  16,615,066
                             ==========  ==========    ========   ==========





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                            Statement of Cash Flows

                      For the year ended December 31, 1995
        and for the period from May 12, 1994 (formation of the Company)
                              to December 31, 1994

                                                       1995           1994
                                                       ----           ----
Cash flows from operating activities:
  Net income...................................... $    496,514
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation..................................      169,894          -
    Rental income under master lease agreements...      133,016          -
    Changes in assets and liabilities:
      Accounts and rents receivable...............     (333,823)         -
      Deposits and other assets...................       (4,006)         -
      Accounts payable............................        6,875          -
      Accrued interest payable....................        5,242          -
      Accrued real estate taxes...................      374,180          -
      Security deposits...........................       54,483          -
      Other liabilities...........................       28,852          -
      Due to Affiliates...........................        7,277          -
      Unearned income.............................       39,846          -
                                                   ------------     ---------
Net cash provided by operating activities.........      978,350          -
                                                   ------------     ---------

Cash flows from investing activities:
  Escrowed funds..................................         -       (1,699,381)
  Payments for acquisition expenses...............         -           (4,117)
  Purchase of investment properties...............   (6,376,708)         -
  Tenant improvements.............................      (51,135)         -
  Deposit for tenant improvements.................     (150,000)         -
                                                   ------------     ---------

Net cash used in investing activities.............   (6,577,843)   (1,703,498)
                                                   ------------     ---------

Cash flows from financing activities:
  Repayment of loan from Advisor..................     (193,300)      193,300
  Proceeds from offering..........................   19,803,163       200,000
  Repurchase of Shares............................      (26,809)         -
  Subscriptions received..........................         -        1,699,381
  Payments of offering costs......................   (2,514,129)     (378,249)
  Distributions paid..............................     (607,095)         -
  Principal payments of debt......................  (10,106,878)         -
  Payment of deferred organization costs..........      (27,462)         -
                                                   ------------     ---------

Net cash provided by financing activities.........    6,327,490     1,714,432
                                                   ------------     ---------

Net increase in cash and cash equivalents.........      727,997        10,934
Cash and cash equivalents at beginning of period..       10,934          -
                                                   ------------     ---------

Cash and cash equivalents at end of period........ $    738,931        10,934
                                                   ============     =========

                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

                      For the year ended December 31, 1995

Supplemental schedule of noncash investing and financing activities:

Purchase of Walgreens, Decatur, Illinois:
  Purchase price of investment property......................... $ (1,209,053)
  Assumption of debt (Note 4)...................................    1,061,409
                                                                 ------------
                                                                     (147,644)
                                                                 ------------

Purchase of the Eagle Crest Shopping Center, Naperville, Illinois:
  Purchase price of investment property.........................   (4,816,970)
  Assumption of debt............................................    3,533,769
  Note payable (Note 4).........................................    1,212,427
                                                                 ------------

                                                                      (70,774)
                                                                 ------------

Purchase of Montgomery-Goodyear, Montgomery, Illinois:
  Purchase price of investment property.........................   (1,145,992)
  Note payable (Note 4).........................................      600,000
                                                                 ------------

                                                                     (545,992)
                                                                 ------------

Purchase of Hartford/Naperville Plaza, Naperville, Illinois:
  Purchase price of investment property.........................   (4,414,015)
  Note payable (Note 4).........................................      600,000
                                                                 ------------

                                                                   (3,814,015)
                                                                 ------------

Purchase of Nantucket Square, Schaumburg, Illinois:
  Purchase price of investment property.........................   (4,257,918)
  Note payable (Note 4).........................................    3,550,000
                                                                 ------------

                                                                     (707,918)
                                                                 ------------

Purchase of Antioch Plaza, Antioch, Illinois:
  Purchase price of investment property.........................   (1,750,365)
  Note payable (Note 4).........................................      660,000
                                                                 ------------

                                                                   (1,090,365)
                                                                 ------------

Purchase of investment properties............................... $ (6,376,708)
                                                                 ============

Distributions payable........................................... $    129,532
                                                                 ============

Cash paid for interest.......................................... $    158,919
                                                                 ============

                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements

                    For the year ended December 31, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                              to December 31, 1994


(1) Organization and Basis of Accounting

Inland Monthly Income Fund III, Inc. (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On October 14, 1994, the Company commenced an initial public offering ("Offering") of 5,000,000 shares of common stock ("Shares") at a price of $10 per Share and the issuance of 1,000,000 Shares at a price of $9.05 per Share which may be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. At December 31, 1994, subscriptions for a total of 189,938.145 Shares had been received from the public resulting in $1,899,381 in Gross Offering Proceeds, which includes $200,000 received from the Advisor for 20,000 Shares. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995. At December 31, 1994, escrowed funds of $1,699,381 were reflected as escrowed deposits, along with the corresponding liability for subscriptions received, in the accompanying financial statements. Offering proceeds were released from escrow on January 3, 1995 when subscriptions were accepted and Shares issued by the Company. Subscribers received their pro rata share of interest income earned on their subscriptions while in escrow. At December 31, 1995, subscriptions for a total of 2,000,073 Shares have been received, resulting in $19,976,354 in Gross Offering Proceeds. As of December 31, 1995, the Company has repurchased 30 Shares.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Company considers all highly liquid investments purchased with a maturity of three months of less to be cash equivalents and are carried at cost, which approximates fair value. Included in cash and equivalents is $142,720 held by the Company's affiliated property manager which is unrestricted and held in the Company's name.

Restricted cash represents amounts held in escrow for tenant improvements at Naperville/Hartford Plaza. The Company has recorded a corresponding payable as a component of other liabilities.

Deferred organization costs will be amortized over a 60-month period.

Offering costs were offset against the Stockholders' equity accounts once the Shares sold exceeded the Minimum Number of Shares and Gross Offering Proceeds were released from escrow. Offering costs consist principally of printing, selling and registration costs.

The investment properties are carried at the lower of aggregate cost or net realizable value. Periodically, the Company will review its real estate portfolio and if investment properties suffer an impairment in value which is deemed to be other than temporary, the investment in properties would be reduced to the net realizable value of the properties. As of December 31, 1995, there have been no such impairments. Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rates associated with the mortgage payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgage payable and notes payable to Affiliates approximate their fair value.

The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relative short maturity of these instruments.

Certain amounts in  the  1994  financial  statements  have been reclassified to
conform with the 1995 presentation.   Such reclassifications did not change the
1994 reported results.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" was issued in March 1995 and is effective for fiscal years beginning after December 15, 1995.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation Plans" was issued in October 1995. The Statement is effective for fiscal years beginning after December 15, 1995. As allowed by the new Statement, the Company plans to continue to use Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock options.

Neither of these accounting pronouncements are expected to have a material effect on the financial position or results of operations of the Company. Inflation


(2) Transactions with Affiliates

Pursuant to the terms of the Offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of December 31, 1995, organizational and offering costs did exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering and to the administration of the Company. In addition, an Affiliate of the Advisor serves as dealer manager of the Offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the Offering. Such commissions incurred were $1,719,406 for the year ended December 31, 1995, of which $102,084 was unpaid as of December 31, 1995. Other costs to Affiliates incurred relating to the Offering were $409,858 for the year ended December 31, 1995, of which $120,269 was unpaid as of December 31, 1995. Other costs to Affiliates incurred relating to the administration of the Company were $7,277, all of which was unpaid at December 31, 1995.

As of December 31, 1995, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. The principal of $193,300 and interest totaling $3,162 were paid from Gross Offering Proceeds.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. As of December 31, 1995, the Company has not incurred or paid any of such fees.

An Affiliate of the Advisor is entitled to receive Property Management Fees for
management and  leasing  services.    The  Company  incurred  and paid Property
Management Fees of $46,791 for the year ended December 31, 1995.


(3) Commitments and Contingencies

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 19, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. No options have been exercised.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.

On behalf of the Company, the Advisor is currently exploring the purchase of additional Neighborhood Retail Centers and single-user retail properties from unaffiliated third parties.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(4) Investment Properties

Purchase of Walgreens, Decatur, Illinois

On January 31, 1995, the Company acquired this property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the total purchase price of $1,209,053, including acquisition costs of $482, and the assumption of the first mortgage loan with a balance of $750,727 at December 31, 1995, which is secured by the property. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689.

Purchase of Eagle Crest Shopping Center, Naperville, Illinois

On March 1, 1995, the Company acquired this property from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059, and the assumption of the first mortgage loan which was secured by the property. The Company made monthly principal payments of $500,000 on the first mortgage loan. The balance of the purchase price as funded through a loan from IPS, totaling $1,212,427, with interest accruing at 10.5%. On April 20, 1995, the Company paid off the first mortgage totaling approximately $1,328,000 secured by this property. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in May 1995 from Gross Offering Proceeds. In addition, accrued interest of $22,009 was paid from Company operations.

Purchase of Montgomery-Goodyear Shopping Center, Montgomery, Illinois

On September 14, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $1,145,992, including closing costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The principal amount paid was $600,000 from Gross Offering Proceeds and interest of $4,260 was paid from Company operations.

Purchase of Hartford Plaza, Naperville, Illinois

On September 14, 1995, the Company acquired this newly constructed property from an unaffiliated third party for a purchase price of $4,414,015 including closing costs of $14,015, and deposited $150,000 in an escrow account for future tenant buildout. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The principal amount paid was $600,000 from Gross Offering Proceeds and interest of $5,102 was paid from Company operations.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Purchase of Nantucket Square Shopping Center, Schaumburg, Illinois

On September 20, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $4,257,918, including closing costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Offering. In addition, as part of the purchase, the Company agreed to and has paid $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property. The promissory note was paid in full in December 1995, with interest at a rate of 10.5% per annum. The principal amount paid was $3,550,000 from Gross Offering Proceeds and interest of $62,011 was paid from Company operations.

Purchase of Antioch Plaza, Antioch, Illinois

On December 28, 1995, the Company acquired Antioch Plaza from an unaffiliated third party for a purchase price of $1,750,365, including closing costs of $365, a portion of which was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000. As of December 31, 1995, the unpaid balance of this note was $360,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Offering. Its major tenant is Blockbuster Video which leases 6,500 square feet of gross leasable area and is considered creditworthy by the Company.


Cost and accumulated depreciation of the above properties are summarized as follows:

                                                  1995
      Single-user retail:
        Cost................................ $   1,209,053
        Less accumulated depreciation.......        34,550
                                             -------------
                                                 1,174,503

      Neighborhood Shopping Centers:
        Cost................................    16,303,379
        Less accumulated depreciation.......       135,344
                                             -------------

                                                16,168,635

      Total................................. $  17,342,538
                                             =============

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(5) Operating Leases

Master Lease Agreements

As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. Generally Accepted Accounting Principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. Hartford/Naperville Plaza is fully leased and tenant improvements are substantially completed. Master lease payments amounted to $98,804 and were received through December 31, 1995, at which time the majority of tenants began paying rent.

The seller of Nantucket Square entered into a master lease agreement with the Company for 4,500 square feet at $15 per square foot for 12 months or until the space is leased. In addition, the Company received a credit at closing of approximately $48,000 for rent abatement agreements under current leases, $28,893 of which is included as a component of master lease payments recorded at December 31, 1995 and the balance is recorded as prepaid rent.

At December 31, 1995, Antioch Plaza was 33% leased and tenant improvements are being completed. Certain tenants have begun paying rent. The master lease payments amounted to $1,717 through December 31, 1995. The master lease agreement on this property expires June 1997.

Minimum lease payments to be received, excluding master lease payments, in the future from the operating leases are as follows:

                                                  1995
                                                  ----
      1996.................................. $ 2,024,010
      1997..................................   2,002,852
      1998..................................   1,851,929
      1999..................................   1,692,580
      2000..................................   1,546,352
      Thereafter............................  10,837,583
                                             -----------

      Total................................. $19,955,306
                                             ===========

Remaining lease terms range from one year to thirty-three years. Pursuant to the lease agreements, tenants of the properties are required to reimburse the
Company for some or all of their  pro  rata  share of the real estate taxes and operating expenses of the property. Such amounts are included in additional rent income.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Certain tenant leases contain provisions providing for stepped rent increases. Generally Accepted Accounting Principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include an increase of $12,413 of rental income for the period of occupancy for which stepped rent increases apply and $12,413 in related accounts receivable as of December 31, 1995. These amounts will be collected over the terms of the related leases as scheduled rent payments are made.


(6) Mortgage Payable

As of December 31, 1995, the required principal payments on the Company's mortgage payable over the next five years are as follows:

                                                  1995
                                                  ----
      1996.................................. $   11,185
      1997..................................     12,072
      1998..................................     13,029
      1999..................................     14,062
      2000..................................     15,177
      Thereafter............................    685,202


(7) Subsequent Events

As of March 28, 1996, subscriptions for a total of 2,869,084 Shares were received, bringing total Gross Offering Proceeds to $28,679,020.

The Company, through the Advisor, is currently completing its due diligence on Regency Point and anticipates purchasing the property in March 1996 from a third party unaffiliated with the Company for a purchase price of $5,700,000. As part of the acquisition, it is anticipated the Company will assume the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 will be funded, after prorations, with proceeds of the Offering.

The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly and amortizes over 25 years. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective fixed rate of 7.91% per annum. The first mortgage loan matures in August 2000. The interest rate swap agreement expires concurrently therewith.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


In  January  1996,  the  Company  paid   a  distribution  of  $129,532  to  the
Stockholders of which approximately $7,460 was a return of capital.

In January 1996, the balance of $360,000 on the note payable to Affiliates of relating to the purchase of Antioch Plaza, was paid in full along with interest of $1,163.

Regency Point, built in 1993 and 1994, consists of a one-story, multi-tenant brick and block strip center aggregating 54,875 of rentable square feet. Its anchor tenants include nationally recognized tenants such as Walgreens with 13,000 square feet, Ace Hardware with 15,505 square feet and the United States Postal Service with 2,503 square feet and are considered creditworthy by the Company.

The Company, through the Advisor, is currently completing its due diligence on Mundelein Plaza, located in Mundelein, Illinois and anticipates purchasing the property in March 1996 from a third party unaffiliated with the Company for a purchase price of $5,650,000, on an all cash basis. Mundelein Plaza, built in 1990, consists of two one-story, multi-tenant brick and block strip centers aggregating approximately 68,000 rentable square feet. Mundelein Plaza is currently 100% leased and is anchored by Sears Home Life with 47,000 square feet and is considered creditworthy by the Company.

The Directors, including the Independent Directors approved the acquisitions of Regency Point and Mundelein Plaza on February 8, 1996 and March 28, 1996, respectively, as being fair and reasonable to the Company, subject to the satisfactory completion of the due diligence process.

                           Walgreens/Decatur Property
        Historical Summary of Gross Income and Direct Operating Expenses
                    Six Month Period Ended December 31, 1994

                                   Unaudited


       Gross Income:
         Base Rental Income............................... $  63,910
         Real Estate Tax Recovery.........................    12,080
                                                           ---------
                                                              75,990
                                                           ---------

       Direct Operating Expenses:
         Real Estate Taxes................................    12,080
         Management Fees..................................     1,917
         Operating Expenses...............................       295
         Insurance Expense................................       810
                                                           ---------

                                                              15,102
                                                           ---------

       Excess of Gross Income over
         Direct Operating Expenses........................ $  60,888
                                                           =========

                          Independent Auditor's Report



The Board of Directors
Inland Property Sales, Inc.:

We have audited the accompanying Historical Summaries of Gross Income and Direct Operating Expenses (Historical Summaries) of the Walgreens/Decatur Property for each of the years in the three-year period ended June 30, 1994. These Historical Summaries are the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement of Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Walgreens/Decatur Property revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the gross income and direct operating expenses described in Note 2 for each of the years in the three-year period ended June 30, 1994 in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP


Chicago, Illinois
July 29, 1994

                           Walgreens/Decatur Property
       Historical Summaries of Gross Income and Direct Operating Expense
                    Years ended June 30, 1994, 1993 and 1992


                                          1994        1993         1992
                                          ----        ----         ----
Gross Income:
  Base rental income.................. $  127,820     127,820     127,820
  Real estate tax recovery............     24,733      23,732      23,479
                                       ----------     -------     -------
                                          152,533     151,552     151,299
                                       ----------     -------     -------

Direct Operating Expenses:
  Real estate taxes...................     24,733      23,732      23,479
  Management fees.....................      3,811       3,820       3,809
  Operating expenses..................        933         338         496
  Insurance expense...................      1,537       1,636       1,577
                                       ----------     -------     -------

                                           31,014      29,526      29,361
                                       ----------     -------     -------

Excess of gross income over direct
  operating expenses                   $  121,539     122,026     121,938
                                       ==========     =======     =======


See accompanying notes to Historical Summaries

                           Walgreens/Decatur Property
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992

1.  Business

    The Walgreens/Decatur Property (the Property) is a free-standing, single-tenant retail property located in Decatur, Illinois. The Property consists of 13,500 square feet of gross leasable area, and is leased to the Walgreens Company (Walgreens). The Property is owned by Inland Property Sales, Inc. (IPS).

2.  Basis of Presentation

    The Historical Summaries have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulations S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and are not intended to be a complete presentation of the Walgreens/Decatur Property revenues and expenses. The Historical Summaries have been prepared on the accrual basis of accounting.

3.  Gross Income

    Walgreens leases the property under an operating lease agreement whereby Walgreens is responsible for all operating expenses of the property except for expenses related to the exterior and structural portions of the building, roof and entryways. In addition, Walgreens reimburses the Property for real estate taxes and is responsible for insurance on the Property. The lease provides for payment of contingent rent based on a percentage applied to the amount by which Walgreens' sales, as defined, exceed predetermined levels. No such contingent rent was due for the years ended June 30, 1994, 1993 and 1992. The lease expires on April 30, 2028, and Walgreens has the option to exercise up to five, five-year extensions.

    Minimum rents to be received from Walgreens under the operating lease in effect at June 30, 1994 are approximately as follows:


                                Year               Amount
                                1995             $  128,000
                                1996                128,000
                                1997                128,000
                                1998                128,000
                                1999                128,000
                              Thereafter          3,691,000
                                                 ----------

                                                 $4,331,000
                                                 ==========

                           Walgreens/Decatur Property
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summaries.

    The Property was managed by Mid-America Corp., an affiliate of Inland Monthly Income Fund III, Inc., under an agreement in principle through December 31, 1993, for a fee of 2.5% of gross revenues, as defined. Effective January 1, 1994, Mid-America Corp. assigned the agreement to Inland Commercial Property Management, Inc., also an affiliate of Inland Monthly Income Fund III, Inc.

5.  Commitments and Contingencies

    It is anticipated that Inland Monthly Income Fund III, Inc. will purchase the Property from IPS at a price expected to be no greater than its historical cost. In no event will the purchase price exceed the current appraised value of the Property. There can be no assurance that the purchase price will not exceed that which would be paid by an unaffiliated buyer.

                          Eagle Crest Shopping Center
        Historical Summary of Gross Income and Direct Operating Expenses
                    Six Month Period Ended December 31, 1994

                                   Unaudited

       Gross Income:
         Base Rental Income...............................    $283,338
         Real Estate Tax Recovery.........................      50,870
         Other tenant income..............................       1,785
                                                              --------
                                                               335,993
                                                              --------

       Direct Operating Expenses:
         Real Estate Taxes................................      37,343
         Management Fees..................................      15,792
         Operating Expenses...............................      26,024
         Utilities........................................       6,717
         Insurance Expense................................       2,109
                                                              --------

                                                                87,985
                                                              --------

       Excess of Gross Income over
         Direct Operating Expenses........................    $248,008
                                                              ========

                          Independent Auditor's Report


The Board of Directors
Inland Property Sales, Inc.


We have audited the accompanying Historical Summaries of Gross Income and Direct Operating Expenses (Historical Summaries) of the Eaglecrest/Naperville Property for each of the years in the three-year period ended June 30, 1994. These Historical Summaries are the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Eaglecrest/Naperville Property revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the gross income and direct operating expenses described in Note 2 for each of the years in the three-year period ended June 30, 1994 in conformity with generally accepted accounting principles.



                                       KPMG Peat Marwick LLP

Chicago, Illinois
July 29, 1994

                          Eagle Crest Shopping Center
       Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992



                                          1994        1993        1992
                                          ----        ----        ----
Gross income:
  Base rental income.................. $  442,077     367,367     373,609
  Operating expense and real estate
    tax recoveries....................    112,031     106,865     100,683
  Other tenant income.................     15,881       1,361         839
                                       ----------     -------     -------
                                          569,989     475,593     475,131
                                       ----------     -------     -------

Direct operating expenses:
  Real estate taxes...................     72,908      71,119      71,640
  Management fees.....................     25,226      21,769      21,976
  Operating expenses..................     90,263      79,843      50,532
  Utilities...........................     15,586      15,235      13,554
  Insurance expense...................      3,220       3,283       6,944
                                       ----------     -------     -------

                                          207,203     191,249     164,646
                                       ----------     -------     -------

Excess of gross income over direct
  operating expenses.................. $  362,786     284,344     310,485
                                       ==========     =======     =======




See accompanying notes to Historical Summaries

                          Eagle Crest Shopping Center
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992

1.  Business

    Eagle Crest Shopping Center (Eagle Crest) is a shopping center located in Naperville, Illinois. It consists of approximately 68,000 square feet of gross leasable area and was 100% occupied at June 30, 1994. Its major tenant is Eagle Foods, Inc. (Eagle) which leases 46,096 square feet of the shopping center. Eagle Crest is owned by Inland Property Sales, Inc.
    (IPS).

2.  Basis of Presentation

    The Historical Summaries have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and are not intended to be a complete presentation of Eagle Crest's revenues and expenses. The Historical Summaries have been prepared on the accrual basis of accounting.

3.  Gross Income

    Eagle Crest leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Eagle Crest is reimbursed for certain common area, real estate tax, and insurance costs. In addition, certain leases provides for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. No such contingent rent was due for the years ended June 30, 1994, 1993 and 1992. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provision of the leases. However, when rental vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $123,394 and $67,079 for the years ended June 30, 1994 and 1992, respectively, and decreased base rental income by $5,100 for the year ended June 30, 1993.

    Minimum rents to be received from tenants under operating leases in effect at June 30, 1994 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1995        $   582,000
                                1996            568,000
                                1997            560,000
                                1998            476,000
                                1999            374,000
                              Thereafter      4,518,000
                                            -----------
                                            $ 7,078,000
                                            ===========

                          Eagle Crest Shopping Center
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Eagle Crest. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summaries.

    Eagle Crest was managed by Mid-America Corp., an affiliate of Inland Monthly Income Fund III, Inc., through December 31, 1993 for a fee of 4.5% of gross revenues,, as defined. The management agreement, which expires on March 31, 1995, is renewable annually. Effective January 1, 1994, Mid-America Corp. assigned the management contract to Inland Commercial Property Management, Inc., also an affiliate of Inland Monthly Income Fund III, Inc.

5.  Commitments and Contingencies

    It is anticipated that Inland Monthly Income Fund III, Inc. will purchase Eagle Crest from IPS at a price expected to be no greater than its historical cost. In no event will the purchase price exceed the current appraised value of the Property. There can be no assurance that the purchase price will not exceed that which would be paid by an unaffiliated buyer.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO THE GENERAL PARTNERS OF
  SCHAUMBEACH ASSOCIATES, INC.

We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the NANTUCKET SQUARE SHOPPING CENTER for the year ended December 31, 1994. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Nantucket Square Shopping Center revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the gross income and direct operating expenses of Nantucket Square Shopping Center as described in Note 2 for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
September 7, 1995

                        NANTUCKET SQUARE SHOPPING CENTER
            STATEMENT OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1994



Gross Income:
  Base Rental Income......................................      $ 480,770
  Operating Expense and Real Estate Tax Recoveries........        193,753
  Other Tenant Income.....................................          4,533
                                                                ---------
     Total Gross Income...................................      $ 679,056
                                                                ---------

Direct Operating Expenses:
  Real Estate Taxes.......................................        156,122
  Management Fees.........................................         35,002
  Operating Expenses......................................         74,954
  Utilities...............................................         10,355
  Insurance...............................................         14,254
                                                                ---------

     Total Direct Operating Expenses......................      $ 290,687
                                                                ---------

Excess of Gross Income over Direct Operating Expenses.....      $ 388,369
                                                                =========

                        Nantucket Square Shopping Center
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1994


1.  Business

    Nantucket Square Shopping Center (Nantucket Square) is located in Schaumburg, Illinois. It consists of approximately 57,263 square feet of gross leasable area and was 82.9 percent occupied at December 31, 1994. Nantucket Square is owned by Schaumbeach Associates, LTD. Schaumbeach Associates, LTD. has signed a sale and purchase agreement for the sale of Nantucket Square to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of Nantucket Square's revenues and expenses. The statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    Nantucket Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Nantucket Square is reimbursed for certain common area, real estate and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1994 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceeds predetermined levels. Contingent rent for the year ended December 31, 1994 was not material to base rental income. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provision of the leases. However, rentals from tenants with rent abatements or escalating rents during the lease term should be recognized as revenue on a straight-line basis over the respective lease term. An adjustment to recognize rents on a straight-line basis increased base rental income by $22,337 for the year ended December 31, 1994.

                        Nantucket Square Shopping Center
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1994


3.  Gross Income (continued)

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1994, are approximately as follows:

                            Year          Amount
                            ----          ------
                            1995       $   495,242
                            1996           487,846
                            1997           493,751
                            1998           405,826
                            1999           383,787
                         Thereafter        909,056
                                       -----------
                                       $ 3,175,508
                                       ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Nantucket Square. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the statement.

    Nantucket Square has not received its final real estate tax bill for 1994. Real Estate tax expense is estimated upon bills for 1993. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses. Subsequent to the sale of Nantucket Square (see Note 1), property value may be reassessed. Such reassessment may cause future real estate tax expense to be incomparable to that reflected in 1994.

    Nantucket Square is managed by Mid-America Asset Management Company. Subsequent to the sale of Nantucket Square (see Note 1), the current management agreement ceases. Any new management agreement may cause future management fees to be incomparable to that reflected in 1994.

The following unaudited Statement of Gross Income and Direct Operating Expenses for Nantucket Square is for the seven months ended July 31, 1995 and is included as additional information subsequent to the audited financial statements for the period ended December 31, 1994.


                        Nantucket Square Shopping Center
            Statement of Gross Income and Direct Operating Expenses
                 For the Seven Month Period Ended July 31, 1995
                                  (unaudited)

    Gross Income:
      Base Rental Income................................   $ 274,572
      Operating Expense and
        Real Estate Tax Recoveries......................     121,123
      Other Tenant Income...............................       4,878
                                                           ---------

        Total Gross Income..............................     400,573
                                                           ---------

    Direct Operating Expenses:
      Real Estate Taxes.................................     100,061
      Management Fees...................................      20,417
      Operating Expenses................................      34,456
      Utilities.........................................       4,927
      Insurance.........................................      11,910
                                                           ---------

        Total Direct Operating Expenses.................     171,771
                                                           ---------
    Excess of Gross Income over
      Direct Operating Expenses.........................   $ 228,802
                                                           =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF
NATIONAL SHOPPING PLAZAS, INC.


We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the Mundelein Plaza for the year ended December 31, 1995. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Mundelein Plaza revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the gross income and direct operating expenses of Mundelein Plaza as described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                       BRUCE GORLICK, C.P.A., LTD.
                                       A PROFESSIONAL CORPORATION


BUFFALO GROVE, ILLINOIS
MARCH 14, 1996

                                Mundelein Plaza
            Statement of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 1995




Gross income:
  Base rental income.............................. $  639,124
  Operating expense and real estate
    tax recoveries................................     66,518
  Other tenant income.............................        151
                                                   ----------

  Total Gross Income..............................    705,793
                                                   ----------

Direct operating expenses:
  Real estate taxes...............................     84,768
  Management fees.................................     26,300
  Operating expenses..............................     15,277
  Utilities.......................................      4,966
  Insurance expense...............................     10,171
                                                   ----------

  Total Direct Operating Expenses.................    141,482
                                                   ----------
Excess of Gross over Direct Operating............. $  564,311
                                                   ==========

                                Mundelein Plaza
         Notes to the Statement of Income and Direct Operating Expenses
                               December 31, 1995


1.  Business

    Mundelein  Plaza  is  located  in  Mundelein,  Illinois.    It  consists of
    approximately 67,896 square feet of gross leasable area and was 100% occupied at December 31, 1995. Mundelein Plaza is owned by Amalgamated Bank of Chicago, Trust No. 5457. Amalgamated Bank of Chicago, Trust No. 5457 has signed a sale and purchase agreement for the sale of Mundelein Plaza to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of revenues and expenses. The Statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    National Shopping Plazas, Inc. leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Mundelein Plaza is reimbursed for certain common area, real estate, and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases have rent due for the year ended December 31, 1995. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. The adjusted increase in base rental income is $1,944 for the year ended December 31, 1995, which we consider immaterial.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1996        $   684,649
                                1997            570,844
                                1998            552,623
                                1999            565,086
                                2000            554,840
                              Thereafter        937,770
                                            -----------
                                            $ 3,865,812
                                            ===========

                                Mundelein Plaza
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1995


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Mundelein Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Statement.

    Mundelein Plaza has not received its final real estate bill for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses.

    Mundelein Plaza is managed by National Shopping Plazas, Inc. For the year ended December 31, 1995, Mundelein Plaza paid approximately $26,000 for management fees, as per the management agreement.

[KMPG PEAT MARWICK LLP LOGO]


                          INDEPENDENT AUDITORS' REPORT


  The Board of Directors
  Inland Monthly Income Fund III, Inc.:


  We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Regency Point Shopping Center for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
       The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc., as described in note
  2. It is not intended to be a complete presentation of the Regency Point Shopping Center's revenues and expenses.

  In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP


  Chicago, Illinois
  March 8, 1996

REGENCY POINT SHOPPING CENTER

Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 1995


- -----------------------------------------------------------------------
        Gross income:
           Base rental income                                  $541,085
           Operating expense and real estate tax recoveries      63,294
- -----------------------------------------------------------------------

        Total gross income                                     $604,379
- -----------------------------------------------------------------------
        Direct operating expenses:
           Real estate taxes                                     16,867
           Management fees                                       23,660
           Operating expenses                                    17,645
           Utilities                                              4,013
           Insurance                                              9,430
- -----------------------------------------------------------------------
        Total direct operating expenses                         $71,615
- -----------------------------------------------------------------------
        Excess of gross income over direct operating expenses  $532,764
- -----------------------------------------------------------------------



See accompanying notes to historical summary of gross income and direct operating expenses.

REGENCY POINT SHOPPING CENTER

Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 1995

- --------------------------------------------------------------------------------

(1) BUSINESS

    Regency Point Shopping Center (Regency Point) is located in Lockport, Illinois. It consists of approximately 53,480 square feet of gross leasable area and was 93 percent occupied at December 31, 1995. Regency Point is owned by Metropolitan Real Estate Co. (Metropolitan). Metropolitan has signed a sale and purchase agreement for the sale of Regency Point to Inland Monthly Income Fund III, Inc., an unaffiliated third party.


(2) BASIS OF PRESENTATION

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of Regency Point's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting.


(3) GROSS INCOME

    Regency Point leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Regency Point is reimbursed for certain common area, real estate, and insurance costs. Operating expense and real estate tax recoveries reflected on the Historical Summary include amounts due for 1995 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. No such contingent rent was due for the year ended December 31, 1995. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $15,289 for the year ended December 31, 1995.

REGENCY POINT SHOPPING CENTER

Historical Summary of Gross Income and Direct Operating Expenses

- --------------------------------------------------------------------------------

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995, are approximately as follows:



    Year                                 Amount
- ---------------------------------------------------
    1996                                   $584,000
    1997                                    568,000
    1998                                    552,000
    1999                                    399,000
    2000                                    352,000
    Thereafter                            3,203,000
- ---------------------------------------------------
                                         $5,658,000
- ---------------------------------------------------



(4) DIRECT OPERATING EXPENSES

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Regency Point. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Regency Point has not received its final real estate tax bill for 1995. Real estate tax expense is estimated based upon bills for 1994. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary. Regency Point is located in a tax enterprise zone and, as such, the assessed value of the property is anticipated to remain constant through 2003.

    Regency Point is managed by Philip's Management, Inc., for a fee of 4.5% of gross revenues, as defined. Subsequent to the sale of Regency Point (note
    1), the current management agreement ceases. Any new management agreement may cause future management fees to differ from the amounts reflected in 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF
NATIONAL SHOPPING PLAZAS, INC.


We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the Prospect Heights Plaza for the year ended December 31, 1995. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Prospect Heights Plaza revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the gross income and direct operating expenses of Prospect Heights Plaza as described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                       BRUCE GORLICK, C.P.A., LTD.
                                       A PROFESSIONAL CORPORATION


BUFFALO GROVE, ILLINOIS
MAY 24, 1996

                             Prospect Heights Plaza
            Statement of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 1995




Gross income:
  Base rental income.............................. $  164,152
  Operating expense and real estate
    tax recoveries................................    116,075
  Other tenant income.............................        100
                                                   ----------
  Total Gross Income..............................    280,327
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    127,033
  Management fees.................................     16,600
  Operating expenses..............................     29,678
  Utilities.......................................      3,339
  Insurance expense...............................      4,169
                                                   ----------

  Total Direct Operating Expenses.................    180,819
                                                   ----------

Excess of Gross over Direct Operating............. $   99,508
                                                   ==========

                             Prospect Heights Plaza
         Notes to the Statement of Income and Direct Operating Expenses
                               December 31, 1995

1.  Business

    Prospect Heights Plaza is located in Prospect Heights, Illinois. It consists of approximately 27,830 square feet of gross leasable area and was 78% occupied at December 31, 1995. Prospect Heights Plaza is owned by Amalgamated Bank of Chicago, Trust No. 5073. Amalgamated Bank of Chicago, Trust No. 5073 has signed a sale and purchase agreement for the sale of Prospect Heights Plaza to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of revenues and expenses. The Statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    National Shopping Plazas, Inc. leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Prospect
    Heights Plaza is reimbursed for certain common area, real estate, and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases have rent due for the year ended December 31, 1995. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. The adjusted increase in base rental income is $11 for the year ended December 31, 1995, which we consider immaterial.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1996           $178,710
                                1997            179,910
                                1998            116,630
                                1999             94,450
                                2000             94,450
                              Thereafter        332,062
                                               --------
                                               $996,212
                                               ========

                             Prospect Heights Plaza
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1995


4.  Direct Operating Expenses

    Direct  operating  expenses  include  only   those  costs  expected  to  be
    comparable to the proposed future operations of Prospect Heights Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Statement.

    Prospect Heights Plaza has not received its final real estate bill for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses.

    Prospect Heights Plaza is managed by National Shopping Plazas, Inc. For the year ended December 31, 1995, Prospect Heights Plaza paid approximately $17,000 for management fees, as per the management agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF
NATIONAL SHOPPING PLAZAS, INC.


We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the Montgomery-Sears Shopping Center ("Montgomery-Sears") for the year ended December 31, 1995. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Montgomery-Sears revenues and expenses.

In our  opinion,  the  Statement  referred  to  above  presents  fairly, in all material respects, the gross income and direct operating expenses of Montgomery-Sears as described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                       BRUCE GORLICK, C.P.A., LTD.
                                       A PROFESSIONAL CORPORATION


BUFFALO GROVE, ILLINOIS
MAY 29, 1996

                        Montgomery-Sears Shopping Center
            Statement of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 1995




Gross income:
  Base rental income.............................. $  327,610
  Operating expense and real estate
    tax recoveries................................     75,642
                                                   ----------
  Other tenant income.............................        540
                                                   ----------

  Total Gross Income..............................    403,792
                                                   ----------

Direct operating expenses:
  Real estate taxes...............................     60,996
  Management fees.................................     14,800
  Operating expenses..............................     12,596
  Utilities.......................................      5,311
  Insurance expense...............................      8,364
                                                   ----------

  Total Direct Operating Expenses.................    102,067
                                                   ----------

Excess of Gross over Direct Operating............. $  301,725
                                                   ==========

]

                        Montgomery-Sears Shopping Center
         Notes to the Statement of Income and Direct Operating Expenses
                               December 31, 1995


1.  Business

    Montgomery-Sears is  located  in  Montgomery,  Illinois.    It  consists of
    approximately 34,600 square feet of gross leasable area and was 85% occupied at December 31, 1995. Montgomery-Sears is owned by Amalgamated Bank of Chicago, Trust No. 5435. Amalgamated Bank of Chicago, Trust No. 5435 has signed a sale and purchase agreement for the sale of Montgomery-Sears to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of revenues and expenses. The Statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    National Shopping Plazas, Inc. leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Montgomery-Sears is reimbursed for certain common area, real estate, and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. The adjusted increase in base rental income is $56 for the year ended December 31, 1995, which we consider immaterial.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1996        $   335,180
                                1997            355,440
                                1998            321,560
                                1999            258,950
                                2000            205,800
                              Thereafter           -
                                            -----------
                                            $ 1,476,930
                                            ===========

                        Montgomery-Sears Shopping Center
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1995


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Montgomery-Sears. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Statement.

    Montgomery-Sears has not received its final real estate bill for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses.

    Montgomery-Sears is managed by National Shopping Plazas, Inc. For the year ended December 31, 1995, Montgomery-Sears paid approximately $15,000 for management fees, as per the management agreement.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect (1) the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center and the Zany Brainy store and (2) the completion of the Company's Offering of 6,000,000 Shares that commenced on October 14, 1994 and the completion of the Company's Offering of an additional 11,000,000 Shares, as though these transactions occurred on December 31,1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


                                                                           December 31,
                               December 31,    Pro Forma      Pro Forma        1995
                                   1995       Adjustments    Adjustments    Pro Forma
                               Historical(A)      (B)            (C)      Balance Sheet
                               ------------   -----------    -----------  -------------
Assets
Net investment in
  properties.................. $ 17,342,538    19,397,230           -      36,739,768
Cash and cash equivalents.....      738,931          -       117,121,706  117,860,637
Restricted cash...............      150,000          -              -         150,000
Accounts and rents
  receivable..................      333,823       167,855           -         501,678
Other assets..................      185,585          -              -         185,585
                               -------------   ----------    -----------  -----------
Total assets.................. $ 18,750,877    19,565,085    117,121,706  155,437,668
                               ============    ==========    ===========  ===========


Liabilities and Stockholders' Equity

Accounts payable and accrued
  expenses.................... $    288,037         7,500           -         295,537
Accrued real estate taxes.....      374,180       202,049           -         576,229
Distributions payable (D).....      129,532          -              -         129,532
Security deposits.............       54,483        52,221           -         106,704
Mortgage payable..............      750,727     4,473,200           -       5,223,927
Notes payable to Affiliate....      360,000          -              -         360,000
Other liabilities.............      178,852          -              -         178,852
                               -------------   ----------    -----------  -----------

Total liabilities.............    2,135,811     4,734,970           -       6,870,781
                               -------------   ----------    -----------  -----------

Common Stock..................       19,996        17,245        132,759      170,000
Additional paid in capital
  (net of Offering costs).....   16,835,183    14,812,870    116,988,947  148,637,000
Accumulated distributions in
  excess of net income........     (240,113)         -              -        (240,113)
                               -------------   ----------    -----------  -----------

Total Stockholders' equity....   16,615,066    14,830,115    117,121,706  148,566,887
                               -------------   ----------    -----------  -----------

Total liabilities and
  Stockholders' equity........ $ 18,750,877    19,565,085    117,121,706  155,437,668
                               ============    ==========    ===========  ===========





               See accompanying notes to pro forma balance sheet.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC and includes the following properties acquired by the Company as of December 31, 1995.

    Walgreens, Decatur, Illinois

    On January 31, 1995, the Company acquired this property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the total purchase price of $1,209,053, including acquisition costs of $482, and the assumption of the first mortgage loan with a balance of $750,727 at December 31, 1995, which is secured by the property. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period. The Company is responsible for monthly payments of principal and interest of $5,689.

    Eagle Crest Shopping Center, Naperville, Illinois

    On March 1, 1995, the Company acquired this property from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059, and the assumption of the first mortgage loan of approximately $3,534,000, which was secured by the property. The balance of the purchase price was funded through a loan from IPS, totaling $1,212,427, with interest accruing at 10.5%. On April 20, 1995, the Company paid off the first mortgage secured by this property. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in May 1995 from Gross Offering Proceeds. In addition, accrued interest of $22,009 was paid from Company operations.

    Montgomery-Goodyear Shopping Center, Montgomery, Illinois

    On September 14, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $1,145,992, including closing costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price net of prorations, of approximately $535,000 was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The total amount paid was $604,260, of which $600,000 was principal paid from Gross Offering Proceeds and $4,260 was interest paid from Company operations.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Hartford Plaza, Naperville, Illinois

    On September 14, 1995, the Company acquired this newly constructed property from an unaffiliated third party for a purchase price of $4,414,015 including closing costs of $14,015, and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995 with interest at a rate of 10.9% per annum. The total amount paid was $605,102, of which $600,000 was principal paid from Gross Offering Proceeds and $5,102 was interest paid from Company operations.

    Nantucket Square Shopping Center, Schaumburg, Illinois

    On September 20, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $4,257,918, including closing costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Offering. In addition, as part of the purchase, the Company agreed to pay $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property. The promissory note was paid in full in December 1995 with interest at a rate of 10.5% per annum. The principal amount paid was $3,550,000 from Gross Offering Proceeds and interest of $62,011 was paid from Company operations.

    Antioch Plaza, Antioch, Illinois

    On  December  28,  1995,  the   Company  acquired  Antioch  Plaza  from  an
    unaffiliated third party for a purchase price of $1,750,365, including closing costs of $365, a portion of which was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000. As of December 31, 1995, the unpaid balance of this note was $360,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Offering.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)

(B) The following pro forma adjustment relates to the acquisition or probable acquisition of the subject properties as though they were acquired on December 31, 1995. The terms are described in the notes that follow.

                                                         Pro Forma  Adjustments
                               -------------------------------------------------------------------       Total
                                 Mundelein      Regency       Prospect    Montgomery-      Zany        Pro Forma
                                   Plaza         Point        Heights        Sears        Brainy      Adjustment
                               -----------     ---------     ---------     ---------     ---------    ----------
Assets

Net investment in
  properties.................. $ 5,658,230     5,700,000     2,165,000     3,419,000     2,455,000    19,397,230
Cash and cash equivalents.....        -             -             -             -             -             -
Restricted cash...............        -             -             -             -             -             -
Accounts and rent
  receivable..................      84,375        16,867        38,771        27,842          -          167,855
Other assets..................        -             -             -             -             -             -
                               -----------     ---------     ---------     ---------     ---------    ----------
Total assets.................. $ 5,742,605     5,716,867     2,203,771     3,446,842     2,455,000    19,565,085
                               ===========     =========     =========     =========     =========    ==========

Liabilities and Stockholders' Equity

Accounts payable and accrued
  expenses.................... $     7,500          -             -             -             -            7,500
Accrued real estate taxes.....      89,010        16,867        63,517        32,655          -          202,049
Distributions payable (D).....        -             -             -             -             -             -
Security deposits.............      15,000        28,621         8,600          -             -           52,221
Mortgage payable..............        -        4,473,200          -             -             -        4,473,200
Notes payable to Affiliate....        -             -             -             -             -             -
Other liabilities.............        -             -             -             -             -             -
                               -----------     ---------     ---------     ---------     ---------    ----------
Total liabilities.............     111,510     4,518,688        72,117        32,655          -        4,734,970
                               -----------     ---------     ---------     ---------     ---------    ----------

Common Stock..................       6,548         1,393         2,479         3,970         2,855        17,245
Additional paid in capital
  (net of Offering costs).....   5,624,547     1,196,786     2,129,175     3,410,217     2,452,145    14,812,870
Accumulated distributions in
  excess of net income........        -             -             -             -             -             -
                               -----------     ---------     ---------     ---------     ---------    ----------
Total Stockholders' equity....   5,631,095     1,198,179     2,131,654     3,414,187     2,455,000    14,830,115
                               -----------     ---------     ---------     ---------     ---------    ----------
Total liabilities and
  Stockholders' equity........ $ 5,742,605     5,716,867     2,203,771     3,446,842     2,455,000    19,565,085
                               ===========     =========     =========     =========     =========    ==========

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from offering proceeds.

    Acquisition of Regency Point Shopping Center, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with Offering proceeds.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired Prospect Heights Plaza located in Prospect Heights, Illinois ("Prospect Heights") from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company, through the Advisor, acquired
    Montgomery-Sears Shopping Center located in Montgomery, Illinois ("Montgomery-Sears") from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of Zany Brainy, Wheaton, Illinois

    The Company, through the Advisor, is currently completing its due diligence and anticipates purchasing this property in July 1996 from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Additional Offering Proceeds

    Additional Offering Proceeds of $17,244,320, net of additional Offering costs of $2,414,205, are reflected as received as of December 31, 1995, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(C) This pro forma adjustment reflects the completion of the Company's Offering of 6,000,000 Shares that commenced on October 14, 1994, net of additional Offering costs of $986,120, as though this occurred on December 31, 1995. In addition, this pro forma adjustment reflects the completion of the Company's Offering of an additional 11,000,000 Shares, net of Offering costs of $12,771,500, as though this also occurred on December 31, 1995.

(D) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza and Montgomery-Sears Shopping Center as of January 1, 1995. The remaining three properties acquired or proposed to be acquired by the Company were constructed in 1995 and acquired shortly after construction was completed. Therefore, the unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisition of Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store, as of August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                      for the year ended December 31, 1995
                                  (unaudited)


                                          Pro Forma Adjustments

                               1995        1995         1996
                            Historical  Acquisitions Acquisitions    1995
                               (A)          (B)          (C)       Pro Forma
                           ----------      -------    ---------    ---------
Rental
  income..........         $  869,485      585,614    1,700,614    3,155,713
Additional
  Rental income...            228,024      162,536      327,350      717,910
Interest
  income (D)......             82,913         -            -          82,913
                           ----------      -------    ---------    ---------
  Total income....          1,180,422      748,150    2,027,964    3,956,536
                           ----------      -------    ---------    ---------

Professional
  services and
  general and
  administrative               23,132         -            -          23,132
Property operating
  expenses........            326,721      275,218      501,485    1,103,424
Interest expense..            164,161      429,997      351,900      946,058
Depreciation (E)..            169,894      111,767      425,255      706,916
                           ----------      -------    ---------    ---------
Total expenses....            683,908      816,982    1,278,640    2,779,530
                           ----------      -------    ---------    ---------

  Net income(loss)         $  496,514      (68,832)     749,324    1,177,006
                           ==========      =======    =========    =========

Weighted average
  common stock shares
  outstanding (F).            943,156                             15,755,521
                           ==========                             ==========


Net income per weighted
  average common stock
  outstanding (F).         $      .53                                    .07
                           ==========                             ==========





          See accompanying notes to pro forma statement of operations.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical statement of operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for 1995 acquisitions as though they were acquired the earlier of January 1, 1995 or date that operations commenced.



                                             Pro Forma Adjustments
                    ----------------------------------------------------------------------------
                                                            Hartford                                   Total
                                              Montgomery-   Naperville   Nantucket       Antioch        1995
                    Walgreens   Eagle Crest    Goodyear       Plaza        Square         Plaza       Pro Forma
                    ---------   -----------   ----------    ----------   ---------        ------      ---------
Rental
  income..........     10,651       95,232       101,359       15,077       340,545        22,750       585,614
Additional
  Rental income...       -           2,218        19,203          662       140,453          -          162,536
Interest
  income (D)......       -            -             -            -              -            -             -
                       ------      -------       -------       ------       -------        ------       -------
  Total income....     10,651       97,450       120,562       15,739       480,998        22,750       748,150
                       ------      -------       -------       ------       -------        ------       -------
Professional
  services and
  general and
  administrative         -            -             -            -              -            -             -
Property operating
  expenses........        533       17,376        47,758        3,436       205,903           212       275,218
Interest expense..      4,840       77,170        46,325       13,625       267,137        20,900       429,997
Depreciation (E)..      3,141       16,324        20,682        8,867        57,357         5,396       111,767
                       ------      -------       -------       ------       -------        ------       -------
Total expenses....      8,514      110,870       114,765       25,928       530,397        26,508       816,982
                       ------      -------       -------       ------       -------        ------       -------

  Net income(loss)      2,137      (13,420)        5,797      (10,189)      (49,399)       (3,758)      (68,832)
                       ======      =======       =======       ======       =======        ======       =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Walgreens/Decatur, Decatur, Illinois

     In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

     As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Montgomery-Goodyear, Montgomery, Illinois

     As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Hartford/Naperville Plaza, Naperville, Illinois


     In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

     Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

     As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Antioch Plaza, Antioch, Illinois

     This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

     As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      for the year ended December 31, 1995
                                  (unaudited)


(C) Total pro forma adjustments for 1996 Acquisitions as though they were acquired the earlier of January 1, 1995 or date that operations commenced.


                                     Pro Forma Adjustments
                    ------------------------------------------------------------
                                                                                        Total
                    Mundelein     Regency     Prospect    Montgomery-      Zany         1995
                      Plaza        Point       Heights       Sears        Brainy      Pro Forma
                    ---------     -------      -------      -------       ------      ---------
Rental
  income..........    639,124      541,085      164,152      327,610        28,643    1,700,614
Additional
  Rental income...     66,669       63,294      116,175       76,182         5,030      327,350
Interest
  income (D)......       -            -            -            -             -            -
                      -------      -------      -------      -------        ------    ---------
  Total income....    705,793      604,379      280,327      403,792        33,673    2,027,964
                      -------      -------      -------      -------        ------    ---------
Professional
  services and
  general and
  administrative         -            -            -            -             -            -
Property operating
  expenses........    141,482       71,615      180,819      102,067         5,502      501,485
Interest expense..       -         351,900         -            -             -         351,900
Depreciation (E)..    128,233      162,500       46,900       83,200         4,422      425,255
                      -------      -------      -------      -------        ------    ---------
Total expenses....    269,715      586,015      227,719      185,267         9,924    1,278,640
                      -------      -------      -------      -------        ------    ---------
  Net income......    436,078       18,364       52,608      218,525        23,749      749,324
                      =======      =======      =======      =======        ======    =========

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Mundelein Plaza, Mundelein, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                    Mundelein Plaza
                          ----------------------------------
                             *As       Pro Forma
                           Reported   Adjustments     Total
                          ----------  -----------    -------
     Rental income....... $  639,124        -        639,124
     Additional rental
       income............     66,669        -         66,669
     Interest income.....       -           -           -
                          ----------     -------     -------
     Total income........    705,793        -        705,793
                          ----------     -------     -------

     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........    141,482        -        141,482
     Interest expense....       -           -           -
     Depreciation (E)....       -        128,233     128,233
                          ----------     -------     -------

     Total expenses......    141,482     128,233     269,715
                          ----------     -------     -------

     Net income.......... $  564,311    (128,233)    436,078
                          ==========     =======     =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     Acquisition of Regency Point, Lockport, Illinois

     As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

     The related interest rate swap agreement  was terminated on April 18, 1996
     resulting in $48,419 proceeds to  the  Company.   The pro forma adjustment
     does not give effect to the termination of this agreement.

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                      Regency Point
                          ----------------------------------
                             *As       Pro Forma
                            Reported  Adjustments    Total
                          ----------     -------     -------
     Rental income....... $  541,085        -        541,085
     Additional rental
       income............     63,294        -         63,294
     Interest income.....       -           -           -
                          ----------     -------     -------

     Total income........    604,379        -        604,379
                          ----------     -------     -------
     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........     71,615        -         71,615
     Interest expense....       -        351,900     351,900
     Depreciation (E)....       -        162,500     162,500
                          ----------     -------     -------

     Total expenses......     71,615     514,400     586,015
                          ----------     -------     -------

     Net income.......... $  532,764    (514,400)     18,364
                          ==========     =======     =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                     Prospect Heights
                            --------------------------------
                             *As       Pro Forma
                            Reported  Adjustments     Total
                            --------  -----------    -------
     Rental income....... $  164,152        -        164,152
     Additional rental
       income............    116,175        -        116,175
     Interest income.....       -           -           -
                          ----------      ------     -------
     Total income........    280,327        -        280,327
                          ----------      ------     -------

     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........    180,819        -        180,819
     Interest expense....       -           -           -
     Depreciation (E)....       -         46,900      46,900
                          ----------      ------     -------
     Total expenses......    180,819      46,900     227,719
                          ----------      ------     -------

     Net income.......... $   99,508     (46,900)     52,608
                          ==========      ======     ========

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     Acquisition of Montgomery-Sears, Montgomery, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                   Montgomery-Sears
                          ----------------------------------
                             *As       Pro Forma
                           Reported    Adjustments    Total
                          ----------   -----------   -------
     Rental income....... $  327,610        -        327,610
     Additional rental
       income............     76,182        -         76,182
     Interest income.....       -           -           -
                          ----------      ------     -------
     Total income........    403,792        -        403,792
                          ----------      ------     -------

     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........    102,067        -        102,067
     Interest expense....       -           -           -
     Depreciation (E)....       -         83,200      83,200
                          ----------      ------     -------

     Total expenses......    102,067      83,200     185,267
                          ----------      ------     -------

     Net income.......... $  301,725     (83,200)    218,525
                          ==========      ======     =======

     Acquisition of Zany Brainy, Wheaton, Illinois

     This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property will be purchased on an all cash basis.

(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F)  The pro forma weighted  average  common  stock  shares  for the year ended
     December 31, 1995 was calculated by adding to the historical weighted average number of shares at December 31, 1995, the number of shares to complete the Company's Offerings of 17,000,000 Shares.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                                 March 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect (1) the acquisition of the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center and the Zany Brainy store and
(2) the completion of the Company's Offering of 6,000,000 shares that commenced on October 14, 1994 and the completion of the Company's Offering of an additional 11,000,000 Shares, as though these transactions occurred on March 31, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the March 31, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                                 March 31, 1996
                                  (unaudited)


                                                                           March 31,
                                 March 31,     Pro Forma     Pro Forma        1996
                                   1996       Adjustments   Adjustments     Pro Forma
                               Historical(A)      (B)           (C)        Balance Sheet
                               ------------    ----------   -----------   --------------
Assets

Net investment in
  properties.................. $ 22,950,129    13,739,000          -       36,689,129
Cash and cash equivalents.....    2,937,473          -      114,647,690   117,585,163
Accounts and rents
  receivable..................      492,081       155,731          -          647,812
Other assets..................       48,398          -             -           48,398
                               ------------    ----------   -----------   -----------
Total assets.................. $ 26,428,081    13,894,731   114,647,690   154,970,502
                               ============    ==========   ===========   ===========


Liabilities and Stockholders' Equity

Accounts payable and accrued
  expenses.................... $    418,393          -             -          418,393
Accrued real estate taxes.....      463,751       207,738          -          671,489
Distributions payable (D)....       183,457          -             -          183,457
Security deposits.............       71,133        37,221          -          108,354
Mortgage payable..............      748,011     4,473,200          -        5,221,211
Other liabilities.............       42,120          -             -           42,120
                               ------------    ----------   -----------   -----------

Total liabilities.............    1,926,865     4,718,159          -        6,645,024
                               ------------    ----------   -----------   -----------

Common Stock .................       29,103        10,671       130,226       170,000
Additional paid in capital
  (net of Offering costs).....   24,953,635     9,165,901   114,517,464   148,637,000
Accumulated distributions in
  excess of net income........     (481,522)         -             -         (481,522)
                               ------------    ----------   -----------   -----------

Total Stockholders' equity....   24,501,216     9,176,572   114,647,690   148,325,478
                               ------------    ----------   -----------   -----------
Total liabilities and
  Stockholders' equity........ $ 26,428,081    13,894,731   114,647,690   154,970,502
                               ============    ==========   ===========   ===========




               See accompanying notes to pro forma balance sheet.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                 March 31, 1996
                                  (unaudited)


(A) The March 31, 1996 Historical column represents the historical balance sheet as presented in the March 31, 1996 10-Q as filed with the SEC and includes the following properties acquired by the Company as of March 31, 1996.

    Walgreens, Decatur, Illinois

    On January 31, 1995, the Company acquired this property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the total purchase price of $1,209,053, including acquisition costs of $482, and the assumption of the first mortgage loan with a balance of $748,011 at March 31, 1996, which is secured by the property. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period. The Company is responsible for monthly payments of principal and interest of $5,689.

    Eagle Crest Shopping Center, Naperville, Illinois

    On March 1, 1995, the Company acquired this property from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059, and the assumption of the first mortgage loan of approximately $3,534,000, which was secured by the property. The balance of the purchase price was funded through a loan from IPS, totaling $1,212,427, with interest accruing at 10.5%. On April 20, 1995, the Company paid off the first mortgage secured by this property. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in May 1995 from Gross Offering Proceeds. In addition, accrued interest of $22,009 was paid from Company operations.

    Montgomery-Goodyear Shopping Center, Montgomery, Illinois

    On September 14, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $1,145,992, including closing costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price net of prorations, of approximately $535,000 was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The total amount paid was $604,260, of which $600,000 was principal paid from Gross Offering Proceeds and $4,260 was interest paid from Company operations.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 March 31, 1996
                                  (unaudited)


    Hartford Plaza, Naperville, Illinois

    On September 14, 1995, the Company acquired this newly constructed property from an unaffiliated third party for a purchase price of $4,414,015 including closing costs of $14,015, and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. The leasehold improvements were completed in January, 1996 and were added to the cost of the property. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995 with interest at a rate of 10.9% per annum. The total amount paid was $605,102, of which $600,000 was principal paid from Gross Offering Proceeds and $5,102 was interest paid from Company operations.

    Nantucket Square Shopping Center, Schaumburg, Illinois

    On September 20, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $4,257,918, including closing costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Offering. In addition, as part of the purchase, the Company agreed to pay $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property. The promissory note was paid in full in December 1995 with interest at a rate of 10.5% per annum. The principal amount paid was $3,550,000 from Gross Offering Proceeds and interest of $62,011 was paid from Company operations.

    Antioch Plaza, Antioch, Illinois

    On  December  28,  1995,  the   Company  acquired  Antioch  Plaza  from  an
    unaffiliated third party for a purchase price of $1,750,365, including closing costs of $365, a portion of which was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Offering.

    Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from offering proceeds.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 March 31, 1996
                                  (unaudited)

(B) The following pro forma adjustment relates to the acquisition or probable acquisition of the subject properties as though they were acquired on March 31, 1996. The terms are described in the notes that follow.

                                  Pro Forma Adjustments
                   ----------------------------------------------    Total
                     Regency    Prospect   Montgomery-    Zany      Pro Forma
                      Point     Heights       Sears      Brainy    Adjustments
                   ----------   ---------   ---------   ---------  -----------
Assets
Net investment in
  properties...... $5,700,000   2,165,000   3,419,000   2,455,000  13,739,000
Cash and cash
  equivalents.....       -           -           -           -           -
Accounts and rents
  receivable......     21,072      80,632      54,027        -        155,731
Other assets......       -           -           -           -           -
                   ----------   ---------   ---------   ---------  ----------
Total assets...... $5,721,072   2,245,632   3,473,027   2,455,000  13,894,731
                   ==========   =========   =========   =========  ==========

<Captio>
Liabilities and Stockholders' Equity
Accounts payable
  and accrued
  expenses........ $     -           -           -           -           -
Accrued real estate
  taxes...........     21,072     123,284      63,382        -        207,738
Distributions
  payable(D)......       -           -           -           -           -
Security Deposits.     28,621       8,600        -           -         37,221
Mortgage payable..  4,473,200                                       4,473,200
Other liabilities.       -           -           -           -           -
                   ----------   ---------   ---------   ---------  ----------

Total liabilities.  4,522,893     131,884      63,382        -      4,718,159
                   ----------   ---------   ---------   ---------  ----------

Common Stock...... $    1,393       2,458       3,965       2,855      10,671
Additional paid in
  capital (net of
  Offering
  Costs)..........  1,196,786   2,111,290   3,405,680   2,452,145   9,165,901
Accumulated
  distributions in
  excess of net
  income..........       -           -           -           -           -
                   ----------   ---------   ---------   ---------  ----------
Total Stockholders'
  equity..........  1,198,179   2,113,748   3,409,645   2,455,000   9,176,572
                   ----------   ---------   ---------   ---------  ----------

Total liabilities
  and Stockholders'
  equity.......... $5,721,072   2,245,632   3,473,027   2,455,000  13,894,731
                   ==========   =========   =========   =========  ==========

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 March 31, 1996
                                  (unaudited)

    Acquisition of Regency Point, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company assumed the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with Offering Proceeds.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired Prospect Heights located in Prospect Heights, Illinois ("Prospect Heights") from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company acquired Montgomery-Sears Shopping Center located in Montgomery, Illinois ("Montgomery-Sears") from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of the Zany Brainy Store, Wheaton, Illinois

    The Company, through the Advisor, is currently completing its due diligence and anticipates purchasing this property in July 1996 from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis.

    Additional Offering Proceeds

    Additional Offering Proceeds of $10,670,432, net of additional Offering costs of $1,493,860 are reflected as received as of March 31, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(C) This pro forma adjustment reflects the completion of the Company's Offering of 6,000,000 Shares that commenced on October 14, 1994, net of additional Offering costs of $949,432, as though this occurred on of March 31, 1996. In addition, this pro forma adjustment reflects the completion of the Company's Offering and sale of an additional 11,000,000 Shares, net of Offering costs of $12,771,500, as though this also occurred on March 31, 1996.

(D) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center and the Zany Brainy store as of January 1, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the March 31, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                   for the three months ended March 31, 1996
                                  (unaudited)



                                 1996          Total
                               Historical     Pro Forma         1996
                                  (A)       Adjustments(B)    Pro Forma
                               ----------   -------------     ---------
Rental income...............   $  475,038         505,299       980,337
Additional rental income....      242,290         120,227       362,517
Interest income (C).........       43,751            -           43,751
                               ----------         -------       -------

  Total income..............      761,079         625,526     1,386,605
                               ----------         -------       -------

Professional services and
  general and
  administrative fees.......       38,168            -           38,168
Advisor asset management
  fee.......................       48,540          34,348        82,888
Property operating expenses.      310,613         166,660       477,273
Interest expense............       15,043          88,455       103,498
Depreciation (D)............      103,091         117,108       220,199
Amortization................        1,373            -            1,373
Acquisition costs expensed..        8,985            -            8,985
                               ----------         -------       -------

Total expenses..............      525,813         406,571       932,384
                               ----------         -------       -------

  Net income................   $  235,266         218,955       454,221
                               ==========         =======       =======

Weighted average
  common stock shares
  outstanding (E)...........    2,394,092                    16,297,997
                               ==========                    ==========

Net income per weighted
  average common stock
  outstanding (E)........... $        .12                           .03
                               ==========                    ==========




          See accompanying notes to pro forma statement of operations.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1996
                                  (unaudited)

(A) The March 31, 1996 Historical column represents the historical statement of operations of the Company for the three months ended March 31, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for Regency Point where the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms.
    The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.


                        Mundelein     Regency    Prospect   Montgomery-    Zany      Pro Forma
                          Plaza        Point     Heights      Sears       Brainy    Adjustments    Total
                        ----------     -------    -------     -------      ------    -----------   -------
Rental income.....      $  163,381     139,271      44,552      89,350      68,745        -        505,299
Additional rental
  income..........          32,975      16,034      33,410      25,736      12,072        -        120,227
Interest income...            -           -           -           -           -           -           -
                        ----------     -------      ------     -------      ------     -------     -------
Total income......         196,356     155,305      77,962     115,086      80,817        -        625,526
                        ----------     -------      ------     -------      ------     -------     -------
Professional services
  and general and
  administrative..           -           -           -           -           -           -           -
Advisor asset
  management fee..           -           -           -           -           -         34,348      34,348
Property operating
  expenses........          53,986      19,046      44,325      33,348      15,955        -        166,660
Interest expense..           -           -           -           -           -         88,455      88,455
Depreciation (D)..           -           -           -           -           -        117,108     117,108
                         ----------     -------      ------     -------      ------     -------     -------

Total expenses....          53,986      19,046      44,325      33,348      15,955     239,911     406,571
                        ----------     -------      ------     -------      ------     -------     -------

Net income........      $  142,370     136,259      33,637      81,738      64,862    (239,911)    218,955
                        ==========     =======      ======      ======      ======     =======     =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1996
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the three months ended March 31, 1996 was calculated by adding to the historical weighted average number of shares at March 31, 1996, the number of shares to complete the Company's Offerings of 17,000,000 Shares.

                                                                       EXHIBIT A
                            PRIOR PERFORMANCE TABLES


     The prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor. This information has been summarized, in part, in narrative form under "Prior Performance of the Company's Affiliates." The purpose of the tables is to provide information on the performance of those partnerships in evaluating the experience of the Affiliates of the Advisor as sponsors of such programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience returns comparable to those experienced in the programs referred to in these tables. Persons who purchase Shares in the Company will not thereby acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:


     Table I    Experience in Raising and Investing Funds
     Table II   Compensation to IREIC and Affiliates
     Table III  Operating Results of Prior Programs
     Table IV   Results of Completed Programs
     Table V    Sales or Disposals of Properties
     Table VI   Acquisition of Properties by Programs*

* Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

     Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P. the partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

     (1) Capital appreciation; and

     (2) Cash distributions for limited partners.

     In addition, with respect to private limited partnerships, an objective was the generation of tax loss deductions which generally will be used to offset taxable income from other sources.

     The Company's investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT qualification requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

                                   TABLE I
                  EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation (IREIC), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior partnerships where the offering closed in the three years prior to December 31, 1995. The Table particularly focuses upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

     Since 1986, Inland Real Estate Investment Corporation has organized and completed the offerings of four public partnerships which have primarily invested in existing residential real property and three public partnerships which have invested in undeveloped land.

                EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                               (000'S OMITTED)

                                                              Inland Capital
                                                                Fund, L.P.
                                                            -------------------
Dollar amount offered ....................................  $60,000
Dollar amount raised .....................................   32,399    100.00%
Less offering expenses:
Selling Commissions:
 Affiliated parties ......................................    3,239     10.00
 Unaffiliated parties ....................................        0      0.00
Organizational expenses ..................................       15      0.05
Other offering expenses (B) ..............................    1,227      3.79
Reserves (C) .............................................    1,972      6.08
                                                            -------  --------
Available for investment .................................  $25,946     80.08%
                                                            -------  --------

Acquisition costs:
Cash down payments (D) ...................................  $24,286     74.96%
Acquisition fees .........................................    1,444      4.46
Other cash expenditures capitalized (E) ..................      821      2.53
                                                            -------  --------

Acquisition costs related to the purchase of properties ..  $26,551     81.95%
                                                            -------  --------

Percent leverage .........................................               0.00%
Date offering began ......................................           12-13-91
Length of offering (in months) ...........................                 20
Months to invest 90% of amount available for
investment (measured from beginning of offering) .........                 36

                  EXPERIENCE IN RAISING AND INVESTING FUNDS
                               (000'S OMITTED)
                               NOTES TO TABLE I

     (A) The figures in this table are cumulative and are as of December 31, 1995. The dollar amount raised represents the cash proceeds collected by the partnerships. The Table reflects payments made from investor capital contributions upon receipt.

     (B) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the IREIC for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

     (C) Includes 1% of the offering proceeds committed to the Unit Repurchase Program of each partnership. Partnership expenses, including operating expenses during the offering period or thereafter not related to the offering, may be paid from these reserves.

     (D) Cash down payments include amounts paid and mortgage financing at closing.

     (E) Consists of acquisition expenses and improvements to the property subsequent to acquisition which are capitalized and paid or to be paid from the proceeds of the offering.

                                   TABLE II
                   COMPENSATION TO IREIC AND AFFILIATES(A)

     Table II summarizes the amount and type of compensation paid to IREIC in connection with prior partnerships.

     Some partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II
                    COMPENSATION TO IREIC AND AFFILIATES(A)
                                (000'S OMITTED)




                                                                                 Other
                                                                                 Public
                                                                    Inland      Programs
                                                                   Capital     ----------
                                                                  Fund, L.P.   6 Programs
                                                                  ----------   ----------
Date offering commenced .......................................    12-13-91          -
Dollar amount raised ..........................................     $32,399   $149,306
                                                                    =======   ========
Amounts paid or payable to general partner or affiliates
from proceeds of offerings:
 Selling commissions and underwriting fees (B) ................     $ 3,239   $  2,819
 Other offering expenses (C) ..................................         249      2,225
 Acquisition cost and expense (D) .............................       1,444      9,591

Dollar amount of cash available (deficiency) from operations before deducting (adding) payments to (from) general partner
or affiliates (E) .............................................     $ 1,559   $ 13,615
                                                                    =======   ========
Amounts paid to (received from) general partner or affiliates related to operations:
 Property management fees (F) .................................     $    94   $    952
 Partnership subsidies received (G) ...........................           0       (582)
 Accounting services ..........................................          60        285
 Data processing service ......................................          39        228
 Legal services ...............................................          48        121
 Other administrative services ................................          96        652
 Property upgrades ............................................          19        186
 Property operating expenses ..................................           1          6

Dollar amount of property sales and refinancings before
payments to general partner and affiliates (H):
 Cash .........................................................     $   647   $ 19,534
 Equity in notes and undistributed sales proceeds .............           0      9,686

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):
 Sales commissions ............................................     $     0   $    467
 Property upgrade .............................................           0        172
 Mortgage brokerage fee .......................................           0         15
 Participation in cash distributions ..........................           0         93

                      COMPENSATION TO IREIC AND AFFILIATES
                                (000'S OMITTED)
                               NOTES TO TABLE II

     (A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1995 and the figures relating to cash available from operations are for the three years ending December 31, 1995. The dollar amount raised represents the cash proceeds collected by the partnerships. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

     (B) Inland Capital Fund paid all commissions to an affiliate of the general partner, who in turn paid $2,711,791 to third party soliciting dealers.

     (C) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

     (D) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.


                                                    Inland      Public
                                                   Capital     Programs
                                                  Fund, L.P.  6 Programs
                                                  ----------  ----------

        Acquisition fees .......................    $  1,444    $  9,478
        Reimbursement (at cost) for upgrades and
        acquisition due diligence ..............           0         113
        Partnership down payments ..............           0      44,585
        Inland down payments ...................           0     (44,585)
                                                    --------    --------
        Acquisition cost and expense ...........    $  1,444    $  9,591
                                                    ========    ========


     (E) See Note (G) to Table III.

     (F) An Affiliate of the Advisor provides property management services for all properties acquired by the partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P. (included in "Other Public Programs"), IREIC receives an asset management fee equal to 1/4% of total partnership capital limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

     (G) The amounts shown in the table for Other Public Programs represent supplemental capital contributions from IREIC in accordance with the terms of the partnership agreements.

     (H) See Table V and Notes thereto regarding sales and disposals of properties.

     (I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III presents operating results for limited partnerships the offerings of which closed during each of the five years ended prior to December 31, 1995. The operating results consist of:

    -The components of taxable income (loss);
    -Taxable income or loss from operations and property sales;
    -Cash available and source, before and after cash distributions to investors; and
    -Tax and distribution data per $1,000 invested.

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                                    Inland Capital
                                                                      Fund, L.P.
                                                            1995  1994   1993   1992   1991
Gross revenues ...........................................  $457   $744   $564   $104    $0
Profit on sale of properties .............................   229      0      0      0     0
Less:
Operating expenses .......................................   146     64      4      1     0
Interest expense .........................................     0      0      0      0     0
Partnership expenses .....................................   167    175     86      1     0
Depreciation and amortization ............................     5      4      3      3     1
                                                            ----  -----  -----  -----  ----
Net income (loss)-GAAP basis .............................  $368   $501   $471    $99  $ (1)
Taxable income (loss) (A):
Allocated to investors from operations ...................   137    495    466    100    (1)
Allocated to general partner from operations .............     1      5      5      1     0
                                                            ----  -----  -----  -----  ----
Total from operations ....................................   138    500    471    101    (1)
 From gain on sale:
 Capital (allocated to investors) ........................   231      0      0      0     0
 Capital (allocated to general partner) ..................     0      0      0      0     0
 Ordinary (recapture) ....................................     0      0      0      0     0
                                                            ----  -----  -----  -----  ----
                                                            $369   $500   $471   $101  $ (1)

Cash available (deficiency) from operations (G) ..........   172    633    397     94     0
Cash available from sales (B) ............................   646      0      0      0     0
Cash (deficiency) from refinancings ......................     0      0      0      0     0
                                                            ----  -----  -----  -----  ----
Total cash available (deficiency) before
distributions and special items ..........................   818    633    397     94     0
Less distributions to investors:
From operations ..........................................     0      0      0      0     0
From sales and refinancings ..............................   645      0      0      0     0
From return of capital ...................................     0      0      0      0     0
From supplemental capital
contribution (return on capital) (E) (H) .................     0      0      0      0     0
Less distributions to general partner:
From operations ..........................................     0      0      0      0     0
From sales and refinancings ..............................     0      0      0      0     0
                                                            ----  -----  -----  -----  ----
Cash available after distributions before special items ..   173    633    397     94     0




                                                                                    Inland Land
                                                                            Appreciation Fund II, L.P.
                                                             1995   1994    1993       1992       1991     1990  1989
Gross revenues ...........................................    $508  $494       $545       $841     $1,386  $896    $0
Profit on sale of properties .............................   2,858   219        485          0          0     0     0
Less:
Operating expenses .......................................     248   263        266        132         67    13     0
Interest expense .........................................       0     0          0          0          0     0     0
Partnership expenses .....................................     230   191        180        254        181    80     0
Depreciation and amortization ............................       3     4          5          2          2     2     1
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Net income (loss)-GAAP basis .............................  $2,885  $255       $579       $453     $1,136  $801  $ (1)
Taxable income (loss) (A):
Allocated to investors from operations ...................     315   227        144        477      1,141   800    (1)
Allocated to general partner from operations .............       3     2          1          5         12     8     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Total from operations ....................................     318   229        145        482      1,153   808    (1)
 From gain on sale:
 Capital (allocated to investors) ........................   2,333   219        351          0          0     0     0
 Capital (allocated to general partner) ..................     329     0         93          0          0     0     0
 Ordinary (recapture) ....................................       0     0          0          0          0     0     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
                                                            $2,980  $448       $589       $482     $1,153  $808  $ (1)

Cash available (deficiency) from operations (G) ..........       5     9        164        511      1,253   694     0
Cash available from sales (B) ............................   7,488   450      1,176          0          0     0     0
Cash (deficiency) from refinancings ......................       0     0          0          0          0     0     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Total cash available (deficiency) before
distributions and special items ..........................   7,493   459      1,340        511      1,253   694     0
Less distributions to investors:
From operations ..........................................       0     0          0        454        267     0     0
From sales and refinancings ..............................   1,000     0      1,116          0          0     0     0
From return of capital ...................................       0     0          0         00          0     0     0
From supplemental capital
contribution (return on capital) (E) (H) .................       0     0          0          0          0     0     0
Less distributions to general partner:
From operations ..........................................       0     0          0          0          0     0     0
From sales and refinancings ..............................       0     0          0          0         93     0     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Cash available after distributions before special items ..   6,493   459        131         57        986   694     0

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)




                                                                   Inland Capital
                                                                     Fund, L.P.
                                                        ------------------------------------
                                                        1995    1994    1993    1992    1991
                                                        ----    ----    ----    ----    ----
Special items:
Fixed asset additions (C) .........................     $  0    $  0    $  0    $  0    $  0
Advances (repayments) from (to)
general partner or affiliates .....................       23       2       1     (85)     85
Repurchase of units (I) ...........................        0      (2)      0       0       0
Use of partnership reserves .......................        0       2       0       0       0
Use of cash available for offering purposes .......        0       0       0       0       0
                                                        ----    ----    ----    ----    ----
Cash available (deficiency) after distributions and
special items (J) .................................     $196    $635    $398    $  9    $ 85
                                                        ====    ====    ====    ====    ====

Tax and distribution data per $1,000 invested (D):
Federal income tax results:
Ordinary income (loss):
From operations (E) ...............................     $  4    $ 15    $ 14    $  3    $  0
                                                        ====    ====    ====    ====    ====
From recapture ....................................        0       0       0       0       0
Capital gain ......................................        7       0       0       0       0
Cash distributions to investors:
Source (on GAAP basis):
Investment income .................................        0       0       0       0       0
Return of capital .................................       20       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................        0       0       0       0       0
Source (on cash basis):
Sales .............................................       20       0       0       0       0
Refinancings ......................................        0       0       0       0       0
Operations ........................................        0       0       0       0       0
Return of capital .................................        0       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................        0       0       0       0       0
Percent of properties remaining unsold (F) ........       98.43%
                                                          =======



                                                                             Inland Land
                                                                      Appreciation Fund II, L.P.
                                                        ------------------------------------------------------
                                                          1995    1994    1993    1992    1991    1990    1989
                                                          ----    ----    ----    ----    ----    ----    ----
Special items:
Fixed asset additions (C) .........................     $    0    $  0    $  0    $  0    $  0    $  0    $  0
Advances (repayments) from (to)
general partner or affiliates .....................         31     (19)     10      (5)   (272)    287
Repurchase of units (I) ...........................        (36)    (52)   (143)    (47)      0       0       0
Use of partnership reserves .......................         36      52     143      47       0       0       0
Use of cash available for offering purposes .......          0       0       0     (50)      0       0       0
                                                          ----    ----    ----    ----    ----    ----    ----
Cash available (deficiency) after distributions and
special items (J) .................................     $6,496    $460    $112    $ 17    $981    $422    $287
                                                        =======   ====    ====    ====    ====    ====    ====
Tax and distribution data per $1,000 invested (D):
Federal income tax results:
Ordinary income (loss):
From operations (E) ...............................     $    6    $  5    $  3    $  9    $ 23    $ 16    $  0
From recapture ....................................          0       0       0       0       0       0       0
Capital gain ......................................         46       4       7       0       0       0       0
Cash distributions to investors:
Source (on GAAP basis):
Investment income .................................          0       0       0       9       5       0       0
Return of capital .................................         20       0      22       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................          0       0       0       0       0       0       0
Source (on cash basis):
Sales .............................................         20       0      22       0       0       0       0
Refinancings ......................................          0       0       0       0       0       0       0
Operations ........................................          0       0       0       9       5       0       0
Return of capital .................................          0       0       0       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................          0       0       0       0       0       0       0
Percent of properties remaining unsold (F) ........         89.13%
                                                            ======

                     OPERATING RESULTS OF PRIOR PROGRAMS
                               (000'S INCLUDED)
                              NOTES TO TABLE III

     (A) "Taxable income (loss)" represents the aggregate amounts shown on the partnerships' tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles
(GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further, under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.

     (B) See Table V and Notes thereto regarding sales and disposals of properties.

     (C) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.

     (D) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

     (E) Taxable ordinary income from operations relating to Inland Monthly Income Fund II, L.P. include taxable income at the limited partner level due to taxable guaranteed payments relating to the IREIC's supplemental capital contributions. A limited partner's basis in his partnership interest will be increased by the amount of supplemental capital contributions allocated to him and reduced by distributions from supplemental capital contributions. The amount of supplemental capital contributions per $1,000 invested are $0 for 1989 through 1995 and $1 for 1988 for Inland Monthly Income Fund, II, L.P.

     (F) Percent of properties remaining unsold represents original total acquisition cost of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                     OPERATING RESULTS OF PRIOR PROGRAMS
                               (000'S INCLUDED)
                              NOTES TO TABLE III

     (G) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:



                                                    Inland Capital
                                                      Fund, L.P.
                                           --------------------------------
                                           1995   1994   1993   1992   1991
                                           ----   ----   ----   ----   ----
Net cash provided by operating activities
per the Form 10-K annual report or 10-Q
quarterly report ........................   195    635    398      9     85

Payments to (from) general partner and
affiliates ..............................   (23)    (2)    (1)    85    (85)

Principal payments on long-term debt ....     0      0      0      0      0

Payments for deferred loan fees               0      0      0      0      0
                                            ---    ---    ---     --    ---

                                            172    633    397     94      0
                                            ===    ===    ===     ==    ===

                                                          Inland Land
                                                          Appreciation
                                                          Fund II, L.P.
                                           -------------------------------------------
                                           1995   1994   1993   1992     1991     1990
                                           ----   ----   ----   ----     ----     ----
Net cash provided by operating activities
per the Form 10-K annual report or 10-Q
quarterly report ........................     8     10    145    521    1,248      422

Payments to (from) general partner and
affiliates ..............................    (3)    (1)    19    (10)       5      272

Principal payments on long-term debt ....     0      0      0      0        0        0

Payments for deferred loan fees               0      0      0      0        0        0
                                            ---    ---    ---    ---    -----      ---

                                              5      9    164    511    1,253      694
                                            ===    ===    ===    ===    =====      ===




     (H) IREIC was required to make supplemental capital contributions if necessary, in sufficient amounts to allow the partnerships to make distributions to limited partners equal to an 8% per annum non-compounded return on their invested capital through August 4, 1993. The cumulative amounts of such supplemental capital contributions for Monthly Income Fund II was $30,155, which was repaid in 1993.

     (I) Each entity established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus.

     (J) Cash deficiencies for certain years are the result of (1) current year distributions from operations that include a portion of accumulated cash flows from operations of prior years or; (2) current year distributions from sales which include proceeds relating to prior year property sales.

                                   TABLE IV
                        RESULTS OF COMPLETED PROGRAMS

     Table IV is a summary of operating and disposition results of prior public partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1995 have sold their properties and either hold notes with respect to such sales or have liquidated. No public partnership has disposed of all its properties.

                                   TABLE V
                       SALES OR DISPOSALS OF PROPERTIES

     Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended prior to December 31, 1995. Since 1993, partnerships sponsored by Affiliates of the Advisor have sold 14 properties in whole or in part. The table provides certain information to evaluate property performance over the holding period such as:

    - Sale proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -Cash invested in properties;

     -Cash flow (deficiency) generated by the property;

     -Taxable gain (ordinary and total); and

     -Terms of notes received at sale.
                                     A-14

                      SALES OR DISPOSALS OF PROPERTIES(A)
                                (000'S OMITTED)

                                                                                     Selling Price, net of closing costs
                                                                  -----------------------------------------------------------------
                                                                     Cash          Selling
                                                                   Received,   commissions                     Secured
                                                                    net of       paid or                        Notes       Net
                                               Date      Date of   Closing      payable to     Mortgage at    Received at  Selling
          Property                           Acquired     Sale     Costs(B)       Inland       Time of Sale     Sale(C)     Price
- ------------------------------------------   --------    -------   -------      ----------     ------------   -----------  -------
LAND I .52 ACRE OF PARCEL #18 .............   1/29/90     3/11/93        33         0             0               0           33
LAND I 4.41 ACRES OF PARCEL #23 ...........    5/8/90      Var 93       170         0             0               0          170
LAND II PARCEL #23A .......................  10/30/92     3/16/93       183         0             0               0          183
LAND II PARCELS #11 & #13 .................   8/20/91      5/3/93        70         0             0             828(F)       898
                                                 &
                                              9/23/92
LAND II 5 ACRES OF PARCEL #15 .............    9/4/91      9/1/93        95         0             0               0           95
GROWTH FUND I - COUNTRY CLUB, 55 UNITS ....  12/30/85      Var 93     5,673         0         1,650               0        4,023
LAND II 10 ACRES OF PARCEL #22 ............  10/30/92      1/6/94       166         0             0               0          166
LAND II .258 ACRES OF PARCEL #6 ...........   4/16/91     10/1/94        10         0             0               0           10
LAND II 11 ACRES OF PARCEL #15 ............    9/4/91     12/1/94       274         0             0               0          274
GROWTH FUND I - COUNTRY CLUB, 31 UNITS ....  12/30/85      Var 94     2,432         0             0               0        2,432
LAND I 35.88 ACRES OF PARCEL #23 ..........    5/8/90      Var 94     1,149         0             0             156        1,305
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 22 BUILDINGS .........   6/24/88      Var 94       701         0             0           4,912(G)     5,613
LAND I 3.44 ACRES OF PARCEL #23 ...........    5/8/90      Var 95       139         0             0               0          139
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 16 BUILDINGS .........   6/24/88      Var 95       409         0             0           3,790(G)     4,199
LAND II 60 ACRES OF PARCEL #23 ............  10/30/92      Var 95     4,196         0             0               0        4,196
LAND II PARCEL #25 ........................   1/28/93    10/31/95     3,292         0             0               0        3,292
CAPITAL FUND PARCEL #10A ..................   9/16/94     4/21/95       286         0             0               0          286
CAPITAL FUND 17.742 ACRES OF PARCEL #2 ....   11/9/93      8/2/95       361         0             0               0          361
LAND I 27.575 ACRES OF PARCEL #4 ..........   4/18/89     8/25/95       542         0             0               0          542


                                               Cost of Properties including closing
                                                costs and other cash expenditures
                                              -------------------------------------
                                                Original     Partnership
                                                Mortgage       Capital
          Property                             Financing     Invested(D)     Total
- ------------------------------------------     ---------     -----------     -----
LAND I .52 ACRE OF PARCEL #18 .............         0            4              4
LAND I 4.41 ACRES OF PARCEL #23 ...........         0          128            128
LAND II PARCEL #23A .......................         0          183            183
LAND II PARCELS #11 & #13 .................         0          453            453


LAND II 5 ACRES OF PARCEL #15 .............         0           55             55
GROWTH FUND I - COUNTRY CLUB, 55 UNITS ....     1,168        1,495          2,663
LAND II 10 ACRES OF PARCEL #22 ............         0          105            105
LAND II .258 ACRES OF PARCEL #6 ...........         0            4              4
LAND II 11 ACRES OF PARCEL #15 ............         0          122            122
GROWTH FUND I - COUNTRY CLUB, 31 UNITS ....       658          843          1,501
LAND I 35.88 ACRES OF PARCEL #23 ..........         0          971            971
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 22 BUILDINGS .........         0        5,019          5,019
LAND I 3.44 ACRES OF PARCEL #23 ...........         0           98             98
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 16 BUILDINGS .........         0        3,683          3,683
LAND II 60 ACRES OF PARCEL #23 ............         0        2,900          2,900
LAND II PARCEL #25 ........................         0        1,730          1,730
CAPITAL FUND PARCEL #10A ..................         0          221            221
CAPITAL FUND 17.742 ACRES OF PARCEL #2 ....         0          196            196
LAND I 27.575 ACRES OF PARCEL #4 ..........         0          231            231

                      SALES OR DISPOSALS OF PROPERTIES(A)
                                (000'S OMITTED)

                                                     Excess
                                                   (deficiency)
                                                   of property          Amount of
                                                    operating           subsidies          Total
                                                   cash receipts       included in        Taxable        Ordinary
                                                    over cash            operating          Gain          Income        Capital
        Property                                  expenditures(E)      cash receipts      from Sale      from Sale       Gain
LAND I .52 ACRE OF PARCEL #18 ............                0                0                 29              0             29
LAND I 4.41 ACRES OF PARCEL #23 ..........                0                0                 42              0             42
LAND II PARCEL #23A ......................               (6)               0                  0              0              0
LAND II PARCELS #11 & #13 ................                9                0                445              0            445
LAND II 5 ACRES OF PARCEL #15 ............                1                0                 40              0             40
GROWTH FUND I - COUNTRY CLUB, 55 UNITS ...            1,375                0              1,592              0          1,592
LAND II 10 ACRES OF PARCEL #22 ...........                0                0                 61              0             61
LAND II .258 ACRES OF PARCEL #6 ..........                0                0                  6              0              6
LAND II 11 ACRES OF PARCEL #15 ...........                1                0                152              0            152
GROWTH FUND I - COUNTRY CLUB, 31 UNITS ...              775                0              1,223              0          1,223
LAND I 35.88 ACRES OF PARCEL #23 .........                4                0                360            360              0
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 22 BUILDINGS ........            1,556                0              1,609              0          1,609
LAND I 3.44 ACRES OF PARCEL #23 ..........                0                0                 33             33              0
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 16 BUILDINGS ........            1,152                0              1,398              0          1,398
LAND II 60 ACRES OF PARCEL #23 ...........              (80)               0              1,100          1,100              0
LAND II PARCEL #25 .......................               60                0              1,562              0          1,562
CAPITAL FUND PARCEL #10A .................               (9)               0                 67             67              0
CAPITAL FUND 17.742 ACRES OF PARCEL #2 ...                1                0                164              0            164
LAND I 27.575 ACRESOF PARCEL #4 ..........               14                0                311              0            311

                        SALES OR DISPOSALS OF PROPERTIES
                                (000'S OMITTED)
                                NOTES TO TABLE V

     (A) The table includes all sales of properties by the partnerships during the three years ended December 31, 1995. All sales have been made to parties unaffiliated with the partnership.

     (B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

     (C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

     (D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

     (E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for appli-cable "Fixed Asset Additions" through the year of sale.

     (F) The partnership provided financing in the amount of $828,000. The amount financed earned interest at 8% annually, paid monthly, until maturity and was paid off on October 27, 1993.

     (G) As of December 31, 1995, the Partnership has sold all of the thirty-eight six-unit condominium buildings comprising the Schaumburg Terrace condominium complex to unaffiliated third parties. The Partnership received $249,596 from one all cash sale in 1994. In addition, the Partnership received $823,518 in down payment proceeds, and provided mortgage loans totaling $8,701,439 to the purchasers for the thirty-seven additional sales. The principal balances of these loans range from approximately $211,000 to $256,000. These loans require monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for ten years (based on a thirty year amortization) and payment of all remaining principal at the end of that period.

                      INLAND MONTHLY INCOME FUND III, INC.
                       DISTRIBUTION REINVESTMENT PROGRAM



         Inland Monthly Income Fund III, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, as amended and restated to date (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

         1. As agent for the Stockholders who purchased Shares pursuant to the Company's prior public offering which commenced October 14, 1994 and was completed August __, 1996 (the "Prior Offering") and the current offering of Shares by the Company pursuant to the prospectus dated August __, 1996 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer-Manager or Participating Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

         2. Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Company's Prior Offering or this Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer-Manager or Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

         3. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.05 per Share until the termination of the Offering. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

         It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.05 per Share price which will be paid under the DRP.

         The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The reservation of any Shares from this Offering remaining for issuance under the DRP will be cancelled. The Shares will continue to have the status of authorized but unissued Shares. These Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

         It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

         4. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

         5. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

         6. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. IF a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

         7. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

         8. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

         9. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                   EXHIBIT 1

                     INLAND MONTHLY INLAND FUND III, Inc.

                             SUBSCRIPTION AGREEMENT


                                [INLAND LOGO]



                  PLEASE MAIL THE WHITE COPY, THE YELLOW COPY, AND YOUR
                  CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR MIFIII" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60521, Attn: Investor Services. Please use ballpoint pen or type the information.

           INLAND MONTHLY INCOME FUND III, INC. INSTRUCTIONS TO PURCHASERS

INSTRUCTIONS      Any Person desiring to subscribe for Shares should carefully read and review the Prospectus and, if he/she desires to subscribe for Shares, complete the Subscription
                  Agreement/Signature Page which follows these instructions.
                  Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.

INVESTMENT        Item 1--Enter the number of Shares to be purchased and the
     A            dollars and cents amount of the purchase. Minimum purchase 300
                  Shares ($3,000). Qualified Plans 100 Shares ($1,000).
                  (Iowa requires 300 Shares ($3,000) for IRA accounts.) Item
                  2--Check if you desire to participate in Distribution
                  Reinvestment Program.

REGISTRATION      Item 3--Enter the exact name in which the Shares are to be
INFORMATION       held.  For co-owners enter the names of all owners. For
     B            investments by qualified plans, include the exact name of the plan. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.
                  Item 4--Enter mailing address, state of residence and telephone number of owner.
                  Item 5--Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States
                  Internal Revenue Service for an identification number via Form
                  SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
                  Item 6-- Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor. Item 7--Enter birth date(s) or date of incorporation. Item 8--Enter the Social
                  Security number or Taxpayer I.D. number. The owner is certifying that this number is correct.

     C            Item 9--The residence address if different.

     D Item 10--Check the appropriate box to indicate the type of entity which is subscribing. If additional purchase, this should be exactly the same as previous investment.

 SIGNATURE        Item 11--The Subscription Agreement/Signature Page must be
     E            executed and initialed by the owner(s), or if applicable, the trustee or custodian.


ALTERNATE ADDRESS Item 12--If owners desire direct deposit of his/her/their cash FOR DISTRIBUTIONS distributions to an account or address other than as
   (OPTIONAL)     set forth in the Subscription Agreement/Signature Page,
       F          please complete. Please make sure account has been opened and account number is provided, as well as informing recipient that distribution will be forthcoming and is an asset transfer.

 BROKER/DEALER    Item 13--Enter the name of the Broker/Dealer and the
  REGISTERED      name of the Registered Representative, along with the street
 REPRESENTATIVE   address, city, state, zip code and telephone number of the
      G           Registered Representative. By executing the Subscription
                  Agreement/Signature Page, the Registered Representative substantiates compliance with the Conduct Rules of the NASD by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
                  Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
                  The Registered Representative (authorized signature) should sign and date.

 SUBMISSION OF    The properly completed and executed White and Yellow
 SUBSCRIPTION     copies of the Subscription Agreement/ Signature Page together with a CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR MIFIII" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield
                  Road, Oak Brook, Illinois 60521.

NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

      This Specimen Copy of the Subscription Agreement/Signature Page (Exhibit I of the Prospectus) should not be executed.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS
All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                                                                     01-94-100-2

                                 [INLAND LOGO]

                      INLAND MONTHLY INCOME FUND III, INC.
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE TERMS AND CONDITIONS BEFORE SIGNING.
              SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.


A
(1) INVESTMENT               MAKE CHECK PAYABLE TO LNB/ESCROW AGENT FOR MIFIII
    This subscription is in the amount of $_________________ for the purchase of ______________ Shares of Inland Monthly Income Fund III, Inc. at $10 per Share. Minimum initial investment: 300 Shares (100 Shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts)
    This is an:  / /  INITIAL INVESTMENT  / /  ADDITIONAL INVESTMENT
(2) DISTRIBUTION REINVESTMENT PROGRAM:   / /  YES  Subscriber elects to
    participate in the Distribution Reinvestment Program described in the Prospectus.
    Distributions will be made by check unless box is marked.


B

(3) REGISTERED OWNER

     / / Mr.    / / Mrs.    / / Ms.                                                                              -        -
- ----
     CO-OWNER                           ----------------------------------------------------------      --------------------------
     / / Mr.    / / Mrs.    / / Ms.                                                                     (AREA CODE) HOME TELEPHONE
- ----                                    ----------------------------------------------------------

(4) MAILING ADDRESS                     ----------------------------------------------------------
- ----                                                                                                          -         -
                                                                                                      -----------------------------
     CITY, STATE & ZIP CODE              ----------------------------------------------------------   (AREA CODE) BUSINESS TELEPHONE
- ----
     STATE OF RESIDENCE                        (7) BIRTH DATE
- ----                      ------------------                  -----  ----  ----    -----  ---  ----
                                                              MONTH  DAY   YEAR    MONTH  DAY  YEAR
- ----
(5) PLEASE INDICATE
     CITIZENSHIP STATUS
     / /  U.S. CITIZEN
     / /  RESIDENT ALIEN
     / /  NON-RESIDENT ALIEN

(6)  / /   EMPLOYEE OR AFFILIATE

(8) SOCIAL SECURITY #

- -----------------------------------------

      CO-OWNER
- ---- SOCIAL SECURITY #

CORPORATE OR CUSTODIAL
TAX IDENTIFICATION NUMBER

- -----------------------------------------



(9)
                                             RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE


- ------------------------------------------------------------------------------------------------------------------------------------
     STREET                                               CITY                                 STATE                 ZIP CODE

(10)  CHECK ONE--IMPORTANT--REFER TO REGISTRATION REQUIREMENTS ON BACK
A / / INDIVIDUAL OWNERSHIP         H/ / IRA                                         L/ / PENSION OR PROFIT SHARING PLAN
B / / JOINT TENANTS WITH RIGHT                                                      M/ / TRUST/DATE TRUST ESTABLISHED
      OF SURVIVORSHIP              I/ / QUALIFIED PLAN (KEOGH)                                                        ------------
C / / COMMUNITY PROPERTY                                                                 NAME OF TRUSTEE OR OTHER ADMINISTRATOR
D / / TENANTS IN COMMON            J/ /SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.)
E / / TENANTS BY THE ENTIRETY      K/ / UNIFORM GIFTS TO MINORS ACT                      ----------------------------------------
F / / CORPORATE OWNERSHIP               STATE OF                A CUSTODIAN               / /   TAXABLE      / /   GRANTOR A OR B
G/ /  PARTNERSHIP OWNERSHIP                     ---------------                     N/ /  ESTATE
                                        FOR                                         O/ /  OTHER (SPECIFY)
                                            -----------------------------                                 ------------------------
                                                                                        / /   TAXABLE       / /    NON-TAXABLE




E
(11) The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
The undersigned futher acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:

 (a) acknowledges receipt of the Prospectus of the Company relating to the Shares, wherein the terms and conditions of the offering of the Shares are described.
 (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set
      forth on page   I-3 herein; In the case of sales to fiduciary accounts,
      the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.
 (c) represents that the investors purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
 (d) acknowledges that the Shares are not liquid; (not required for Minnesota residents)
 (e) if an Affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.


AGREEMENT DATED                          19
               --------------------------    -----

X                                                            X
- -----------------------------------------------------------  ----------------------------
     SIGNATURE--REGISTERED OWNER                                SIGNATURE--CO-OWNER


- -----------------------------------------------------------
(PRINT NAME OF CUSTODIAN OF TRUSTEE)


- -----------------------------------------------------------
AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)


     A sale of the Shares may not be completed by the Soliciting Dealers until at least five business days after receipt of the Prospectus.


F

(12)  (OPTIONAL) DIRECTLY DEPOSIT CASH DISTRIBUTIONS TO:
                                                         --------------------------------
                                                         ACCOUNT NUMBER MUST BE FILLED IN

NAME OF BANK,
BROKERAGE FIRM
OR INDIVIDUAL                                                                          X
              -------------------------------------------------------------------      ---------------------------------------
                                                                                            SIGNATURE--REGISTERED OWNER
MAILING ADDRESS
              -------------------------------------------------------------------
CITY, STATE &
ZIP CODE                                                                               X
              -------------------------------------------------------------------      ---------------------------------------
                                                                                        SIGNATURE--CO-OWNER


(13) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HEADQUARTERS)

NAME OF
SALESPERSON                                             -     -
            ------------------------------------  ---------------------
/ / Mr.  / / Mrs.  / / Ms.                        SALESPERSON'S TELEPHONE

                                                  IS THIS A NEW BROKER/DEALER?
MAILING ADDRESS
                --------------------------------   / /   YES        / /   NO
CITY, STATE &
ZIP CODE
                --------------------------------
BROKER/DEALER
NAME                                              X
MAILING ADDRESS --------------------------------  ----------------------------
                                                  SIGNATURE--REGISTERED
CITY, STATE &                                        REPRESENTATIVE
ZIP CODE
               ---------------------------------



                      INLAND MONTHLY INCOME FUND III, INC.

                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE


     CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR INVESTORS WHO PURCHASE SHARES.
     IF THE INVESTOR IS A RESIDENT OF CALIFORNIA, THE INVESTOR MUST HAVE
EITHER: (I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.
     IF THE INVESTOR IS A RESIDENT OF MAINE, THE INVESTOR MUST HAVE EITHER: (I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $200,000; OR
(II) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $50,000.
     IF THE INVESTOR IS A RESIDENT OF MASSACHUSETTS, THE INVESTOR MUST HAVE
EITHER: (I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.
     IF THE INVESTOR IS A RESIDENT OF TENNESSEE, THE INVESTOR MUST HAVE EITHER:
(I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.
     THE COMPANY INTENDS TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. THE COMPANY SHALL HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS AGREEMENT, "INLAND" REFERS TO THE INLAND COMPANIES AND ITS AFFILIATES. THIS AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

OFFICE USE ONLY          Investor Check Date _______________
                         Investor Check # ________________
                         Check Amount $ ________________

BROKER/DEALER
NUMBER ________________________________


OWNER ACCOUNT
NUMBER _________________

CO-OWNER _______________
ACCOUNT NUMBER

================================================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.

- --------------------------------------------------------------------------------


                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----

PROSPECTUS SUMMARY ....................................................   1
ORGANIZATIONAL CHART ..................................................  15
RISK FACTORS ..........................................................  16
ESTIMATED USE OF PROCEEDS OF OFFERING .................................  26
WHO MAY INVEST ........................................................  28
COMPENSATION TABLE ....................................................  29
CONFLICTS OF INTEREST .................................................  37
FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
THE ADVISOR; INDEMNIFICATION ..........................................  40
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES .........................  42
MANAGEMENT ............................................................  56
SELECTED FINANCIAL DATA ...............................................  66
INVESTMENT OBJECTIVES AND POLICIES ....................................  69
REAL PROPERTY INVESTMENTS .............................................  76
CAPITALIZATION ........................................................  96
PRINCIPAL STOCKHOLDERS ................................................  97
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS .......................98
FEDERAL INCOME TAX CONSIDERATIONS ..................................... 104
ERISA CONSIDERATIONS .................................................. 114
DESCRIPTION OF SECURITIES ............................................. 115
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS ............................... 118
PLAN OF DISTRIBUTION .................................................. 127
HOW TO SUBSCRIBE ...................................................... 131
SALES LITERATURE ...................................................... 131
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE
PROGRAMS .............................................................. 132
REPORTS TO STOCKHOLDERS ............................................... 134
LEGAL MATTERS ......................................................... 136
EXPERTS ............................................................... 136
ADDITIONAL INFORMATION ................................................ 136
GLOSSARY .............................................................. 138
INDEX TO FINANCIAL STATEMENTS ......................................... F-i
PRIOR PERFORMANCE TABLES .............................................. A-1
DISTRIBUTION REINVESTMENT PROGRAM ..................................... B-1
SUBSCRIPTION AGREEMENT ................................................ I-1

- --------------------------------------------------------------------------------



     Until ________, 1996, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver prospectuses when acting as Soliciting Dealers with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================


                                     INLAND
                                    MONTHLY
                                     INCOME
                                FUND, III, INC.


                               11,000,000 Shares



                               _________________

                                   PROSPECTUS

                                 ________, 1996
                               _________________





                               Inland Securities
                                  Corporation

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Registration Fee ..  $   39,155

NASD Filing Fee ......................................      11,855

Printing and Mailing Expenses ........................     525,000

Blue Sky Fees and Expenses (including counsel fees) ..      75,000

Legal Fees and Expenses ..............................     375,000

Accounting Fees and Expenses .........................     200,000

Advertising and Sales Literature .....................     650,000

Due Diligence ........................................     475,000

Miscellaneous ........................................     920,490
                                                        ----------

     Total ...........................................  $3,271,500
                                                        ==========



ITEM 31.  SALES TO SPECIAL PARTIES.

     Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 12, 1994, Inland Real Estate Advisory Services, Inc. (the "Advisor") acquired 100 Shares at a price of $10 per Share, paid in cash. No sales commission or other consideration was paid in connection with such sale, which was effective without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in
Section 4(2) of the Act as a transaction not involving any public offering. On May 25, 1994 the Advisor purchased an additional 19,900 Shares at a price of $10 per Share, paid in cash. No sales commission or other consideration was paid in connection with such sale, and the sale was made in reliance upon the exemption from registration in Section 4(2) of the Act.

     Options to purchase up to 10,000 Shares have been granted as of the date of this Prospectus to the Independent Directors pursuant to the Independent Director Stock Option Plan, none of which have been exercised.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Second Articles of Amendment and Restatement and Amended and Restated Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, to indemnify and pay or reimburse reasonable expenses to: any Director, Advisor or its Affiliates (each an "Indemnified Party"), provided, that: (i) the Director, Advisor or its Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or its Affiliates were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify a Director, the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     The Company shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles.

     Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Inapplicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

                  Balance Sheets for the Company (unaudited) at March 31, 1996 and December 31, 1995

                  Statements of Operations for the three months ended March 31, 1996 and 1995

                  Statements of Stockholders' Equity at March 31, 1996 and December 31, 1995

                  Statement of Cash Flows for the three months ended March 31, 1996 and 1995 (unaudited)

                  Notes to Financial Statements

                  Independent Auditors' Report

                  Balance Sheets for the Company as of December 31, 1995 and
                  1994

                  Statement of Operations for the year ended December 31, 1995

                  Statement of Stockholders' Equity for the year ended December 31, 1995 and for the period from May 12, 1994 (formation of the Company) to December 31, 1994

                  Statement of Cash Flows for the year ended December 31, 1995 and the period May 12, 1994 (formation of the Company) to December 31, 1994

                  Notes to Financial Statements

                  Historical Summary of Gross Income and Direct Operating Expenses (unaudited) of the Walgreens/Decatur property for the six-month period ended December 31, 1994

                  Independent Auditor's Report

                  Historical Summaries of Gross Income and Direct Operating Expenses of the Walgreens/Decatur property for each of the three years in the three year period ended June 30, 1994

                  Notes to Historical Summaries of Gross Income and Direct Operating Expenses

                  Historical Summary of Gross Income and Direct Operating Expenses (unaudited) of the Eagle Crest Shopping Center for the six-month period ended December 31, 1994

                  Independent Auditor's Report

                  Historical Summaries of Gross Income and Direct Operating Expenses of the Eagle Crest/Naperville property for each of the three years in the three year period ended June 30, 1994

                  Notes to the Historical Summaries of Gross Income and Direct Operating Expenses

                  Report of Independent Public Accountants

                  Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1994 of Nantucket Square Shopping Center

                  Notes to the Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1994 of Nantucket Square Shopping Center

                  Statement of Gross Income and Direct Operating Expenses for the seven-month period ended July 31, 1995 of Nantucket Square Shopping Center (unaudited)

                  Report of Independent Public Accountants

                  Statement of Gross Income and Direct Operating Expenses for the Year Ended December 31, 1995 of Mundelein Plaza

                  Notes to the Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of Mundelein Plaza

                  Independent Auditors' Report

                  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of the Regency Point Shopping Center

                  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of the Regency Point Shopping Center

                  Report of Independent Public Accountants

                  Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of Prospect Heights Plaza

                  Notes to the Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of Prospect Heights Plaza

                  Report of Independent Public Accountants

                  Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of Montgomery-Sears Shopping Center

                  Notes to the Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 of Montgomery-Sears Shopping Center


                  Pro Forma Balance Sheet of the Company (unaudited) at December 31, 1995

                  Notes to Pro Forma Balance Sheet of the Company (unaudited) at December 31, 1995

                  Pro Forma Statement of Operations of the Company (unaudited) for the year ended December 31, 1995

                  Notes to Pro Forma Statement of Operations of the Company (unaudited) for the year ended December 31, 1995

                  Pro Forma Balance Sheet of the Company (unaudited) at March 31, 1996

                  Notes to Pro Forma Balance Sheet of the Company (unaudited) at March 31,1996

                  Pro Forma Statement of Operations of the Company (unaudited) for the three months ended March 31, 1996

                  Notes to Pro Forma Statement of Operations of the Company (unaudited) for the three months ended March 31, 1996


           All financial statement schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

      (b) Exhibits

                  1.1  Dealer Manager Agreement between
                       Registrant and Dealer Manager

                  1.2  Form of Soliciting Dealers Agreement
                       between Dealer Manager and Soliciting Dealers

                  1.3  Form of Warrant Purchase Agreement

                  3.1  Second Articles of Amendment and
                       Restatement of Inland Monthly Income Fund III, Inc.

                  3.2  Amended and Restated Bylaws of Inland
                       Monthly Income Fund III, Inc.

                    4  Specimen Stock Certificate

                5     Opinion of Shapiro and Olander as to
                      the legality of the securities being registered

                8     Opinion of Shefsky Froelich & Devine
                      Ltd. as to tax matters

                10.1  Escrow Agreement between Inland
                      Monthly Income Fund III, Inc. and LaSalle National Bank, N.A.


                10.2  Advisory Agreement

                10.3  Form of Management Agreement

                10.4  Independent Director Stock Option Plan

                23.1  Consent of KPMG Peat Marwick LLP

                23.2  Consent of Shefsky Froelich & Devine Ltd.

                23.3  Consent of Arthur Andersen L.L.P.

                23.4  Consent of Bruce Gorlick, C.P.A., Ltd.

                23.5  Consent of Shapiro and Olander

                24    Power of Attorney

                27    Financial Data Schedule


ITEM 36.  UNDERTAKINGS.

     A. The Registrant undertakes:

        (a) to file any prospectuses required by Section 10(a)(3) of the Act as post-effective amendments to this Registration Statement;

        (b) that for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

        (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (a) include any prospectus required by Section 10(a)(3) of the Act; (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     C. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     D. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

     E. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

     F. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 % or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

     G. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   TABLE VI
                   ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR SQUARE FEET OR ACRES)

     Table VI presents information concerning the acquisition of real properties by real estate limited partnerships sponsored by Inland Real Estate Investment Corporation in the three years ended December 31, 1995. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by prior partnerships sponsored by IREC.

                   ACQUISITION OF PROPERTIES BY PROGRAMS (A)
  (000'S OMITTED, EXCEPT FOR NUMBER OF APARTMENT UNITS, SQUARE FEET OR ACRES)


                                          Number                                  Mortgage                 Other
                                         of Units/                 Purchase       Financing    Cash         Cash           Total
                                        Square Feet/   Date of     Price Plus     at Date of   Down     Expenditures    Acquisition
           Property                     Acres         Purchase   Acquisition Fee   Purchase   Payment   Capitalized(A)    Cost(B)
- -------------------------------------- -------------  --------  ----------------  ----------  -------   --------------  -----------

LAND APPRECIATION FUND-II
Parcel #24 - Kendall County, Illinois   4 Acres        1/21/93             691             0     691            10           701
Parcel #24A - Kendall County, Illinois  2,400 Sq. Ft.  1/21/93             166             0     166             3           169
Parcel #25 - Kendall County, Illinois   657 Acres      1/28/93           1,701             0   1,701            15         1,716
Parcel #26 - Kane County, Illinois      90 Acres       3/10/93           1,266             0   1,266            53         1,319
Parcel #27 - Kendall County, Illinois   84 Acres       3/11/93           1,030             0   1,030             9         1,039
                                        -------------                ---------           ---  ------           ---       -------
TOTAL                                   835 Acres                    $   4,854           $ 0  $4,854           $90       $ 4,944
                                        =============                =========           ===  ======           ===       =======

                  ACQUISITION OF PROPERTIES BY PROGRAMS (A)
 (000'S OMITTED, EXCEPT FOR NUMBER OF APARTMENT UNITS, SQUARE FEET OR ACRES)


                                              Number                               Mortgage             Other
                                             of Units/              Purchase       Financing    Cash     Cash            Total
                                           Square Feet/  Date of   Price Plus      at Date of   Down     Expenditures    Acquisition
        Property                              Acres     Purchase  Acquisition Fee   Purchase   Payment  Capitalized(B)  Cost(C)
- ------------------------------------------ ------------ --------  ---------------  ----------  -------  --------------  ------------
INLAND CAPITAL FUND, L.P.
Parcel #2 - McHenry County, Illinois .....   201 Acres     11/9/93     2,133             0       2,133      71            2,204
Parcel #3 - Will County, Illinois ........    34 Acres      3/4/94     1,322             0       1,322       2            1,324
Parcel #4 - Will County, Illinois ........    87 Acres     3/30/94     1,903             0       1,903      39            1,942
Parcel #5 - LaSalle County, Illinois .....   191 Acres      4/1/94       537             0         537      26              563
Parcel #6 - DeKalb County, Illinois ......    59 Acres     5/11/94       717             0         717      57              774
Parcel #7 - Kendall County, Illinois .....   201 Acres     7/28/94     1,579             0       1,579      19            1,598
Parcel #8 - Kendall County, Illinois .....   133 Acres     8/17/94     1,395             0       1,395      15            1,410
Parcel #9 - LaSalle County, Illinois .....   336 Acres     8/30/94     1,058             0       1,058      18            1,076
Parcel #10 - Kendall County, I.linois ....   224 Acres     9/16/94     2,891             0       2,891      25            2,916
Parcel #10A - Kendall County, Illinois ...     7 Acres     9/16/94       222             0         222       2              224
Parcel #11 - Kane County, Illinois .......   123 Acres     9/26/94     1,427             0       1,427       4            1,431
Parcel #12 - Kendall County, Illinois ....   110 Acres     9/28/94       644             0         644       7              651
Parcel #13 - LaSalle County, Illinois ....   353 Acres     10/6/94     1,108             0       1,108      20            1,128
Parcel #14 - Kendall County, Illinois ....   135 Acres    10/26/94     1,073             0       1,073      11            1,084
Parcel #15 - McHenry County, Illinois ....   170 Acres    10/31/94     2,968             0       2,968      46            3,014
Parcel #16 - McHenry County, Illinois ....   207 Acres    11/30/94     1,845             0       1,845      55            1,900
Parcel #17 - LaSalle County, Illinois ....   236 Acres     12/7/94     1,122           530         592      13            1,135
Parcel #18 - Kendall County, Illinois ....   387 Acres    11/02/95     1,028             0       1,028      33            1,061
                                           -----------               -------          ----     -------    ----          -------
TOTAL                                      3,194 Acres               $24,972          $530     $24,442    $463          $25,435
                                           ===========               =======          ====     =======    ====          =======

                     ACQUISITION OF PROPERTIES BY PROGRAMS
                               NOTES TO TABLE VI

     (A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.

     (B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 19th day of June, 1996.


                                    INLAND MONTHLY INCOME FUND III, INC.


                                    By:  /s/Robert D. Parks
                                         -------------------------------------
                                         Title: President,
                                         Chief Executive Officer, Chief
                                         Operating Officer and Chairman of the
                                         Board of Directors

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Parks and G. Joseph Cosenza and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



        Name                                   Title                        Date
- -----------------------------  ----------------------------------------  -------------


/s/Robert D. Parks             President, Chief Executive Officer,       June 19, 1996
- -----------------------------  Chief Operating Officer and Chairman
Robert D. Parks                of the Board of Directors



/s/G. Joseph Cosenza           Director                                  June 19, 1996
- -----------------------------
G. Joseph Cosenza

/s/Cynthia M. Hassett          Secretary, Treasurer and Chief            June 19, 1996
- -----------------------------
Cynthia M. Hassett             Financial Officer (Principal Accounting
                               Officer)


/s/Roland W. Burris            Director                                  June 19, 1996
- -----------------------------
Roland W. Burris


/s/Douglas R. Finlayson, M.D.  Director                                  June 19, 1996
- -----------------------------
Douglas R. Finlayson, M.D.


/s/Heidi N. Lawton             Director                                  June 19, 1996
- -----------------------------
Heidi N. Lawton

                               INDEX TO EXHIBITS



Exhibit                                                                                   Page
Number                                     Exhibit                                        Number
- ------                                     -------                                        ------
1.1                       Dealer Manager Agreement between Registrant
                          and Dealer Manager

1.2                       Form of Soliciting Dealers Agreement between
                          Dealer Manager and Soliciting Dealers

1.3                       Form of Warrant Purchase Agreement

3.1                       Second Articles of Amendment and Restatement of
                          Inland Monthly Income Fund III, Inc.

3.2                       Amended and Restated Bylaws of Inland Monthly
                          Income Fund III, Inc.

4                         Specimen Stock Certificate

5 Opinion of Shapiro and Olander as to the legality of the securities being registered

8                         Opinion of Shefsky Froelich & Devine Ltd. as to tax matters

10.1                      Escrow Agreement between Inland Monthly
                          Income Fund III, Inc. and LaSalle National Bank, N.A.

10.2                      Advisory Agreement

10.3                      Form of Management Agreement



Exhibit                                                                                             Page
Number                                     Exhibit                                                  Number
- ------                                     -------                                                  ------
10.4                      Amended and Restated Independent Director Stock Option Plan

23.1                      Consent of KPMG Peat Marwick LLP

23.2                      Consent of Shefsky Froelich & Devine Ltd.

23.3                      Consent of Arthur Andersen L.L.P.

23.4                      Consent of Bruce Gorlick, C.P.A., Ltd.

23.5                      Consent of Shapiro and Olander

24                        Power of Attorney

27                        Financial Data Schedule